Exhibit 4.1

PORCH GROUP, INC.,

THE SUBSIDIARY GUARANTORS

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of April 20, 2023

6.75% Senior Secured Convertible Notes due 2028

i

EXHIBIT
Exhibit A	Form of Note	A-1
Exhibit B	Form of Security Agreement	B-1
Exhibit C	Form of Permitted Junior Intercreditor Agreement	C-1

v

SCHEDULES
Schedule I	Permitted Indebtedness	I-1
Schedule II	Permitted Liens	II-1

INDENTURE dated as of April 20, 2023 between PORCH GROUP, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Subsidiary Guarantors from time to time party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01) and as collateral agent (the “Collateral Agent,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the creation and issuance of the Company’s 6.75% Senior Secured Convertible Notes due 2028 (the “Original Notes”), initially in an aggregate principal amount not to exceed $333,334,000 (as the same may be increased from time to time by an amount equal to the aggregate principal amount of any Additional Notes (as defined herein) that may be issued after the Issue Date (as defined herein) (all such Notes being referred to collectively, as the “Notes”)), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Installment Repurchase Notice, the Form of Put Repurchase Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, such acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, for and in consideration of the premises and of the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01Definitions.  The terms defined in this Section 1.01 (except as otherwise expressly provided herein or in such other Note Document or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto and each other Note Document shall have the respective meanings specified in this Section 1.01.

“Action” shall have the meaning specified in Section 17.01(e).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“Additional Notes” means 6.75% Senior Secured Convertible Notes due 2028 issued under the terms of this Indenture after the Issue Date and in compliance with Section 2.10 and Section 4.10 (it being understood that any Notes issued in exchange for or replacement of any Original Note shall not be an Additional Note).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“After-Acquired Collateral” shall have the meaning specified in Section 4.14(a).

“Applicable Insurance Laws” means any law, treaty, convention, code, statute, ordinance, directive, rule, regulation or common law applicable to a Regulated Insurance Entity or the ownership and control of such entities.

“Applicable Percentage” means the percentages of principal amount set forth below for the applicable periods:

Period	Applicable Percentage
October 1, 2024, through and including October 1, 2025	111.50%
October 2, 2025, through and including October 1, 2026	106.50%
October 2, 2026, through and including October 1, 2027	103.50%
After October 1, 2027	101.50%

“Asset Sale” means:

(a)the sale, lease, conveyance or other disposition of any assets or rights (whether in a single transaction or a series of related transactions), outside of the ordinary course of business of the Company and its Restricted Subsidiaries, whether effected pursuant to a Division, sale and leaseback transaction, or otherwise; provided that the sale, lease, conveyance, Division or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed under Article 11; and

(b)the issuance of Capital Stock by any of the Company’s Restricted Subsidiaries or the sale of Capital Stock in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying Capital Stock or Capital Stock required by applicable law to be held by a Person other than the Company or one of its Subsidiaries).

Notwithstanding anything to the contrary in the preceding paragraph, none of the following items will be deemed to be an Asset Sale:

(a)a transfer of assets (i) between or among the Company and any Subsidiary Guarantor or (ii) between or among Restricted Subsidiaries of the Company that are not Subsidiary Guarantors;

(b)an issuance of Capital Stock by any Restricted Subsidiary of the Company to the Company or to a Subsidiary Guarantor;

(c)any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Subsidiaries (including the abandonment or other disposition of property (including by ceasing to enforce, allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any intellectual property) that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole);

(d)a Restricted Payment that is not prohibited under Section 4.16 or a Permitted Investment;

(e)the sale, lease, sublease, license or sublicense, consignment, conveyance or other disposition of products, services, inventory and other assets in the ordinary course of business, including leases and subleases to third parties of leased facilities, including those that are temporarily not in use or pending their disposition; provided that any such leases, subleases, licenses or sublicenses of other assets do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole, determined in good faith by the Company;

(f)a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(g)dispositions constituting casualty events of the Company or any of its Restricted Subsidiaries; provided that in the event that such casualty event results in the receipt of Net Cash Proceeds, such Net Cash Proceeds are deemed to be Net Cash Proceeds from an Asset Sale and are applied in accordance with Section 4.13;

(h)(i) dispositions or discounts of receivables, or participations therein (including any discount and/or forgiveness thereof) in connection with the compromise, settlement or collection thereof in the ordinary course of business, the conversion or exchange of accounts receivable for notes receivable, or in bankruptcy or similar proceedings, but excluding in each case supply-chain, factoring, reverse factoring or receivable-based or asset-backed lending or financing arrangements; or (ii) the sale, unwinding or other disposition of hedging obligations (including obligations under Hedging Agreements) or other financial instruments in the ordinary course of business;

(i)any foreclosure or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary;

(j)the creation of or realization on a Lien to the extent that the granting of such Lien was not prohibited under Section 4.11;

(k)any surrender or waiver of contract rights in the ordinary course of business or settlement, release, recovery on or surrender of contract, tort or other claims;

(l)the sale or other disposition of cash or Cash Equivalents in the ordinary course of business;

(m)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n)dispositions of property to the extent that such property is promptly exchanged for credit against the purchase price of similar replacement property that is useful in the ordinary course of business of the Company and its Subsidiaries; and

(o)the Reciprocal Exchange Transaction.

“Asset Sale Offer” shall have the meaning specified in Section 4.13(c)(i).

“Asset Sale Offer Company Notice” shall have the meaning specified in Section 4.13(c)(iv).

“Asset Sale Offer Consideration Amount” shall have the meaning specified in Section 4.13(c)(i).

“Asset Sale Offer Repurchase Date” shall have the meaning specified in Section 4.13(c)(i).

“Asset Sale Offer Repurchase Notice” shall have the meaning specified in Section 4.13(c)(iii).

“Asset Sale Offer Repurchase Price” shall have the meaning specified in Section 4.13(c)(i).

“Asset Sale Threshold” means $20,000,000 in the aggregate, provided that on and after the date on which the cumulative Net Cash Proceeds received by the Company and its Restricted Subsidiaries from Asset Sales after the Issue Date exceeds $20,000,000 in the aggregate, the “Asset Sale Threshold” shall mean $0.

“Asset Sale Trigger” shall have the meaning specified in Section 4.13(c)(i).

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i).  The Trustee shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any Indebtedness in respect of a Capital Lease being the capitalized amount of the obligations under such Capital Lease determined in accordance with GAAP); provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations under GAAP) to the extent any lease (or similar arrangement) would be required to be treated as a Capital Lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Lease Obligations” of any Person means any obligations of such Person that are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations under GAAP) to the extent any lease (or similar arrangement) would be required to be treated as a Capital Lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Stock” means:

(a)in the case of a corporation, corporate stock or shares in the capital of such corporation;

(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a)any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding 365 days from the date of acquisition;

(b)deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least “A” by Standard & Poor’s Ratings, a division of McGraw Hill Financial, Inc. (“S&P”), or at least “A2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(c)commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(d)repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(e)readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or any respective successor agency;

(f)demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

(g)money market funds which invest substantially all of their assets in securities described in the preceding clauses (a) through (f); and

(h)in the case of a Foreign Subsidiary, instruments equivalent to those referred to in clauses (a) through (g) above denominated in a foreign currency, which are (i) substantially equivalent in tenor, (ii) issued by, or entered into with, foreign Persons with credit quality generally accepted by businesses in the jurisdictions in which such Foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary.

“Cash Management Agreement” means any agreement entered into from time to time by the Company or any Restricted Subsidiary in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automatic clearing house fund transfer services, return items and interstate depository network services), (c) foreign exchange, netting and currency management services and (d) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Certain Distributions Notification” shall have the meaning specified in Section 14.01(b)(ii).

“CFC” means any “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Collateral” means the rights, property and assets securing the Notes over which a Lien has been granted pursuant to the Related Collateral Documents, and any rights, property or assets over which a Lien has been granted to secure the Note Obligations of the Company and the Subsidiary Guarantors under the Notes, the Note Guarantees and this Indenture.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Collateral Requirement” means, at any time, the requirement that:

(a)the Collateral Agent shall have received each Related Collateral Document required to be delivered on the Issue Date pursuant to Section 17.01 or from time to time pursuant to Section 4.14 or Section 4.15, subject to the limitations and exceptions of this Indenture, duly executed by each of the Company and each Subsidiary Guarantor party thereto;

(b)the Secured Obligations and the Note Guarantees shall have been secured by a perfected first-priority security interest in (i) all the Capital Stock of each Subsidiary Guarantor, and (ii) all Capital Stock of each other Restricted Subsidiary, variable interest entity related to the Reciprocal Exchange or any Unrestricted Subsidiary held by a Grantor (as defined in the Security Agreement), in each case, subject to exceptions and limitations otherwise set forth in this Indenture, the Related Collateral Documents and the Intercreditor Agreements; and

(c)the Secured Obligations and the Note Guarantees shall have been secured by a perfected first-priority security interest in all of the Collateral, in each case, subject to exceptions and limitations otherwise set forth in this Indenture, the Related Collateral Documents and the Intercreditor Agreements.

Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Note Document to the contrary:

(i)

the foregoing definition shall not require the creation or perfection of pledges of, security interests in, mortgages on, or the obtaining of title insurance or taking other actions with respect to any Excluded Property (as defined in the Security Agreement);

(ii)

the foregoing definition shall not require the Company or any Subsidiary Guarantor to take any actions to perfect a security interest other than (x) the filing of one or more UCC financing statements in each applicable jurisdiction, (y) the delivery of (A) certificates evidencing Capital Stock of Restricted Subsidiaries of the Company or (B) Surplus Notes issued by the Reciprocal Exchange to HOAHC or another Subsidiary Guarantor in connection with the Reciprocal Exchange Transaction, in each case, to the extent constituting Collateral, together with an undated transfer power (or other documents of transfer sufficient to transfer title to such certificate or Surplus Note, as applicable) indorsed in blank with respect to such certificate or Surplus Note, as applicable, and (z) the execution and delivery of certain deposit account and securities account control agreements in favor of the Collateral Agent (it being understood and agreed, for the avoidance of doubt, that neither the Company nor any Subsidiary Guarantor shall be required (A) to take any actions to perfect a security interest in letters of credit or letter-of-credit rights other than the filing of a UCC-1 financing statement or (B) to take any actions to perfect any security interest in any real property (whether fee owned or leasehold), or any motor vehicles, airplanes, vessels and other assets subject to certificates of title);

(iii)	the foregoing definition shall not require the Company or any Subsidiary Guarantor to enter into any security agreements governed under the laws of any non-U.S.

jurisdiction, or to otherwise take any other action to create or perfect a security interest (or to make such security interest enforceable) in any non-U.S. jurisdiction;

(iv)	the foregoing definition shall not require the Company or any Subsidiary Guarantor to obtain any landlord waivers, bailee letters or similar waivers or access agreements;
(v)	the foregoing definition shall not require the Company or any Subsidiary Guarantor to register any intellectual property;
(vi)

the foregoing definition shall not require the Company or any Subsidiary Guarantor to amend its organizational documents in favor of the Collateral Agent other than as necessary to permit, as applicable, the pledging and the transfer upon foreclosure of its Capital Stock, to the extent constituting Collateral;

(vii)	the foregoing definition shall in all respects be subject to the limitations set forth in any applicable Intercreditor Agreement; and
(viii)	Liens required to be granted from time to time pursuant to the Collateral Requirement shall be subject to exceptions and limitations set forth in this Indenture and the Related Collateral Documents.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Notice” shall have the meaning specified in Section 15.01(d).

“Company Notice Date” shall have the meaning specified in Section 15.01(d).

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Consolidated Coverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters most recently ended prior to the date of such determination for which financial statements have been filed with the Commission, to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)if the Company or a Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness (and the application of the proceeds thereof) as if such Indebtedness had been incurred on the first day of such period;

(2)if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to Consolidated EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, that constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5)if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and shall include any applicable pro forma cost savings).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).  If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated EBITDA” means, for the Company and its Restricted Subsidiaries on a consolidated basis for any Test Period, an amount equal to the sum of (a) Consolidated Net Income of the Company and its Restricted Subsidiaries for the Test Period plus (b) without duplication and to the extent deducted (and not added back or excluded) in determining such Consolidated Net Income, the amounts for the Test Period of:

(1)Consolidated Interest Expense and, to the extent not reflected in such Consolidated Interest Expense, any losses on Hedging Obligations or other derivative instruments, in each case, entered into for the purpose of hedging interest rate risk, net of gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

(2)Consolidated Income Tax Expense; plus

(3)the consolidated depreciation and amortization expense and impairment of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; plus

(4)other non-cash expenses, charges or losses (but excluding (A) any non-cash charge, expense or loss in respect of amortization of a prepaid cash item that was included in Consolidated Net Income in a prior period and (B) any non-cash charge, expense or loss that relates to the write-down or write-off of inventory or accounts receivable); provided that if any non-cash charges, expenses or losses referred to in this clause (4) represents an accrual or reserve for potential cash items in any future period, (x) the Company may elect not to add back such non-cash charge, expense or loss in the current period and (y) to the extent the Company elects to add back such non-cash charge, expense or loss, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid; plus

(5)any fees, expenses or charges (including, without limitation, any premiums, make-whole or penalty payments) relating to any offering of Indebtedness or Equity Interests by the Company or its Restricted Subsidiaries or any other capital raising transaction or merger, recapitalization or acquisition transactions made by the Company or any of its Restricted Subsidiaries, the Reciprocal Exchange, or any Indebtedness incurred, refinanced, exchanged, extended, amended, repaid, modified or maintained by the Company or any of its Restricted Subsidiaries (in each case, whether or not successful); plus

(6)Consolidated Net Income attributable to non-controlling interests of a Restricted Subsidiary (less the amount of any mandatory cash distribution with respect to any non-controlling interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Company or any Restricted Subsidiary); plus

(7)any losses realized upon the disposition of assets outside the ordinary course of business (including any loss realized upon the disposition of any Equity Interests of any Person) and any losses on disposed, abandoned, and discontinued operations (including in connection with any disposal thereof) and any accretion or accrual of discounted liabilities; plus

(8)any fees, out-of-pocket costs, cash charges and other cash expenses made or incurred in connection with the Transactions or in connection with any Investments, dispositions, Asset Sales, Restricted Payments, capital expenditures, issuances of Indebtedness or Equity Interests or the extinguishment of Indebtedness not prohibited hereunder (whether or not successfully consummated); plus

(9)any extraordinary, non-recurring, unusual or one-time fees, cash charges and other cash expenses of the Company and its Restricted Subsidiaries reducing such Consolidated Net Income, including without limitation non-cash expenses related to any Asset Sale, the Reciprocal Exchange or the any other disposition permitted under this Indenture; provided that items increasing Consolidated Net Income pursuant to clause (a) of the definition thereof may not be added back pursuant to this clause (9); plus

(10)any non-cash costs or expenses, including stock compensation expense incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus

(11)costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives and operating expense reductions, restructuring and similar charges, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); provided that the amounts calculated in this clause (11), together with amounts calculated in clause (12), shall not exceed $3,000,000 (before giving effect to such add-backs of amounts set forth in this clause (11) or clause (12)) in the aggregate in such Test Period; plus

(12)pro forma “run rate” cost savings, operating expense reductions and synergies (including post-acquisition price or administration fee increases) related to acquisitions, dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Issue Date), restructurings, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (in the good faith determination of the Company) within 18 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative; provided that the amounts calculated in this clause (12), together with amounts calculated in clause (11), shall not exceed $3,000,000 (before giving effect to such add-backs of amounts set forth in clause (11) or this clause (12)) in the aggregate in such Test Period; minus or plus

(13)any gain or loss (in each case, after any offset) resulting from currency transaction or translation gains or losses, as applicable, and any gains or losses related to currency remeasurements of Indebtedness (including intercompany Indebtedness and currency hedges for currency exchange risk); plus

(14)charges, losses or expenses that have been indemnified or insured or reimbursed by a third party (including expenses incurred with respect to liability or casualty events or business interruption that are covered by insurance), to the extent such indemnification, insurance or reimbursement is received in cash or reasonably be expected to be paid within 24 months after the incurrence of such charge, loss or expense to the extent not accrued; plus

(15)with respect to Investments in any Person (other than a Restricted Subsidiary of the Company), net gains during such period to the extent received in cash or Cash Equivalents during such period (and not otherwise included in Consolidated Net Income) and non-cash mark-to-market and other non-contractual obligations and adjustments in cash charges or non-cash expenses related to hedging the value of investments as a result of changes to fair value accounting interpretations; minus

(16) any adjustments consistent with Regulation S-X or pro forma adjustments set forth in any quality of earnings analysis and/or evidenced by or contained in a due diligence quality of earnings report prepared with respect to an Investment prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Trustee and delivered to the Trustee (it being understood and agreed that any of the “Big Four” accounting firms are acceptable); plus

(17)earn-out obligations and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with any acquisition or other Investment permitted hereunder and paid or accrued during such period; plus

(18)all charges attributable to, and payments of, legal settlements, fines, judgments or orders; plus

(19)all non-cash losses from investments recorded using the equity method; plus

(20)any fees and expenses incurred in connection with forming and raising capital for the Reciprocal Exchange and consummating the Reciprocal Exchange Transaction.

“Consolidated Income Tax Expense” means, for the Company and its Restricted Subsidiaries determined on a consolidated basis, for any period, income tax expense or benefit determined in accordance with GAAP for such period.

“Consolidated Interest Expense” means, for the Company and its Restricted Subsidiaries determined on a consolidated basis, without duplication, the cash interest expense and loan fees, net of cash interest income, with respect to Indebtedness of the Company and its Restricted Subsidiaries for such period, other than non-recourse Indebtedness, and net cash costs under hedging agreements (other than in connection with the early termination thereof); excluding, in each case:

(a)amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(b)interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging,

(c)costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates,

(d)commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any non-recourse Indebtedness,

(e)“additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(f)any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,

(g)penalties and interest relating to Taxes,

(h)accretion or accrual of discounted liabilities not constituting Indebtedness,

(i)interest expense attributable to a parent company resulting from push-down accounting,

(j)any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

(k)any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with any acquisition or Investment, and

(l)annual agency fees paid to any administrative agents, collateral agents and trustees with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto), including this Indenture.

For purposes of this definition, interest on a Capital Lease Obligation will be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligation or the incremental borrowing rate related to such Capital Lease Obligation, as appropriate, in accordance with GAAP.

“Consolidated Net Income” means, for any Test Period, the net income (or loss) of the Company and its Restricted Subsidiaries for the Test Period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income, by excluding, without duplication:

(a)all extraordinary, non-recurring, unusual or one-time gains or losses; provided that items increasing Consolidated Net Income pursuant to this clause (a) shall not exceed $10,000,000 during any Test Period (other than items relating to the Reciprocal Exchange);

(b)any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(c)any unrealized gains or losses in respect of any arrangements under Hedging Agreements and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, arrangements under Hedging Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid);

(d)any non-cash gain (loss) attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative or financial instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging;

(e)any gains or losses resulting from non-ordinary course dispositions of assets or discontinued operations;

(f)any gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(g)any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized upon (i) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (ii) the sale of any financial or equity investment by the Company or any Restricted Subsidiary;

(h)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of any Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction;

(i)any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments (including deferred financing costs written off and premiums paid);

(j)non-cash expenses and costs relating to any equity-based incentive plan, including the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements;

(k)any income (loss) attributable to deferred compensation plans or trusts;

(l)any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made); and

(m)any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to goodwill, intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP.

“Consolidated Secured Debt” means, as of any date of determination, Consolidated Total Debt secured by Liens on any Collateral or other property of the Company and/or its Restricted Subsidiaries.

“Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Indebtedness of the Company and/or and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding any cash collateralized letters of credit and any intercompany Indebtedness); provided, Consolidated Total Debt will not include non-recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within five (5) Business Days, and (2) Hedging Obligations.  The Dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other monetary obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a)to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)to advance or supply funds:

(i)for the purchase or payment of any such primary obligation or

(ii)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.12(a).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Convertible Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiary Guarantors) that is either (a) convertible into Common Equity of the Company (and cash in lieu of fractional shares) or cash (in an amount determined by reference to the price of such Common Equity) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Common Equity of the Company or cash (in an amount determined by reference to the price of such Common Equity).

“Corporate Trust Office” means the principal office of the Trustee or the Collateral Agent, as applicable, at which at any time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, Global Corporate Trust Services EP-MN-WS3C, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Corporate Trust Administrator for Porch Group, Inc., or such other address as the Trustee or the Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee or successor collateral agent (or such other address as such successor trustee or successor collateral agent may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.50% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PRCH <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day up to and including the final closing print (which is indicated by “Condition Code 6” in Bloomberg) (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.12(a).

“Disqualified Equity Interests” means any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is three hundred and sixty-six (366) days after the date on which the Notes mature (other than, in each case, (1) for any Capital Stock (other than Disqualified Equity Interests), or (2) solely as a result of a provision requiring an offer to purchase such Equity Interests as a result of a change of control, delisting, fundamental change, asset sale, casualty, condemnation or eminent domain or similar provision or any other provision permitting holders to convert such Equity Interests so long as the right of the holders thereof to redeem upon the occurrence of a change of control, delisting, fundamental change, asset sale, casualty, condemnation or eminent domain or similar provision shall be subject to the prior repayment in full of the Notes (other than yet unasserted Contingent Obligations)); provided, however, that only the portion of such Equity Interests which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Equity Interests.  Disqualified Equity Interests will not include any common stock issued by the Company or its Subsidiaries to its future, current or former employees, directors, officers, members of management, consultants or independent contractors that is or may be subject to repurchase by the Company or its Subsidiaries pursuant to the terms of any employment agreement, benefit plan or other similar arrangement or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability.  The aggregate principal amount of Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount as determined by the Company in good faith that the Company or its Subsidiaries may become obligated to pay upon the maturity of (or the liquidation preference if perpetual), or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests or portion thereof, exclusive of accrued dividends (other than dividends paid-in-kind).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, or any state thereof or the District of Columbia.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12(a).

“Excluded Subsidiary” means, as of any date, (a) any Foreign Subsidiary, (b) any not-for-profit Subsidiary, (c) any Subsidiary (including any regulated insurance Subsidiary) that is not permitted by law or regulation, or would require unaffiliated third-party consent, approval, license or authorization (including from any governmental authority or regulator) (in the case of any such consent, approval, license or authorization, solely to the extent that such Subsidiary has used commercially reasonable efforts to obtain such consent, approval, license or authorization, as applicable) to provide a Guarantee of the Notes, or pledge a security interest in its assets, unless such restriction is removed or such consent, approval, license or authorization has been received, and (d) any Unrestricted Subsidiary.

“Existing Notes” means the Company’s 0.75% Convertible Senior Notes due 2026.

“Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise specified herein); when making such determination the Company (or the Board of Directors, as applicable) may take into account all factors the Company (or the Board of Directors, as applicable) determines are relevant to making such determination, including, without limitation, preference rights, current market conditions, lack of liquidity, control and restrictions on marketability and transferability.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form of Asset Sale Offer Repurchase Notice” means the “Form of Asset Sale Offer Repurchase Notice” attached as Attachment 5 to the Form of Note attached hereto as Exhibit A.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 6 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Installment Repurchase Notice” means the “Form of Installment Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Put Repurchase Notice” means the “Form of Put Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50.00% of the voting power of the Common Stock;

(b)the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50.00% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change if at least 90.00% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)).  If any transaction in which the Common Stock is replaced by the securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.  For purposes of this definition, any transaction or event described in both clause (a) and clause (b) of this definition (without regard to the proviso in clause (b)) shall be deemed to occur solely pursuant to clause (b) (subject to such proviso).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the United States as in effect and as adopted by the Company on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including, without limitation, any Accounting Standards Codifications. The amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of “Capital Lease Obligations.”

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” means a guarantee, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and provided further that the amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreement.  For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“HOAHC” means Homeowners of America Holding Corporation, a Delaware corporation.

“HOAIC” means Homeowners of America Insurance Company, a Texas domiciled property and casualty insurance company.

“Holder”, as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, as to any Person on any date of determination (without duplication):

(a)the obligations of such Person for borrowed money;

(b)the obligations of such Person evidenced by bonds, debentures, loan agreements, notes or other similar instruments;

(c)all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence);

(d)the obligations of such Person to pay the deferred and unpaid purchase price of property or services (except (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn out obligation until such obligation, within 60 days after becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e)Capital Lease Obligations and synthetic lease obligations of such Person;

(f)all obligations, or liquidation preference, of such Person with respect to any Disqualified Equity Interests or, with respect to any Restricted Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends (other than dividends paid-in-kind));

(g)all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (ii) the amount of such Indebtedness of such other Persons;

(h)Guarantees by such Person of Indebtedness of the type referred to in clauses (a), (b), (c), (d), and (h) of other Persons to the extent Guaranteed by such Person; and

(i)to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement); and

(j)all obligations in respect of any sale of future revenues or synthetic royalty or other financing based on future revenues derived from, and other proceeds arising out of, any product or service marketed or sold by such Person or any of its Subsidiaries;

with respect to clauses (a), (b), and (d) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The amount of any Indebtedness outstanding as of any date shall be (x) the accreted value thereof in the case of any Indebtedness issued with original issue discount, and (y) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.  Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815—Derivatives and Hedging and related pronouncements to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and the amount shall be deemed to be equal to the least of (i) the amount such Indebtedness is recourse to such Person, (ii) the aggregate unpaid amount of such Indebtedness and (iii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)Contingent Obligations incurred in the ordinary course of business or consistent with past practice, other than Guarantees or other assumptions of Indebtedness;

(ii)any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, Non-Finance Lease Obligations or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;

(iii)in connection with the purchase by the Company or any Restricted Subsidiary of any business, (a) any deferred or prepaid revenue, (b) post-closing payment adjustments and purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller of such asset where such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (c) amounts owed to dissenting equity holders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to the transactions that are not restricted under this Indenture; and (d) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business;

(iv)for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(v)premiums payable to, and advance commissions or claim payments from, insurance companies; or

(vi)Indebtedness of any parent entity appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Installment Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Installment Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Insurance Regulatory Authority” means any Federal, state, local or foreign governmental or regulatory authority, agency, commission, department, body, court or other legislative, executive, or judicial or quasi-judicial governmental entity responsible for the regulation of the business of insurance.

“Intercreditor Agreements” means, collectively, any (a) Permitted Junior Intercreditor Agreement and (b) any other intercreditor agreement entered into from time to time and designated by the Company and the Collateral Agent as an “Intercreditor Agreement.”

“Interest Payment Date” means each April 1 and October 1 of each year, beginning on October 1, 2023; provided that, if such day is not a Business Day, then such payment shall be made on the immediately succeeding Business Day.

“Investments” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including affiliates) in the forms of loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers, directors, consultants and employees made in the ordinary course of business or consistent with past practice and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business or consistent with past practice), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities.  The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture.  Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.  Except as otherwise provided in this Indenture, the amount of an Investment outstanding at any time will be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.  An Investment will be deemed to have been made at the time of making any such loans, advance or capital contribution, purchase or other acquisition for consideration of Indebtedness, Equity Interests or other securities.

“Issue Date” means April 20, 2023.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale

Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in the nature of a security interest in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof or, with regard to securities, any purchase option, call or similar rights of a third party with respect to such securities.  In no event will an operating lease (or other lease in respect of a Non-Finance Lease Obligation) constitute a “Lien” for purposes of Section 4.11.

“Liquidity” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents of the Company and the Subsidiary Guarantors.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means October 1, 2028.

“Maximum Installment Repurchase Amount” shall have the meaning specified in Section 15.01(a).

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Net Cash Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs or estimated costs for which reserves are maintained relating to such Asset Sale, including, without limitation, any legal, accounting and investment banking fees and expenses and sales commissions, underwriting discounts and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable or estimated to be paid (including sales, use or other transactional taxes and any net marginal increase in income taxes) as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (2) any prohibition or delay by applicable local law or organizational document restrictions (including financial assistance, corporate benefit, restrictions on dividends and the fiduciary and statutory duties of directors of the applicable Foreign Subsidiaries and as a result of minority ownership in the applicable Foreign Subsidiaries) from being repatriated to the United States, (3) any adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation) that would result from being repatriated to the United States, (4) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (5) any change of control, consent or other payment to a third party made to get consent or approval from a third party, (6) in the case of any Asset Sale by a Restricted Subsidiary that is not a Subsidiary Guarantor, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary, and (7) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

“Net Cash Proceeds Deficiency” shall have the meaning specified in Section 4.13(c)(ii).

“Non-Finance Lease Obligation” means a lease obligation that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP.  For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Non-Material Intellectual Property” means intellectual property that (i) has a Fair Market Value of less than $5,000,000 and (ii) does not account for more than two percent (2%) of the total revenues of the Company on a consolidated basis for any fiscal quarter during the four most recently completed fiscal quarters.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Documents” means the Notes (including Additional Notes), the Note Guarantees, the Related Collateral Documents, any Intercreditor Agreement, each Subscription Agreement and this Indenture.

“Note Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Note Obligations under the Notes and this Indenture, as set forth in this Indenture.

“Note Obligations” means the Obligations of the Company and the other obligors (including the Subsidiary Guarantors) under this Indenture and the Related Collateral Documents to pay principal, premium, if any, and interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding), fees, expenses and indemnities when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Related Collateral Documents and the performance of all other obligations of the Company and the Subsidiary Guarantors under this Indenture and the Related Collateral Documents, according to the respective terms thereof.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to July 1, 2028, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 16.02 and prior to the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after July 1, 2028, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.  Each such certificate shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section.  One of the Officers giving an Officers’ Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section 19.05 .

“Optional Redemption” shall have the meaning specified in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)Notes redeemed pursuant to Article 16; and

(f)Notes repurchased by the Company pursuant to Section 2.10(c) or pursuant to Article 15.

“Ownership Limitation” shall have the meaning specified in Section 14.13(a).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s Common Equity purchased by the Company in connection with the issuance of any Convertible Indebtedness (including, without limitation, the September 2021 capped call transactions entered into by the Company in connection with the Existing Notes); provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Factoring Agreements” means, collectively, (i) that certain Marketer Agreement, dated May 12, 2020, by and between WalCo Funding, LLC and American Home Protect, LLC, (ii) that certain Seller Agreement, dated October 31, 2016, by and between American Home Protect, LLC and Omnisure Group, LLC, (iii) that certain Administrator Agreement, dated March 4, 2019, by and between Riprock Holding, LLC and PayLink Payment Plans, LLC, and (iv) that certain Administrator Agreement, dated March 23, 2020, by and between WalCo Funding, LLC and Riprock Holding, LLC, in each case as in effect on the Issue Date, as the same may be amended, restated, amended and restated, supplemented, modified or replaced to the extent not expressly restricted by this Indenture; provided that the aggregate outstanding principal amount (or, if greater, the aggregate put price or other amount payable by the Company or any of its Subsidiaries upon a put event or other termination) of Indebtedness attributable to the Company and its Restricted Subsidiaries in connection with all such facilities shall not at any time exceed $15,000,000 and, after the Issue Date, the Company and its Subsidiaries shall not sell any new or additional accounts receivable pursuant to or into any of the agreements or arrangements described in clauses (i) through (iv) above.

“Permitted Indebtedness” means, without duplication, each of the following:

(a)(i) Indebtedness in respect of the Existing Notes in an aggregate principal amount not to exceed $225,000,000, (ii) other Indebtedness existing as of the Issue Date set forth on Schedule I hereto and (iii) to the extent constituting Indebtedness, obligations under the Permitted Factoring Agreements in an aggregate principal amount (or, if greater, the aggregate put price or other amount payable by the Company or any of its Subsidiaries upon a put event or other termination) not to exceed $15,000,000;

(b)Indebtedness in respect of Permitted Junior Indebtedness;

(c)Indebtedness in respect of the Notes and any Note Guarantees in an aggregate principal amount not to exceed $333,334,000 (plus any accrued interest and fees), plus the aggregate principal amount of any Additional Notes issued from time to time in accordance with Section 2.10;

(d)Indebtedness of the Company or any of its Restricted Subsidiaries in respect of purchase money Indebtedness (whether incurred through the direct acquisition of property or assets or the acquisition of the Equity Interests of any Person owning such property or assets), Capital Lease Obligations, synthetic lease obligations or mortgage financings in an aggregate principal amount not to exceed, together with any Permitted Refinancing Indebtedness entered into in respect thereof, $7,500,000 at any one time outstanding;

(e)Hedging Obligations (including obligations under Hedging Agreements) entered into in the ordinary course of business by the Company or its Restricted Subsidiaries to hedge or mitigate commercial or currency risk and not for any speculative purpose;

(f)intercompany Indebtedness between and/or among the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries; provided that any such Indebtedness provided by the Company and Subsidiary Guarantors, on the one hand, to Subsidiaries that are not Subsidiary Guarantors, on the other, shall not exceed an amount equal to (a) $10,000,000, plus, (b) an amount up to 50.00% of the Net Cash Proceeds from the issue or sale of Equity Interests (other than Disqualified Equity Interests) of the Company (it being understood that any such outstanding indebtedness shall be calculated net of any cash return of capital with respect to such Indebtedness received by the Company or a Subsidiary Guarantor and shall be expressly and contractually subordinated in terms of repayment to the Note Obligations) (the sum of (a) and (b), the “Non-Guarantor Limit”), less the amount thereof otherwise utilized for incurrences under clauses (f) or (p) of the definition of “Permitted Indebtedness” or clause (a) of the definition of “Permitted Investments”;

(g)Indebtedness incurred as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business;

(h)Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts, surety or performance bonds and similar instruments issued for the Company’s account or the account of any of its Subsidiaries in order to provide security for (i) workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements, and (ii) tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, court costs, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;

(i)Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for the indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case incurred or assumed with the acquisition or disposition of any business, assets or Equity Interests of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests;

(j)Indebtedness incurred by the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums in the ordinary course of business or (ii) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(k)Indebtedness incurred by the Company or any of its Restricted Subsidiaries in the ordinary course of business arising from treasury, payment processing services, cash pooling, depository, over-draft and Cash Management Services;

(l)to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or which are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP;

(m)Indebtedness of a Person existing at the time such Person was acquired by the Company or became a Restricted Subsidiary or assets were acquired from such Person; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets, (ii) neither the Company nor any of its Restricted Subsidiaries other than the Person (and its Subsidiaries) or assets acquired has any liability or obligation with respect to such Indebtedness or is subject to any Lien with respect to such Indebtedness, and (iii) the aggregate principal amount at any time outstanding of Indebtedness under this clause (m) shall not exceed, together with any Permitted Refinancing Indebtedness entered into in respect thereof, $20,000,000 at any time;

(n)customer deposits and advance payments (including progress premiums) received in the ordinary course of business or consistent with past practice from customers or vendors for goods or services purchased in the ordinary course of business or consistent with past practice;

(o)Indebtedness not to exceed $2,500,000 at any time outstanding in the form of advances to and reimbursements owed to officers, directors and employees of the Company or any of its Restricted Subsidiaries for expenses incurred in the ordinary course of business or consistent with past practice;

(p)performance guarantees by the Company or any Restricted Subsidiary with respect to the performance of any obligation (other than Indebtedness) of any other Restricted Subsidiary; provided that the obligations of Restricted Subsidiaries that are not Subsidiary Guarantors which are guaranteed by the Company or any Subsidiary Guarantor shall not exceed, in the aggregate, the Non-Guarantor Limit, less the amount thereof otherwise utilized for incurrences under clauses (f) or (p) of the definition of “Permitted Indebtedness” or clause (a) of the definition of “Permitted Investments”;

(q)Indebtedness incurred in connection with judgments, writs, orders, decrees, attachments or awards that do not constitute an Event of Default;

(r)to the extent constituting Indebtedness, such amounts required to be invested in insurance and regulated subsidiaries and other variable interest entities in order for such persons to maintain insurance and/or rating qualifications and to meet minimum regulatory capital and/or ratings requirements and to comply with applicable law, rule or regulation or to the extent requested or required by a regulator or rating agency;

(s)(i) Guarantees by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor that is permitted to be incurred under Section 4.10; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes or the Note Guarantees, then the Guarantee must be subordinated or pari passu, as appliable, in right of payment to the same extent as the Indebtedness guaranteed, or (ii) Guarantees by any Restricted Subsidiary (other than Company or any Subsidiary Guarantor) of Indebtedness of any Restricted Subsidiary (other than the Company or any Subsidiary Guarantor) that is permitted to be incurred under Section 4.10; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes or the Note Guarantees, then the Guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed; and

(t)Permitted Refinancing Indebtedness in respect of the foregoing clauses (a), (c), (d) and (m).

“Permitted Investments” means:

(a)any Investment (i) in the Company or any Subsidiary Guarantor, (ii) by a Restricted Subsidiary that is not a Subsidiary Guarantor in any other such Restricted Subsidiary, or (iii) by the Company or any Subsidiary Guarantor in any Subsidiary that is not a Subsidiary Guarantor; provided that the aggregate amount of Investments made pursuant to clause (iii) shall not exceed an amount equal to the Non-Guarantor Limit, less the amount thereof otherwise utilized for incurrences under clauses (f) or (p) of the definition of “Permitted Indebtedness” or this clause (a) of the definition of “Permitted Investments”;

(b)any Investment in cash and Cash Equivalents;

(c)any Investment by the Company or any Restricted Subsidiary in a Person, if, as a result of, or in connection with, such Investment:

(i)such Person becomes or will become a Subsidiary Guarantor; or

(ii)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Subsidiary Guarantor;

(d)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 or from a sale or other disposition of assets not constituting an Asset Sale;

(e)any Investments to the extent made in exchange for the issuance or sale of Qualified Equity Interests of the Company;

(f)any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with past practice of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes;

(g)Hedging Obligations permitted under Section 4.10;

(h)advances to officers, directors, consultants and employees in the ordinary course of business or consistent with past practice, for travel, entertainment, relocation and analogous ordinary business purposes;

(i)any Investment of the Company or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date; provided that the amount of any such Investment may be increased as otherwise permitted under this Indenture;

(j)guarantees of Indebtedness incurred in accordance with Section 4.10;

(k)receivables owing to the Company or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other pledges and deposits, if created, acquired or entered into in the ordinary course of business;

(l)[intentionally omitted];

(m)advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, lessors, licensors, licensees, distributors, advisors, hosts, producers, customers and vendors, and performance guarantees, in each case in the ordinary course of business or consistent with past practice;

(n)Investments resulting from the acquisition of a Person otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(o)stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

(p)guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business or consistent with past practice;

(q)other Investments in any Person having an aggregate Fair Market Value (measured on the Issue Date for any Investments existing on the Issue Date and on the date of investment for each Investment made after the Issue Date and in each case and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (q), do not, at any time outstanding, exceed $7,500,000, net of any cash return of capital with respect to such Investments received by the Company or any Restricted Subsidiary of the Company;

(r)to the extent constituting Investments, (i) lease, utility and other similar pledges and deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar pledges and deposits, and (iii) guarantees of business obligations owed to landlords, suppliers, customers, franchisees and licensees of the Company and its Restricted Subsidiaries, in each case, in the ordinary course of business;

(s)Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(t)the granting of leases, subleases, licenses or sublicenses to others in the ordinary course of business that do not materially adversely interfere in the business of the Company and its Subsidiaries, taken as a whole, and the rights of such parties set forth in such agreements; provided that the right to enter into exclusive and perpetual licenses or sublicenses, and white label or similar arrangements, with any Person shall be limited to

Non-Material Intellectual Property, and an Officer of the Company shall certify that such property constitutes Non-Material Intellectual Property; provided, further, that the granting of any licenses or sublicenses pursuant to clause (h) of the definition of “Reciprocal Exchange Transaction” shall be a Permitted Investment;

(u)Investments pursuant to the Permitted Factoring Agreements; and

(v)Investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of business of the Company or any of its Restricted Subsidiaries otherwise permitted by this Indenture; provided that any such Investments do not exceed $5,000,000 at any time outstanding.

“Permitted Junior Indebtedness” means Indebtedness of the Company or any Subsidiary Guarantors, provided that: (a) the stated final maturity of such Indebtedness shall not be earlier than the 366th day after the Maturity Date; (b) other than scheduled interest payments, such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, in whole or in part, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, the occurrence of a change in control or fundamental change that would also constitute a Fundamental Change under this Indenture, the occurrence of an Asset Sale that would also require an Asset Sale Offer under this Indenture, or, in the case of convertible notes, upon conversion) prior to the date that is the 366th day after the Maturity Date; (c) such Indebtedness shall be contractually subordinated in right of payment (in the case of secured Permitted Junior Indebtedness, pursuant to the terms of the applicable Permitted Junior Intercreditor Agreement) to the Notes and/or the Note Guarantees, as applicable; (d) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Note Obligations and may not be secured by a Lien on any property, rights or assets of the Company or its Subsidiaries that do not constitute Collateral; and (e) such Indebtedness may not benefit from any guarantee, collateral or credit support from any Subsidiary of the Company that is not a Subsidiary Guarantor; provided that the lenders or holders of such Indebtedness (or as the context, may require, a trustee or agent on their behalf) enter into a Permitted Junior Intercreditor Agreement; provided, further, that there shall not be any restrictions on the Company or any of its Subsidiaries making (and such lenders or holders of such Indebtedness (or as the context may require, a trustee or agent on their behalf) receiving) regular and scheduled cash interest payments in respect of any Permitted Junior Indebtedness (in the case of secured Permitted Junior Indebtedness, pursuant to the terms of the applicable Permitted Junior Intercreditor Agreement), customary “AHYDO catch-up payments” or payment in kind or in Qualified Equity Interests.

“Permitted Junior Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on Collateral that are intended to be junior in priority to the Liens on the Collateral securing the Secured Obligations under this Indenture, at the option of the Company and the Collateral Agent acting together in good faith, either (1) an intercreditor agreement substantially in the form attached hereto as Exhibit C, together with any changes thereto which are reasonably acceptable to the Company and the Collateral Agent or (2) an intercreditor agreement in form and substance reasonably acceptable to the Company and the Collateral Agent (or the Collateral Agent acting at the direction of the Holders of not less than a majority in aggregate principal amount of the Notes), which intercreditor agreement under this clause (2) shall (x) provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Secured Obligations under this Indenture and (y) be on terms which are consistent with market terms governing security arrangements for the sharing of Liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Company in the exercise of its reasonable judgment.

“Permitted Liens” means, with respect to any Person:

(a)Liens pursuant to the Permitted Factoring Agreements to the extent permitted under clause (a) of the definition of “Permitted Indebtedness” and other Liens existing as of the Issue Date set forth on Schedule II hereto;

(b)Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(c)leases or non-exclusive licenses or non-exclusive sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property;

(d)Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(e)(x) leases, non-exclusive licenses, subleases and non-exclusive sublicenses of real property and other assets which do not materially interfere with the ordinary conduct of the Company’s or any of its Restricted Subsidiaries’ business and other Liens incidental to the conduct of the Company’s or any of its Restricted Subsidiaries’ business which do not in the aggregate materially detract from the value of the property or assets subject thereto or interfere with the ordinary conduct of the Company’s or any of its Restricted Subsidiaries’ business in an material and adverse respect, (y) encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries, and (z) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

(f)Liens arising from UCC financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or other precautionary UCC financing statement filings (or similar filings in other applicable jurisdictions);

(g)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(h)Liens securing the Notes and any Note Guarantee;

(i)Liens securing purchase money Indebtedness, Capital Lease Obligations, synthetic lease obligations and mortgages permitted under this Indenture; provided that such Liens do not at any time encumber any property or assets other than the property and assets financed thereby (together with any additions, accessions and improvements thereto and the proceeds or distributions thereof);

(j)Liens (a) on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under this Indenture; (b) that are contractual rights of netting, revocation, refund, chargeback or set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business; (c) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (d) (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof;

(k)customary Liens on insurance proceeds securing financed insurance premiums in the ordinary course of business;

(l)Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(m)Liens in favor of the Company or any Subsidiary Guarantor;

(n)Liens securing Indebtedness permitted under clauses (b) (subject to a Permitted Junior Intercreditor Agreement), (d), (e), and (t) (provided that any such new Lien for Permitted Refinancing Indebtedness is limited to property and assets that secured or, under the written agreements pursuant to which the original Liens arose, could secure the Permitted Refinancing Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof)) of the definition of “Permitted Indebtedness”;

(o)pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or in connection with bids, tenders, completion guarantees (other than for borrowed money), contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, guarantees of government contracts, return-of-money bonds, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice;

(p)to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under this Indenture;

(q)Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired, which are to be applied against the purchase price for such acquisition; provided that (x) the aggregate amount of such advances shall not exceed the purchase price of such acquisition and (y) the property is acquired within 90 days following the date of the first such advance so made; and (ii) consisting of any agreement, grant or option to sell, transfer or dispose of any property in a disposition of assets, in each case, solely to the extent such acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Liens;

(r)reinsurance trust accounts and Liens securing performance with respect to such reinsurance trust accounts if such Lien attaches to property in the reinsurance trust account only;

(s)Liens securing or otherwise arising out of judgments, decrees, attachments, garnishments, orders, awards or other forms of levies or injunction not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, attachment, garnishment, order, award or other form of levy or injunction has become final or (ii) such period within which such proceedings may be initiated has expired; and

(t)securities pledged as a condition to the issuance or maintenance of a certificate of authority to conduct business of selling, issuing or underwriting insurance or reinsurance of a Subsidiary that is a regulated insurance company.

“Permitted Refinancing Indebtedness” means any Indebtedness that Refinances then outstanding Indebtedness of the Company or any of the Restricted Subsidiaries permitted to be incurred, including Indebtedness that Refinances Permitted Refinancing Indebtedness; provided that:

(a)the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus accrued interest and premium (including tender premiums) thereon, any committed or undrawn amounts associated with, original issue discount on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such Refinancing);

(b)such outstanding Indebtedness is Refinanced substantially concurrently with receipt of the proceeds from such Permitted Refinancing Indebtedness;

(c)other than with respect to outstanding Indebtedness being Refinanced that is of the type permitted by clause (d) of the definition of “Permitted Indebtedness”, Indebtedness of a type that does not have a scheduled maturity date, such Permitted Refinancing Indebtedness has a scheduled maturity on or after the maturity date of the outstanding Indebtedness being Refinanced and at least 366 days after the Maturity Date (it being understood that the term “scheduled maturity” as used in this clause does not include a required redemption, repayment, prepayment or repurchase of Indebtedness upon the occurrence of an event of default, the occurrence of a change in control or fundamental change, the occurrence of an asset sale, condemnation or casualty event with respect to Indebtedness relating to a Capital Lease or other specified assets, or in the case of convertible notes, the conversion of such notes to equity as at a specified date);

(d)if the outstanding Indebtedness being Refinanced is contractually subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced;

(e)no Permitted Refinancing Indebtedness shall have direct or contingent obligors that were not direct or contingent obligors (or that would not have been required to become direct or contingent obligors) in respect of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(f)the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole (as reasonably determined by the Company), than those contained in the agreements governing the Indebtedness being Refinanced; and

(g)if the outstanding Indebtedness being Refinanced is secured Indebtedness, such Permitted Refinancing Indebtedness may only be secured by the same property, assets and rights securing the Indebtedness being Refinanced, with the same ranking and priority of Liens and payments as the Indebtedness being Refinanced.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s Common Equity sold by the Company substantially concurrently with a related Permitted Bond Hedge Transaction.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“PRMS” means Porch Risk Management Services LLC, a Texas limited liability company whose sole member (as of the Issue Date) is HOAHC.

“Put Repurchase Date” shall have the meaning specified in Section 15.01(b).

“Put Repurchase Price” shall have the meaning specified in Section 15.01(b).

“Qualified Equity Interest” means any equity security of the Company other than Disqualified Equity Interests.

“Reciprocal Exchange Transaction” means one or a series of transactions occurring on or after the Issue Date (or, in the case of clause (a), which occurred prior to the Issue Date), whereby, whether alone or in any combination, (a) PRMS, applies to the TDI to form and license a reciprocal insurance exchange under the laws of the State of Texas (the “Reciprocal Exchange”), (b) subject to the approval of TDI, the Reciprocal Exchange is formed and licensed, and will be owned by its policyholder-subscribers and managed by PRMS as its attorney-in-fact, (c) subject to the approval of TDI, HOAHC transfers all or part of the equity interests it holds in HOAIC, to the Reciprocal Exchange, and the Reciprocal Exchange will become the owner of HOAIC in consideration for an agreed purchase price that is fair value (as determined by the Board of Directors), (d) the Reciprocal Exchange issues to HOAHC or another Subsidiary Guarantor one or more surplus notes (collectively, the “Surplus Notes”) in part as payment constituting the purchase price and otherwise to capitalize the Reciprocal Exchange, (e) PRMS is appointed as attorney-in-fact for the Reciprocal Exchange and, in such capacity, performs underwriting, claims and management services for the Reciprocal Exchange and receives a management fee in return for such services, (f) Homeowners of America MGA, Inc. and Elite Insurance Group, Inc. or other Subsidiaries of the Company (and their respective successors and assigns) act as general agents for the Reciprocal Exchange and HOAIC and, in such capacity, receive fees and commissions, (g) Porticus Reinsurance Ltd. or other Subsidiary of the Company (and its respective successors and assigns) acts as reinsurer for certain combined risks of the Reciprocal Exchange and HOAIC, (h)

the licensing or sublicensing of intellectual property between or among the Company and/or any of its Restricted Subsidiaries, on the one hand, and the Reciprocal Exchange, PRMS, HOAIC, Porticus Reinsurance Ltd. or any other regulated Subsidiary, on the other hand, in connection with the operation of the Reciprocal Exchange, (i) the entry by the Company and its Subsidiaries into any agreements, documents, or instruments necessary or advisable to effectuate the foregoing, and any and all amendments, supplements or other modifications thereto, and the filing by or on behalf of the Company and/or its Subsidiaries of any filings necessary or advisable to effectuate any of the foregoing, and (j) the payment of all fees, expenses and other amounts in connection with each of the foregoing.  Notwithstanding anything to the contrary contained herein, (x) following the consummation of the Reciprocal Exchange Transaction, none of PRMS, the Reciprocal Exchange or HOAIC will constitute a “Subsidiary” of the Company for purposes of this Indenture, and (y) none of PRMS, the Reciprocal Exchange or HOAIC will be required to become a Subsidiary Guarantor or Grantor (as defined in the Security Agreement) (or similar term under any other Related Collateral Document).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, the Applicable Percentage of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to the Applicable Percentage of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.  The terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date,” with respect to any Interest Payment Date, means the March 15 and September 15 (whether or not such day is a Business Day) immediately preceding the applicable April 1 or October 1 Interest Payment Date, respectively.

“Regulated Insurance Entity” means any entity engaged in the business of insurance and subject to registration, licensing, regulation and/or supervision by an Insurance Regulatory

Authority and includes, without limitation, HOAIC, PRMS, the Reciprocal Exchange, Homeowners of America MGA, Inc. and Elite Insurance Group, Inc.

“Related Collateral Documents” means, collectively, the Security Agreement and all other security agreements, pledge agreements, collateral assignments, patent, copyright and trademark security agreements, and other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) or perfecting a Lien upon Collateral in favor of the Collateral Agent, and all amendments, restatements, modifications or supplements thereof or thereto, by or among the Company, any Subsidiary Guarantor, and the Collateral Agent.

“Repurchase Date” means the Installment Repurchase Date or the Put Repurchase Date, as applicable.

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(d).

“Repurchase Notice” shall have the meaning specified in Section 15.01(c).

“Repurchase Price” means the Installment Repurchase Price or the Put Repurchase Price, as applicable.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” shall have the meaning specified in Section 4.12(a)(iv).

“Restricted Payments” shall have the meaning specified in Section 4.12(a).

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restricted Subsidiary” means (i) any Subsidiary Guarantor and (ii) any other Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Retirement Threshold”  shall have the meaning specified in Section 15.01(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security and Pledge Agreement, dated as of the date hereof, by and among the Company, the grantors from time to time party thereto, and the Collateral Agent, as amended, extended, supplemented or modified from time to time.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt outstanding on the last day of such Test Period to (b) Consolidated EBITDA for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.04.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Specified Fundamental Change” means a Fundamental Change that constitutes a Merger Event for which the underlying Reference Property consists solely of cash in U.S. dollars, and pursuant to which, immediately after such Fundamental Change, the Notes become convertible into consideration that consists solely of U.S. dollars in accordance with Section 14.07.

“Specified Transaction” means (a) any designation of operations or assets of the Company or any of its Restricted Subsidiaries as discontinued operations (as defined under GAAP), (b) any Investment that results in a Person becoming a Restricted Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (d) any acquisition permitted hereunder, (f) any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company or any Asset Sale of a business unit, line of business, book of business or division of the Company or any of its Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or (g) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes), Restricted Payment or issuance of Additional Notes, in each case, that by the terms of this Indenture requires a financial ratio or test to be calculated on a “pro forma basis” or after giving “pro forma effect.”

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subscription Agreement” means, collectively, (i) the Subscription Agreements dated as of April 17, 2023, each between the Company and the Subscriber defined therein, and (ii) each other Subscription Agreement relating to the purchase of Additional Notes that may be entered into from time to time between the Company and the Subscriber defined therein.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50.00% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.  Unless the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means, collectively, each Subsidiary that is not an Excluded Subsidiary that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary that is not an Excluded Subsidiary that incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the terms of this Indenture, such Subsidiary automatically ceases to be a Subsidiary Guarantor.

“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Surviving Guarantor” shall have the meaning specified in Section 11.02(a)(ii)(1).

“TDI” means Texas Department of Insurance.

“Test Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Company for which financial statements have been filed with the Commission.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Capital Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Capital Market or, if the Common Stock is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Transactions” means, collectively, the issuance of the Notes on the Issue Date and the application of proceeds from the issuance of the Notes in connection with the repurchase of $200,000,000 of the outstanding Existing Notes and repayment or other retirement of certain other existing Indebtedness set forth as Item 1 on Schedule I and payment of fees and expenses related to the foregoing.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” and “Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Collateral Agent’s Lien on any item or portion of the Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code (or equivalent or similar legislation) as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of interpreting definitions relating to such provisions.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.17, and (b) any Subsidiary of an Unrestricted Subsidiary.  As of the Issue Date, (i) Porticus Reinsurance Ltd., (ii) PRMS, (iii) the Reciprocal Exchange and (iv) HOAIC are Unrestricted Subsidiaries.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50.00%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100.00%”.

Section 1.02References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to either of Section 4.06(d) or Section 6.03, as the case may be.  Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03Construction; Other Interpretive Provisions.  In this Indenture and in each other Note Document, unless specified herein or in such other Note Document:

(1)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Note Document shall refer to such Note Document as a whole and not to any particular provision thereof.

(2)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(3)The word “or” is not exclusive unless expressly indicated otherwise, and the word “including” is by way of example and not a limitation.

(4)References in this Indenture to an Exhibit, Schedule, Article, Section, Annex, clause or subclause refer (a) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Indenture or (b) to the extent such references are not present in this Indenture, to the Note Document in which such reference appears, in each case as such Exhibit, Schedule, Article, Section, Annex, clause or subclause may be amended or supplemented from time to time.

(5)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(6)The term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning.

(7)With respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived.  If any Default or Event of Default occurs due to the failure by the Company or any Subsidiary Guarantor to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the Company or Subsidiary Guarantor, as applicable, takes such action.  If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by the Company or any Subsidiary Guarantor or the taking of any action by the Company or any Subsidiary Guarantors or any Subsidiary of any such Person, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default.  Notwithstanding anything to the contrary in this Section 1.03(7), an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 1.03(7) in the case of an Initial Default for which (i) the Company failed to give notice to the Trustee (or as the context may require the Collateral Agent or the Holders) of such Initial Default as required by this Indenture and (ii) the Company had actual knowledge of such failure to give such notice.

(8)Unless otherwise expressly provided herein, (1) references to organizational documents, agreements (including the Note Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Note Document; and (2) references to any statute or regulation shall include any amendments or supplements of the same and any successor statutes and regulations, together with all rules and regulations promulgated thereunder.

(9)References in the Note Documents to requirements to disclose, permit inspection, examination, making of copies or any discussion of or disclosure to the Trustee, Collateral Agent or Holders shall be limited such that notwithstanding anything else contained herein or in the other Note Documents, neither the Company nor any of its Subsidiaries or their Affiliates shall be required to take any action to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information to the Trustee, Collateral Agent or Holders or any of their Affiliates or any other Person any information, document or any other matter that is (i) prohibited by applicable law or regulation to be disclosed; (ii) subject to attorney-client privilege, work product or similar privilege or where the disclosure of which would cause a breach of a confidentiality order or binding non-disclosure agreement with a third party to the extent that such agreement is not made in avoidance of this Indenture; (iii) that constitutes non-financial trade secrets or (iv) where the Company is unable to do so in a manner consistent with the preservation of such privileges or the assets of the Company and their Subsidiaries (including with respect to the Collateral).

(10)Wherever the phrase “to the knowledge of the Company”, “to the knowledge of a Subsidiary Guarantor” or words of similar import relating to the knowledge or the awareness of the Company or any Subsidiary Guarantor are used in this Indenture or any other Note Document, such phrase shall mean and refer to the actual knowledge of the chief executive officer, chief financial officer, global finance controller or global accounting office or other financial officer performing similar functions of the Company (or such Subsidiary Guarantor) in the good faith and diligent performance of such officer’s duties.

Section 1.04Accounting Terms; Pro Forma and Other Calculations.

(1)In this Indenture and in each other Note Document, unless otherwise specifically indicated, (a) the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP; provided, however, that following the consummation of the Reciprocal Exchange Transaction, “consolidated” with respect to the Company shall exclude all variable interest entities; (b) all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with GAAP; (c) any financial ratios required to be satisfied in order for a specific action to be permitted under this Indenture shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number); and (d) the amount of unrestricted cash and Cash Equivalents on any date of determination shall refer to the aggregate amount of cash and Cash Equivalents that would not appear as “restricted” on a consolidated balance sheet of the Company in accordance with GAAP (it being understood that for purposes of this determination if there is a change in GAAP after the Issue Date which would adversely change what is considered unrestricted cash and Cash Equivalents, then the Company shall be permitted for purposes of determining the Liquidity Covenant in Section 4.16 to continue to apply GAAP for this purpose as in effect as of the Issue Date). For the avoidance of doubt and notwithstanding the foregoing, the financial statements of the Company filed with the Commission shall be prepared in accordance with generally accepted accounting principles in effect in the United States from time to time.

(2)For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Consolidated Interest Expense, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (3) of this Section 1.04) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA, Consolidated Interest Expense and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.  If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.04, then such financial ratio or test (or Consolidated EBITDA or Consolidated Interest Expense) shall be calculated to give pro forma effect thereto in accordance with this Section 1.04; provided that with respect to any pro forma calculations to be made in connection with any acquisition or investment in respect of which financial statements for the relevant target are not available for the same Test Period for which internal financial statements of the Company are available, the Company shall determine such pro forma calculations on the basis of the available financial statements (even if for differing periods) or such other basis as determined on a commercially reasonable basis by the Company.

(3)Whenever pro forma effect is to be given to a Specified Transaction or the implementation of an operational initiative or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and may include, for the avoidance of doubt, the pro forma adjustments described in the definition of “Consolidated Coverage Ratio”, as well as, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to any Specified Transaction which is being given pro forma effect that are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken (in the good faith determination of the Company) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Company, (B) except as set forth in the definition of “Consolidated EBITDA”, such actions are taken, committed to be taken or with respect to which substantial steps have been taken no later than eighteen (18) months after the date of such Specified Transaction or implementation of an operational initiative or operational change, and (C) no amounts shall be added pursuant to this Section 1.04(3) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.

(4)Notwithstanding anything to the contrary in this Section 1.04 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, at the election of the Company, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(5)If at any time any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets set forth in any section in Article 4 or any definition used in any such section, the Company may divide, classify and/or designate such action or transaction (or any portion thereof), and later (on one or more occasions) may re-divide, re-classify and/or re-designate such action or transaction (or any portion thereof), as consummated in reliance on one or more of such exceptions, thresholds and baskets in such section as the Company may determine in its sole discretion from time to time, including by re-dividing, re-classifying and/or re- designating any action or transaction originally consummated in reliance on one or more fixed exceptions, thresholds or baskets (“fixed baskets”) as consummated in reliance on any available incurrence-based exception, threshold or basket (“incurrence-based baskets”) available at the time of such re-division, re-classification and/or re-designation (for the avoidance of doubt, which determination shall be made without duplication of such applicable action or transaction to be re-divided, re-classified and/or re-designated) and if any ratio or financial test set forth in any applicable incurrence-based basket would be satisfied at any time after consummation of such action or transaction, such re-division, re-classification and/or re- designation shall be deemed to have automatically occurred if not elected by the Company.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01Designation and Amount.  The Notes shall be designated as the “6.75% Senior Secured Convertible Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $333,334,000, subject to any Additional Notes that may be issued in accordance with Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided, that, as set forth in Section 19.05, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15, or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless (x) such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (y) such Notes have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or (z) otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE RELATED NOTE GUARANTEES AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF PORCH GROUP, INC.  (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note required to bear the legend above will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, shall, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number.  The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) or (ii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted

CUSIP number.  The Company shall notify the Trustee promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate, Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)Any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless (w) such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (x) such Common Stock has been transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, (y) such Common Stock has been issued upon conversion of a Note that has been transferred (I) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or (II) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or (z) otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF PORCH GROUP, INC.  (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER

AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, shall, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).  The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(f)The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation.  All Notes delivered to the Trustee shall be canceled promptly by it.  Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10Additional Notes; Repurchases.

(a)The Company may, with the written consent of the Holders of at least 66 2/3% aggregate principal amount of the Notes then outstanding and notwithstanding Section 2.01, reopen this Indenture and issue Additional Notes hereunder with the same terms as the Original Notes (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such Additional Notes) in an aggregate principal amount not to exceed $40,000,000; provided that if any such Additional Notes are not fungible with the Original Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number.  Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee an Officers’ Certificate and Opinion of Counsel, such Officers’ Certificate to cover (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture, (b) the issue price, the issue date and the CUSIP number of such Additional Notes and (c) such matters, in addition to those required by Section 19.05, as the Trustee shall reasonably request.

(b)The Original Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture.  Holders of the Original Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Original Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(c)The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01Satisfaction and Discharge.  This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a)(i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02Maintenance of Office or Agency.  The Company will maintain in the contiguous United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided, that the Corporate Trust Office shall not be a place for service of legal process on the Company.

Section 4.03Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04Provisions as to Paying Agent.

(a)If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.  Upon the occurrence of any event specified in Section 6.01(i) or (j), the Trustee shall automatically become the Paying Agent.

(d)Subject to applicable abandoned property laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust, and the Trustee shall have no further liability to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05Existence.  Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided that nothing in this Section 4.05 shall be construed as requiring the Company to maintain its corporate existence in any particular form, such as a corporation, partnership, limited liability company or similar entity.

Section 4.06Rule 144A Information Requirement and Annual Reports.

(a)At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b)The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c)Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(d)If, at any time after the date that is six months after the last date of original issuance of the Notes, the Company has failed to file any report or other materials that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes.  Such Additional Interest shall accrue on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day on which the Company’s failure to file as described above has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).  As used in this Section 4.06(d), reports or other materials that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include reports or materials that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)[Intentionally Omitted]

(f)Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)The Additional Interest that is payable in accordance with Section 4.06(d) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03; provided that in no event shall Additional Interest payable pursuant to Section 4.06(d) as a result of the Company’s failure to file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), together with any Additional Interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to the Company’s failure to comply with its reporting obligations pursuant to Section 6.03, accrue at a rate in excess of 1.00% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h)If Additional Interest is payable by the Company pursuant to Section 4.06(d), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 4.07Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2023) an Officers’ Certificate stating whether the signers thereof have knowledge of any Default that occurred during the previous years and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09Further Instruments and Acts.  Upon request of the Trustee, Paying Agent or Conversion Agent, the Company will execute and deliver such further instruments and do such further acts, at its sole expense, as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10Limitation on Incurrence of Additional Indebtedness.

(a)The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a Guarantee of or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company shall not issue any Disqualified Equity Interests, and shall not permit any of its Restricted Subsidiaries to issue any preferred stock or preferred interests.  Notwithstanding anything to the contrary herein, the foregoing covenant will not prohibit the Company or its Restricted Subsidiaries from incurring Permitted Indebtedness.

(b)The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the reclassification of operating leases as Capital Leases due to a change in accounting principles and the payment of dividends on Disqualified Equity Interests or preferred stock or preferred interests in the form of additional shares of the same class of Disqualified Equity Interests or preferred stock or preferred interests, as applicable, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or, in the case of revolving Indebtedness, on the date such Indebtedness was first committed); provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(c)The amount of any Indebtedness outstanding as of any date will be:

(i)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii)the amount of Disqualified Equity Interests or preferred stock or preferred interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or its Restricted Subsidiaries may become obligated to pay upon the maturity of (or the liquidation preference if perpetual), or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests or preferred stock or preferred interests, exclusive of accrued dividends (other than dividends paid-in-kind);

(iii)the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iv)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1)the Fair Market Value of such assets at the date of determination; and

(2)the amount of the Indebtedness of the other Person.

(d)Notwithstanding anything to the contrary herein, the foregoing covenant in this Section 4.10 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than 10.00% of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.11Limitation on Liens.

(a)The Company shall not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien to secure Indebtedness on any property, asset or right now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, except for Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured.

(b)Notwithstanding anything to the contrary herein, the foregoing covenant in this Section 4.11 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than 10.00% of the initial aggregate principal amount of the Notes remain outstanding.  Any Lien created for the benefit of the Holders pursuant to the foregoing covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the earlier of (x) the termination of such Indebtedness and (y) the termination of the foregoing covenant.

Section 4.12Limitation on Restricted Payments.  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(i)declare or pay any dividend or make any other payment or distribution on or in respect of the Company or any of its Restricted Subsidiary’s Capital Stock (excluding any such payment in connection with any merger or consolidation involving the acquisition by the Company or any of its Subsidiaries of such Person and/or its assets), except dividends or distributions payable solely in Capital Stock (other than Disqualified Equity Interests) or the proceeds thereof of the Company or such Subsidiary and except dividends or distributions payable solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis);

(ii)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any of the Company’s Capital Stock;

(iii)make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value the Existing Notes, any other Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Subsidiary Guarantors), constitutes Permitted Junior Indebtedness or is subject to a Permitted Junior Intercreditor Agreement, except any payment of principal at the stated maturity thereof; or

(iv)make any Investment other than a Permitted Investment (a “Restricted Investment”)

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b)Notwithstanding anything to the contrary herein, the foregoing covenant in this Section 4.12 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than 10.00% of the initial aggregate principal amount of the Notes remain outstanding.

(c)Notwithstanding anything to the contrary therein, this covenant will not prohibit:

(i)the purchase, redemption or other acquisition or retirement for value of Equity Interests (x) deemed to occur upon the exercise or conversion of stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights to acquire Equity Interests to the extent that such Equity Interests represents all or a portion of the exercise, exchange or conversion price of those stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Equity Interests or any exercise or exchange of stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights to acquire such Equity Interests;

(ii)the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Company’s

Common Equity or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, the Company’s Equity Interests (other than Disqualified Equity Interests that is not Permitted Refinancing Indebtedness);

(iii)the repurchase, refinancing, exchange, conversion or extension of any Existing Notes with equity interests, unsecured convertible or exchangeable debt securities or in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Company’s Common Equity or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, the Company’s Capital Stock (other than Disqualified Equity Interests that is not Permitted Refinancing Indebtedness) or unsecured convertible or exchangeable debt securities of the Company or any Subsidiary Guarantor, in each case, convertible or exchangeable into the Company’s Capital Stock (other than Disqualified Equity Interests); provided that the Existing Notes are repurchased at a price per $1,000 principal amount of Existing Notes not greater than the par value of the Existing Notes or, if the current trading price per $1,000 principal amount of Existing Notes is less than the par value, such current price plus a reasonable premium (as determined in good faith by the Board of Directors), plus, in each case, transfer taxes and fees and expenses associated therewith;

(iv)the payment of cash in lieu of the issuance of fractional shares;

(v)the Company and its Restricted Subsidiaries may repurchase, redeem or otherwise acquire or retire or exchange for value the Existing Notes in an aggregate amount not to exceed an amount equal to: (A) for so long as (x) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is declared and (y) no Event of Default has occurred and is continuing at the time of such Restricted Payment, $25,000,000 per annum (with unused amounts in any calendar year being carried over to the next succeeding years; provided that the cumulative amount carried forward under this clause (v)(A) shall not exceed $50,000,000 in the aggregate) and $50,000,000 in the aggregate, unless a cure of such Event of Default would result from the payment thereof, plus (B) an unlimited amount if (1) funded with (I) the proceeds of issuances of Qualified Equity Interests (without duplication of any amounts permitted under clause (iii) above), or (II) the proceeds of issuances of Additional Notes that constitute Permitted Indebtedness pursuant to Section 4.10, or (2) for so long as (x) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is declared and (y) no Event of Default has occurred and is continuing at the time of such Restricted Payment, if the Senior Secured Leverage Ratio of the Company and its Restricted Subsidiaries is less than or equal to 3.00 to 1.00; provided, further, that if the Existing Notes are repurchased for value with cash consideration, the purchase price for such Existing Notes shall be a cash amount not greater than the lesser of (1) the current trading price per $1,000 principal amount of Existing Notes, plus a reasonable premium (as determined in good faith by the Board of Directors), or (2) the par value of the Existing Notes, in each case, plus transfer taxes and fees and expenses associated therewith;

(vi)so long as (x) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is declared and (y) no Event of Default has occurred and is continuing at the time of such Restricted Payment, unless a cure of such

Event of Default would result from the payment thereof, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock in any year may not exceed an amount equal to $2,500,000 and may only be used to offset dilution from the exercise, vesting or conversion of stock options, restricted stock, restricted stock units, or similar rights to acquire Equity Interests of the Company;

(vii)so long as (x) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is declared and (y) no Event of Default has occurred and is continuing at the time of such Restricted Payment, unless a cure of such Event of Default would result from the payment thereof, other Restricted Payments in an aggregate amount not to exceed in the aggregate since the initial issuance of the Notes, $2,500,000 per year;

(viii)the payment of any dividend or distribution on account of Capital Stock or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Capital Stock or giving of a Redemption Notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 4.12;

(ix)the declaration and payment of scheduled, accrued dividends on the fixed dividend payment dates specified to holders of any class or series of Disqualified Equity Interests, or of any preferred stock of a Subsidiary, incurred in accordance with the terms of Section 4.10;

(x)repurchases of the Notes pursuant to Section 2.10;

(xi)the Reciprocal Exchange Transaction;

(xii)Investments in any insurance and regulated subsidiaries and other variable interest entities that are included in the financial statements of the Company in order for such persons to maintain insurance and/or rating qualifications, to meet minimum regulatory capital requirement and/or ratings requirements and/or to comply with applicable law, rule or regulation or as may otherwise be requested or required by a regulator or rating agency or to provide to reinsurance to such other Persons consistent with the Company’s risk management framework;

(xiii)any principal payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee, constitutes Permitted Junior Indebtedness or is subject to a Permitted Junior Intercreditor Agreement, in each case, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of such payment, purchase, redemption, defeasance or other acquisition or retirement for value; provided such payment, purchase, redemption, defeasance or other acquisition or retirement for value is made in exchange for, or out of the proceeds of, an incurrence or issuance of Permitted Refinancing Indebtedness permitted under Section 4.10;

(xiv)payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with Article 11 hereof;

(xv)the making of regularly scheduled payments of interest required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (i) the conversion features into Qualified Equity Interests under Convertible Indebtedness; (ii) the triggering of such conversion and/or settlement thereof solely with Qualified Equity Interests; (iii) any cash payment on account of interest or expenses or fractional shares on such Convertible Indebtedness in respect of such triggering and/or settlement thereof, (iv) the capitalization of fees and interest, and (v) any customary mandatory prepayment provisions required by the terms thereof, shall be permitted under this Section 4.12 to the extent permitted by any applicable Intercreditor Agreement);

(xvi)in the event the Transactions are consummated, any payments made in connection with the Transactions as described in this Indenture; and

(xvii)the making of cash payments in connection with any conversion, redemption or repurchase of the Notes pursuant to the terms of this Indenture.

(d)The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or the relevant Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined conclusively by the Company acting in good faith.

(e)[Intentionally Omitted].

(f)Notwithstanding anything in this Section 4.12 to the contrary, this Section 4.12 shall not restrict the making of any so-called “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under this Indenture.

Section 4.13Limitation on Asset Sales.

(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)the Company (or its Restricted Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all non-cash consideration), such determination being made as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise disposed of; and

(ii)at least 75.00% of the consideration received in the Asset Sale by the Company or its Restricted Subsidiaries is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash consideration:

(1)any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms contractually subordinated to the Notes) (1) that are assumed by the transferee of any such assets and for which the Company or such Restricted Subsidiary, as the case may be, has been released or indemnified against further liability or (2) in respect of which neither the Company nor any Restricted Subsidiary following such Asset Sale has any obligation; and

(2)the amount of any securities or notes received by the Company and/or its Restricted Subsidiaries from such transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents shall be deemed cash.

(b)If at any time any non-cash consideration received by the Company or its Restricted Subsidiaries in connection with an Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents, then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

(c)Asset Sale Offer.

(i)If the Company and its Restricted Subsidiaries receive Net Cash Proceeds from Asset Sales of more than $2,500,000 in excess of the Asset Sale Threshold (such excess Net Cash Proceeds, the “Excess Proceeds” and such initial event and the closing date of each subsequent Asset Sale thereafter, an “Asset Sale Trigger”), the Company will make an offer (an “Asset Sale Offer”) to all Holders to repurchase Notes for an amount of cash equal to 50.00% of such Excess Proceeds (excluding, for the avoidance of doubt, any Net Cash Proceeds previously applied to the repurchase of any Notes pursuant to any preceding Asset Sale Offer) (the “Asset Sale Offer Consideration Amount”), on the date (the “Asset Sale Offer Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of such Asset Sale Trigger, at a repurchase price per Note equal to 100.00% of the principal amount thereof, plus accrued and unpaid interest, if any, plus any remaining amounts that would be owed to, but excluding, the Maturity Date (the “Asset Sale Offer Repurchase Price”), unless the Asset Sale Offer Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to the Holder of record of such Note as of such Regular Record Date, and the Asset Sale Offer Repurchase Price shall be equal to 100.00% of the principal amount of such Note to be repurchased pursuant to this Section 4.13(c), plus any remaining amounts that would be owed to, but excluding, the Maturity Date.

(ii)To the extent that the aggregate Asset Sale Offer Repurchase Price of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Consideration Amount (such shortfall constituting a “Net Cash Proceeds Deficiency”), the Company may use the Net Cash Proceeds Deficiency, or a portion thereof, for general corporate purposes.

(iii)Repurchases of Notes under this Section 4.13(c) shall be made, at the option of the Holder thereof, upon:

(1)delivery to the Paying Agent by a Holder of a duly completed notice (the “Asset Sale Offer Repurchase Notice”) in the form set forth in Attachment 5 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the applicable procedures of the Depositary for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date; and

(2)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Asset Sale Offer Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Asset Sale Offer Repurchase Price therefor;

provided, that, with respect to any Asset Sale Offer, if Holders opt to tender for repurchase pursuant to this Section 4.13(c) Notes, the Asset Sale Offer Repurchase Price of which would in the aggregate exceed the Asset Sale Offer Consideration Amount, then the aggregate principal amount of Notes to be repurchased shall be limited to an aggregate principal amount of Notes for which the Asset Sale Offer Repurchase Price does not exceed the Asset Sale Offer Consideration Amount.  If fewer than all tendered Notes are to be repurchased pursuant to the preceding sentence and (x) the Notes to be repurchased are Global Notes, the Notes to be repurchased shall be selected by the Company in accordance with the applicable procedures of the Depositary, or (y) the Notes to be repurchased are not Global Notes, the Company shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be repurchased (in principal amounts of $1,000 or multiples thereof) on a pro rata basis (subject to adjustment to maintain the authorized denominations of the Notes).  If any Note selected for partial repurchase is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for repurchase.

The Asset Sale Offer Repurchase Notice in respect of any Notes to be repurchased shall state:

(A)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Asset Sale Offer Repurchase Notice must comply with the applicable procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Asset Sale Offer Repurchase Notice contemplated by this Section 4.13(c) shall have the right to withdraw, in whole or in part, such Asset Sale Offer Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.13(c)(vi).

The Paying Agent shall promptly notify the Company of the receipt by it of any Asset Sale Offer Repurchase Notice or written notice of withdrawal thereof.

(iv)On or before the 20th Business Day after the occurrence of the effective date of an Asset Sale Trigger, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a paying agent other than the Trustee) a written notice (the “Asset Sale Offer Company Notice”) of the occurrence of the effective date of the Asset Sale Trigger and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Asset Sale Offer Company Notice shall specify:

(1)a brief description of the Asset Sale Trigger;

(2)the effective date of the Asset Sale Trigger;

(3)the last date on which a Holder may exercise the repurchase right pursuant to this Section 4.13(c);

(4)the Asset Sale Offer Consideration Amount;

(5)the Asset Sale Offer Repurchase Price;

(6)the Asset Sale Offer Repurchase Date;

(7)the name and address of the Paying Agent and the Conversion Agent, if applicable;

(8)if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(9)that the Notes with respect to which an Asset Sale Offer Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Asset Sale Offer Repurchase Notice in accordance with the terms of this Indenture; and

(10)the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.13(c).  Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, given at least five days prior to the date the Asset Sale Offer Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Asset Sale Offer Company Notice shall be prepared by the Company.

(v)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with an Asset Sale Offer if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Offer Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Offer Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Asset Sale Offer Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(vi)For purposes of this Section 4.13(c), the Paying Agent may be any agent, depositary, tender agent, Paying Agent or other agent appointed by the Company to accomplish the purposes set forth herein.

(vii)An Asset Sale Offer Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with this Section 4.13(c)(vii) at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date, specifying:

(1)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(2)if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(3)the principal amount, if any, of such Note that remains subject to the original Asset Sale Offer Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

(viii)The Company will deposit with the Trustee (or other Paying Agent appointed by the Company), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Asset Sale Offer Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Asset Sale Offer Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Asset Sale Offer Repurchase Date) will be made on the later of (i) the Asset Sale Offer Repurchase Date (provided the Holder has satisfied the conditions of this Section 4.13(c)) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.13(c) by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the amount necessary to repurchase all of the Notes to be repurchased at the appropriate Asset Sale Offer Repurchase Price.

(ix)If by 11:00 a.m. New York City time, on the Asset Sale Offer Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Asset Sale Offer Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the applicable procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Asset Sale Offer Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Asset Sale Offer Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Asset Sale Offer Repurchase Price and (y) to the extent not included in the Asset Sale Offer Repurchase Price, accrued and unpaid interest, if applicable).

(x)Upon surrender of a Physical Note that is to be repurchased in part pursuant to this Section 4.13(c), the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

(xi)In connection with any repurchase offer upon an Asset Sale Trigger pursuant to this Section 4.13(c), the Company will, if required:

(1)comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(2)file a Schedule TO or any other required schedule under the Exchange Act; and

(3)otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Section 4.13(c) to be exercised in the time and in the manner specified in this Section 4.13(c) subject to postponement in order to allow the Company to comply with applicable law.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon an Asset Sale Trigger, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

(d)Notwithstanding anything to the contrary herein, the Net Cash Proceeds from the sale of any Surplus Note to one or more third parties shall not be used by the Company or any of its Restricted Subsidiaries to fund the purchase price for any acquisition of all or substantially all of the assets of any other Person or division or line of business of a Person (whether structured through one or more transactions as an asset acquisition, acquisition of the Equity Interests of any Person, merger or consolidation).

(e)Notwithstanding anything to the contrary herein, the foregoing covenant in this Section 4.13 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than 10.00% of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.14Further Assurances.

(a)Promptly following (and in any event, within the applicable time periods specified by any Related Collateral Document) the Company’s or any Subsidiary Guarantor’s acquisition of any assets or property (other than Excluded Property (as defined in the Security Agreement)) after the Issue Date, which in each case constitutes Collateral (“After-Acquired Collateral”), the Company or such Subsidiary Guarantor shall execute and deliver such security instruments and financing statements as shall be reasonably necessary to vest in the Collateral Agent a first-priority perfected security interest in such After-Acquired Collateral and to have such After-Acquired Collateral added to the Collateral, in each case, to the extent required by and subject to the limitations under this Indenture (including the limitations set forth in the definition of “Collateral Requirement”), the Related Collateral Documents and any applicable Intercreditor Agreement, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Collateral to the same extent and with the same force and effect.

(b)The Company shall, and shall cause each Subsidiary Guarantor to, at its own cost and expense, execute any and all further Related Collateral Documents, financing statements, agreements and instruments and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request (including without limitation, the delivery of Officers’ Certificates and Opinions of Counsel), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Related Collateral Documents, in each case, subject to the limitations set forth in this Indenture (including the limitations set forth in the definition of “Collateral Requirement”), the Related Collateral Documents and any applicable Intercreditor Agreement.  In addition, from time to time, the Company shall, and shall cause each Subsidiary Guarantor, to reasonably promptly secure the obligations under this Indenture, the Notes, the Note Guarantees and the Related Collateral Documents by pledging or creating, or causing to be pledged or created, perfected first-priority security interests in and Liens on the Collateral, in each case, to the extent required and subject to the limitations under this Indenture (including the limitations set forth in the definition of “Collateral Requirement”), the Related Collateral Documents and any applicable Intercreditor Agreement, subject to no Liens other than Permitted Liens.  Such security interests and Liens will be created under the Related Collateral Documents and other security agreements and other instruments and documents.

Section 4.15Additional Subsidiary Guarantors.

(a)On and after the Issue Date, the Company will cause each of the Company’s Subsidiaries that is not an Excluded Subsidiary to promptly (but in any event within 60 calendar days of (i) such Subsidiary that was previously deemed an Excluded Subsidiary ceasing to be an Excluded Subsidiary, or (ii) the acquisition or formation of a Subsidiary which is not an Excluded Subsidiary):

(i)execute and deliver a supplemental indenture to this Indenture, pursuant to which such Subsidiary will agree to be a Subsidiary Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 18; provided that, if reasonably requested by the Collateral Agent, such Subsidiary Guarantor shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel to the effect that: (A) such Note Guarantee has been duly executed and authorized by such Subsidiary Guarantor; and (B) such Note Guarantee and joinders to any applicable Related Collateral Documents pursuant to Section 4.13(b) constitute a valid, binding and enforceable obligation of such Subsidiary Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is sought in equity or at law) and other exceptions; and

(ii)waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Note Guarantee.

(b)In addition, the Company shall cause each Subsidiary Guarantor to become a party to the applicable Related Collateral Documents and take such actions required thereby to grant to the Collateral Agent, for the benefit of itself, the Trustee and the Holders, a perfected first-priority security interest in any Collateral held by such Subsidiary Guarantor, in each case, to the extent required and subject to the limitations under this Indenture (including the limitations set forth in the definition of “Collateral Requirement”), the Related Collateral Documents and any applicable Intercreditor Agreement and subject to Permitted Liens.

Section 4.16Minimum Liquidity.

(a)The Company and the Subsidiary Guarantors shall maintain Liquidity of at least $25,000,000 as of the last day of each calendar month (the “Liquidity Covenant” and such date, the “Test Date”).

(b)Notwithstanding anything to the contrary herein, in the event that the Company and its Restricted Subsidiaries fail to comply with the requirements of the Liquidity Covenant as of the Test Date, at any time thereafter until the 45th day after such Test Date, the Company shall have the right to issue common Qualified Equity Interests or raise other capital (provided such other capital raises are reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Notes then outstanding) for cash or otherwise receive cash contributions to the capital of the Company as cash common Qualified Equity Interests or other permitted capital raises (collectively, the “Cure Right” and such period, the “Cure Period”), and upon the receipt by the Company of the net cash proceeds of such issuance that are not otherwise utilized for any other purpose (the “Cure Amount”) pursuant to the exercise by the Company of such Cure Right such Liquidity Covenant shall be recalculated giving effect to the receipt of such Net Cash Proceeds.  If, after giving effect to the foregoing pro forma adjustment, the Company and the Subsidiary Guarantors shall then be in compliance with the requirements of the Liquidity Covenant, the Company and the Subsidiary Guarantors shall be deemed to have satisfied the requirements of the Liquidity Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Liquidity Covenant that would have occurred shall be deemed cured for all purposes under this Indenture and the other Note Documents. If, on the last day of the Cure Period after giving effect to the Cure Right, the Company and the Subsidiary Guarantors are still not in compliance with the requirements of Section 4.16(a), then the Company shall promptly deliver to the Trustee an Officers’ Certificate notifying the Trustee of such failure to comply.

(c)Notwithstanding anything herein to the contrary, during the term of this Indenture, the Cure Right shall not be exercised more than one time.

(d)Notwithstanding anything to the contrary herein, the foregoing covenant in this Section 4.16 will cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than 10.00% of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.17Designation of Restricted and Unrestricted Subsidiaries.

(a)The Company may at any time after the Issue Date designate (a “Designation”) any Restricted Subsidiary of the Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary that owns, or which has any Subsidiary which owns, any Qualified Equity Interests or Indebtedness of, or owns or holds any Lien on, any Collateral of, the Company or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated) may be designated as an Unrestricted Subsidiary, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of any Indebtedness other than the Notes, (iv) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation have and do not thereafter incur any Indebtedness pursuant to which the Holders of such Indebtedness has recourse to any of the assets of the Company or any of the Restricted Subsidiaries, (v) either (x) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (y) if such Subsidiary has consolidated assets greater than $1,000, then the Company could make a Restricted Payment at the time of such Designation in an amount equal to the Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in such Subsidiary under Section 4.12 and such amount is thereafter treated as an “Investment” for purposes of calculating the amount of Restricted Payments thereunder, and (vi) other than with respect to Subsidiaries to be so designated that are regulated Subsidiaries or variable interest entities, immediately after giving effect to the designation of such Subsidiary, the total consolidated assets of all other Unrestricted Subsidiaries shall not exceed 10.00% of the total consolidated assets of the Company and its Restricted Subsidiaries.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Issue Date shall constitute an Investment by the Company therein at the date of designation in an amount equal to the Fair Market Value of the Company’s or its Subsidiary’s (as applicable) investment therein.  The Designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any Investment by the Company or the applicable Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

(b)The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect such Revocation:

(i)the Consolidated Coverage Ratio would not be less than immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;

(ii)all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

(iii)no Event of Default has occurred and is continuing after giving effect to such Revocation.

(c)Each Designation and Revocation must be evidenced by promptly delivering to the Trustee an Officers’ Certificate certifying compliance with the preceding provisions.  A Revocation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01Lists of Holders.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each March 15 and September 15 in each year beginning with September 15, 2023, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right;

(d)failure by the Company to issue an Asset Sale Offer Company Notice in accordance with Section 4.13(c)(iv), issue a Company Notice in accordance with Section 15.01(c), a Fundamental Change Company Notice in accordance with Section 15.02(c), or notice of a specified corporate event in accordance with Section 14.01(b)(ii) or 14.01(b)(iii), in each case, when due;

(e)failure by the Company to comply with its obligations under Article 11;

(f)failure by the Company continues for 60 days after a written notice from the Trustee or the Holders of at least 25.00% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)default by the Company or any Restricted Subsidiary of the Company with respect to any Indebtedness for money borrowed in an aggregate amount in excess of $5,000,000, whether such Indebtedness now exists or shall hereafter be created, which default: (i) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross-acceleration provision”);

(h)a failure by the Company or any Restricted subsidiary to pay a final judgment or judgments (but for the avoidance of doubt, not including any settlements) for the payment of money in the aggregate in excess of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance or indemnities) rendered against the Company or any Restricted Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which judgment becomes final or the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(k)(i) any Related Collateral Document or any material provision thereof, after delivery thereof pursuant to the terms of this Indenture or the Related Collateral Documents, shall for any reason (other than pursuant to the terms hereof and thereof, including as a result of a transaction not prohibited under this Indenture) cease to be in full force and effect with respect to any material portion of the Collateral, (ii) such security interest in a material portion of the Collateral created, or purported to be created, by the Security Agreement shall for any reason cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that any such perfection or priority is not required pursuant to the terms of the definition of “Collateral Requirement” or the Related Collateral Documents or any loss thereof results from the failure of the Collateral Agent to maintain possession of certificates or possessory collateral actually delivered to it representing securities pledged under the Related Collateral Documents, or (iii) the Company or any Subsidiary Guarantor denies or disaffirms its obligations under any such Related Collateral Document, in each case, except for a failure that would not be material to the Holders of the Notes and would not materially and adversely affect the value of the Collateral taken as a whole; or

(l)except as permitted by this Indenture, the Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated pursuant to the Related Collateral Documents or Article 18 of this Indenture) or is declared null and void in a judicial proceeding and such default continues for 20 days after notice as provided below, or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms in writing its obligations under this Indenture or its Note Guarantee.

Notwithstanding the foregoing, a Default under clauses (f), (k) or (l) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company of such default or the Holders of not less than 25.00% of the aggregate principal amount of the notes then outstanding notify the Company and the Trustee of the Default, and the Company does not cure such Default within the time specified after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken and reported publicly or to holders more than two (2) years prior to such notice of Default.  Such notice must specify the Default, demand that it be remedied and state that such notice is a notice of Default.

Section 6.02Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25.00% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders, shall) declare 100.00% of the principal of, premium, if any, of and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100.00% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal or interest of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time, plus one percent) and amounts due to the Trustee and Collateral Agent pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09 and amounts due to the Trustee or the Collateral Agent pursuant to Section 7.06 have been paid, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03Additional Interest.  Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day following the occurrence of such an Event of Default during which such Event of Default is continuing.  Subject to the second immediately succeeding paragraph, Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d).  If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 366th day), the Notes shall be immediately subject to acceleration as provided in Section 6.02.  The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b).  In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period.  Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest payable at the Company’s election for failure to comply with its obligations as set forth in Section 4.06(b) as set forth in this Section 6.03, together with any Additional Interest that may accrue as a result of the Company’s failure to file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), pursuant to Section 4.06(d), accrue at a rate in excess of 1.00% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, following the demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, plus one percent.  If the Company shall fail to pay such amounts forthwith promptly following such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Collateral of the Company or the Subsidiary Guarantors upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and Collateral Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and Collateral Agent under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any of the Note Obligations or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, the Trustee and the Collateral Agent shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, the Trustee and the Collateral Agent shall continue as though no such proceeding had been instituted.

Section 6.05Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in each of its capacities) and the Collateral Agent under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price), premium or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)Holders of at least 25.00% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)such Holders shall have offered and, if requested, provided to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09;

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.07Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of

Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.  The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.

Section 6.09Direction of Proceedings and Waiver of Defaults by Majority of Holders.  Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee and Collateral Agent, as applicable, may take any other action deemed proper by the Trustee or Collateral Agent, as applicable, that is not inconsistent with such direction.  The Trustee and Collateral Agent may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee and Collateral Agent in personal liability (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder).  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price, any Repurchase Price, any Asset Sale Offer Repurchase Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10.00% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default of which the Trustee has written notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In the event an Event of Default has occurred and is continuing of which the Trustee has written notice or actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee or Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)prior to the occurrence of an Event of Default of which the Trustee has written notice or actual knowledge and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes; and

(i)in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent, Collateral Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent, Collateral Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee or Collateral Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 7.01:

(a)the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(g)the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(h)the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(i)the Trustee shall have no obligation to monitor the Subscription Agreement or compliance with any of the parties’ obligations thereunder.

In no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes and such notice references the Notes and/or this Indenture.

Section 7.03No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof), Collateral Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent, Collateral Agent or Note Registrar.

Section 7.05Monies and Shares of Common Stock to Be Held in Trust.  All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06Compensation and Expenses of Trustee and Collateral Agent.  The Company covenants and agrees to pay to the Trustee and Collateral Agent (in each of their capacities under this Indenture) from time to time, and the Trustee and Collateral Agent shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee, the Collateral Agent and the Company, and the Company will pay or reimburse the Trustee and Collateral Agent promptly following its request for all reasonable and documented out-of-pocket expenses, disbursements and advances reasonably incurred or made by the Trustee or Collateral Agent in accordance with any of the provisions of this Indenture or the Related Collateral Documents in any capacity hereunder or thereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith.  The Company and the Subsidiary Guarantors, jointly and severally, also covenant to indemnify the Trustee and Collateral Agent in any capacity under this Indenture, the Related Collateral Documents and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or the Related Collateral Documents.  The Trustee and the Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice.  Failure by the Trustee and/or the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee and Collateral Agent shall provide reasonable cooperation at the Company’s expense in the defense.  The Trustee and the Collateral Agent may each have a separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s or Collateral Agent’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee or as the context may require, the Company and the Collateral Agent in connection with such defense provided further that, the Company shall be required to pay the reasonable and documented fees and expenses of such counsel in evaluating such conflict.

The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and Collateral Agent and to pay or reimburse the Trustee and Collateral Agent for expenses, disbursements and advances shall be secured by a senior Lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  Subject to applicable law, the Trustee’s and Collateral Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.  The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee or Collateral Agent, as applicable.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and Collateral Agent.

Without prejudice to any other rights available to the Trustee and Collateral Agent under applicable law, when the Trustee, the Collateral Agent and agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07Officers’ Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee or Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee or Collateral Agent, as applicable, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee or Collateral Agent, as applicable, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee or Collateral Agent, as applicable, shall be full warrant to the Trustee and Collateral Agent, as applicable, for any action taken or omitted by it under the provisions of this Indenture and the Related Collateral Documents upon the faith thereof.

Section 7.08Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09Resignation or Removal of Trustee.

(a)The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)In case at any time any of the following shall occur:

(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders.  If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13Limitation on Duty of Trustee in Respect of Collateral.  The Trustee and Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates actually delivered to the Collateral Agent representing securities pledged under the Related Collateral Documents).  The Trustee and Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Related Collateral Documents by the Company or any Subsidiary Guarantor.  Notwithstanding any grant of authority to the Trustee or the Collateral Agent in this Indenture or the Related Collateral Documents, under no circumstances shall the Trustee or the Collateral Agent be obligated to perfect or maintain the perfection of the security interest in the Collateral, including the obligation to file financing statements or continuation statements.

Section 7.14Collateral Documents; Intercreditor Agreements.  By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver each Intercreditor Agreement and any other Related Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Related Collateral Documents executed after the Issue Date, and in the case of the Trustee, to authorize the Collateral Agent to take any action permitted under the Note Documents.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, each Intercreditor Agreement or any other Related Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).  The Trustee, Collateral Agent and each Holder hereby agree that it will be bound by and will take no actions contrary to the provisions of any applicable Intercreditor Agreement.  Notwithstanding anything in this Indenture or any other Note Document (other than any Intercreditor Agreement) to the contrary, in the case of any conflict between this Indenture or such other Note Document, on the one hand, and an Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall control and govern.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company, the Trustee or the Collateral Agent solicits the taking of any action by the Holders of the Notes, the Company, the Trustee or the Collateral Agent may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03Who Are Deemed Absolute Owners.  The Company, the Trustee, the Collateral Agent, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price, any Repurchase Price, any Asset Sale Offer Repurchase Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor the Collateral Agent nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  The sole registered holder of a Global Note shall be the Depositary or its nominee.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned or held by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes.  Such notice shall also be delivered to the Company.  Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10.00% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01Supplemental Indentures Without Consent of Holders.  Notwithstanding Section 9.02 of this Indenture, the Company, any Subsidiary Guarantor (with respect to its Note Guarantee or this Indenture), if applicable, the Trustee and the Collateral Agent may from time to time and at any time amend or supplement the Note Documents or the Intercreditor Agreements, enter into an indenture or indentures supplemental hereto, without the consent of any Holder, for one or more of the following purposes:

(a)to cure any ambiguity, omission, mistake, defect, error or inconsistency, or reduce the minimum denomination of the Notes;

(b)to provide for the assumption by a Successor Company of the obligations of the Company or a Subsidiary Guarantor under any Note Document or in connection its compliance with Article 11;

(c)to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d)to add a Subsidiary Guarantor or to confirm the release of a Subsidiary Guarantor from its Note Guarantee in accordance with this Indenture, the Notes or the Related Collateral Document;

(e)to add additional assets as Collateral to secure the Notes or any Note Guarantee;

(f)to add to the covenants or Events of Default of the Company or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(g)to make any change (including changing the CUSIP or other identifying number on any Notes) that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder in any material respect (as determined in the good faith of the Company);

(h)to irrevocably elect a Settlement Method and/or a Specified Dollar Amount, or eliminate the Company’s right to elect a Settlement Method;

(i)in connection with any Merger Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Note Documents to the extent expressly required by Section 14.07;

(j)to evidence and provide for the appointment of a successor Trustee, Note Registrar, Paying Agent, Conversion Agent or Collateral Agent in accordance with the terms of this Indenture or to provide for the accession by the Trustee to any Note Document;

(k)to release Collateral from the Lien pursuant to this Indenture, the Related Collateral Documents in accordance with the terms of this Indenture and the Security Agreement;

(l)to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture or the Security Agreement, as applicable;

(m)to comply with any requirement of the Commission in connection with the qualification or maintenance of the qualification of this Indenture under the Trust Indenture Act;

(n)to make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes to the extent permitted under Section 2.10;

(o)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect;

(p)to secure Permitted Junior Indebtedness to the extent permitted under this Indenture and the Related Collateral Documents;

(q)to comply with the rules and procedures of any applicable securities depositary; or

(r)to make, complete or confirm any grant of Collateral permitted or required under this Indenture, the Notes or any of the Related Collateral Documents or enter into additional or supplemental Related Collateral Documents in accordance with this Indenture and the Related Collateral Documents.

Upon the written request of the Company, or amendment or supplement to the Note Documents or the Intercreditor Agreements, the Trustee and, as applicable, the Collateral Agent shall join with the Company and the Subsidiary Guarantors, if applicable, in the execution of any such amended or supplemental indenture or amendment to the Note Documents or the Intercreditor Agreements, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and Collateral Agent shall not be obligated to, but may in their respective discretion, enter into any amended or supplemental indenture or amendment or supplement to the Note Documents or the Intercreditor Agreements that directly affects the Trustee’s and Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture or amendment to any Related Collateral Document authorized by the provisions of this Section 10.01 may be executed by the Company, the Trustee and, as applicable, the Collateral Agent, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, the Subsidiary Guarantors, the trustee and the Collateral Agent, as applicable, may from time to time and at any time amend or supplement the Note Documents, or enter into an indenture or indentures supplemental, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Note Documents or any supplemental indenture or of modifying in any manner the rights of the Holders or waive compliance with any provision of the Note Documents; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)reduce the principal amount of Notes whose Holders must consent to an amendment;

(b)reduce the stated rate of or extend the stated time for payment of interest on any Note (other than provisions relating to Sections 4.13 and 15.02);

(c)reduce the principal amount of any Note or extend the Maturity Date of any Note;

(d)reduce the premium payable upon the redemption of any Note or change the time at which any such Note may be redeemed, in each case, as set forth in Section 15.01; provided, any amendment to the minimum notice requirement that is set forth in Section 15.01 may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes;

(e)make any change that adversely affects the conversion rights of any Notes;

(f)reduce the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price or the Fundamental Change Repurchase Price of any Note or amend or modify or waive the terms of this Indenture in a manner adverse to the Holders the Company’s obligation to make such payments at the Redemption Price, Repurchase Prices, Asset Sale Offer Repurchase Price or Fundamental Change Repurchase Price (except that, prior to the time when an obligation of the Company to make an offer with respect to an Asset Sale or Fundamental Change has arisen in accordance with the terms of this Indenture, the making of an Asset Sale Offer or Fundamental Change Offer may be waived with the consent of the (i) Holders of at least 66 2/3% of the aggregate principal amount of the Notes outstanding and (ii) each Holder of 5.00% or more of the aggregate principal amount of the Notes outstanding);

(g)make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(h)impair the right of any Holder to institute suit for the enforcement of any payment of principal of and interest on such Holder’s Notes on or after the due dates therefor;

(i)change the ranking or priority of the Notes;

(j)adversely affect the ranking as to payment priority and lien priority of the Notes or any Subsidiary Guarantee to any other Indebtedness of the Company or the Subsidiary Guarantors;

(k)waive a Default or an Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(l)make any change in this Article 10 that requires each Holder’s consent described in this Section 10.02 or in the waiver provisions in Section 6.02 or Section 6.09; and

(m)make any change in the provisions of an Intercreditor Agreement or this Indenture relating to the pro rata application of payment or proceeds of Collateral in respect of the Notes required thereby in a manner that by its terms modifies the application of such payments or proceeds in respect of the Notes required thereby to be on a less than pro rata basis to the Holder of such Note.

In addition, without the consent of (A) the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding and (B) each Holder of 5.00% or more of the aggregate principal amount of the outstanding Notes, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Related Collateral Documents with respect to the Notes or otherwise reduce the principal amount of Notes whose Holders must consent to any action under this Indenture.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and, if applicable, the Collateral Agent shall join with the Company and the Subsidiary Guarantors, if applicable, in the execution of such amended or supplemental indenture or amendment or supplement to the other Note Documents unless such amended or supplemental indenture or amendment or supplement to the other Note Documents directly affects the Trustee’s or Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and Collateral Agent, if applicable, may in their respective discretion, but shall not be obligated to, enter into such amended or supplemental indenture or amendment or supplement to the other Note Documents.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amended or supplemental indenture or amendment or supplement to the other Note Documents.  It shall be sufficient if such Holders approve the substance thereof.  After any such amended or supplemental indenture or amendment or supplement to the other Note Documents becomes effective, the Company shall deliver to the Holders a notice briefly describing such amended or supplemental indenture or amendment or supplement to the other Note Documents.  However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amended or supplemental indenture or amendment or supplement to the other Note Documents.

Section 10.03Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Collateral Agent, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee and Collateral Agent.  In addition to the documents required by Section 19.05, the Trustee and Collateral Agent, if applicable, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or amendment to any Related Collateral Documents executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the Related Collateral Documents and such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture or amendment to any Related Collateral Document is the valid and binding obligation of the Company and the Subsidiary Guarantors, as applicable, subject to customary exceptions and qualifications.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01Company May Consolidate, Etc. on Certain Terms.

(a)Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(i)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (x) a corporation or (y) if such consolidation, merger, sale, conveyance, transfer or lease constitutes a Specified Fundamental Change and the Company otherwise complies with its obligations in Article 15, a corporation, partnership, limited liability company or similar entity, in each case, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes, this Indenture and the Related Collateral Documents and comply with the Collateral Requirement;

(ii)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(iii)to the extent the Company is not the Successor Company, each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that shall be released from its obligations under its Note Guarantee in connection with such transactions and (B) any Subsidiary Guarantor that is a party to the transactions in this Section 11.01, in which case Section 11.02 shall apply) shall have by supplemental indenture confirmed that its Note Guarantee (other than any Note Guarantee that shall be discharged or terminated in connection with such transactions) shall apply to the Successor Company’s obligations in respect of this Indenture and the Notes and that its obligations under the Related Collateral Documents shall continue to be in effect.

For purposes of this Section 11.01(a), the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.  For the avoidance of doubt, notwithstanding anything to the contrary herein, consummation of the Reciprocal Exchange Transaction shall not constitute a sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company or any of its Subsidiaries.

(b)Upon any transaction involving the Company in accordance with Section 11.01(a) in which the Company is not the Successor Company, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes Documents, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Notes Documents, except that the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of or premium, if any, and interest on the Notes.

(c)Sections 11.01(a)(ii) shall not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (i) an Affiliate incorporated or organized for the sole purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to an entity other than a corporation or (ii) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.  Section 11.01(a) shall not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company.

Section 11.02Subsidiary Guarantors May Consolidate, Etc. on Certain Terms.

(a)The Company shall not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one transaction or any series of related transactions, to another Person, unless:

(i)immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture;

(ii)either:

(1)if the provisions of Section 18.06 (other than as a result of Section 18.06(a)(iv)) of this Indenture do not result in the Note Guarantee by such Subsidiary Guarantor falling away in connection with such consolidation, merger or sale conveyance, assignment, transfer, lease or other disposal, the Person acquiring the assets in any such sales, conveyance, transfer, lease or other disposition or the Person formed by or surviving any such consolidation or merger (any such Person, a “Surviving Guarantor”) (A) is a

Domestic Subsidiary that does not constitute an Excluded Subsidiary and (B) expressly assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee and Collateral Agent, all of such Subsidiary Guarantor’s obligations under the Notes, this Indenture and the Related Collateral Documents and comply with the Collateral Requirement; or

(2)such transaction is made in compliance with Section 4.13; and

(iii)in such transaction in which there is a Surviving Guarantor, the Surviving Guarantor shall have delivered to the Trustee and Collateral Agent an Officers’ Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture and other amendments and supplements are authorized or permitted by this Indenture and the Related Collateral Documents and an Opinion of Counsel stating that the supplemental indenture and other amendments and supplements to the Related Collateral Documents are the valid and binding obligation of the surviving Person, subject to customary exceptions.

(b)Upon any transaction involving a Subsidiary Guarantor in accordance with Section 11.02(a) (other than a transaction described in Section 11.02(a)(ii)(1)(B)) in which such Subsidiary Guarantor is not the Surviving Guarantor, the Surviving Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture and the related Note Guarantee, and thereafter the predecessor Subsidiary Guarantor shall be relieved of all obligations and covenants under this Indenture and the related Note Guarantee, except that the predecessor Subsidiary Guarantor in the case of a lease of all or substantially all its assets shall not be released from the Note Guarantee obligations.

(c)Section 11.02(a)(i) shall not apply to any transaction in which the Subsidiary Guarantor consolidates or merges with or into or transfers all or substantially all its properties and assets to an Affiliate incorporated or organized for the sole purpose of reincorporating or reorganizing the Subsidiary Guarantor in another jurisdiction or changing its legal structure to a corporation or other entity.  Section 11.02(a) shall not apply to any transaction in which any Subsidiary Guarantor consolidates with, merges into or transfers all or part of its assets to the Company or any Subsidiary Guarantor.

Section 11.03Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company) or a Surviving Guarantor (if not the applicable Subsidiary Guarantor), as applicable, by supplemental indenture, executed and delivered to the Trustee and the Collateral Agent and reasonably satisfactory in form to the Trustee, of the due and/or punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Related Collateral Documents to be performed by the Company or Surviving Guarantor, as applicable, such Successor Company (if not the Company) or Surviving Guarantor, as applicable, shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company or the applicable Subsidiary Guarantor, shall be substituted for the

Company or the applicable Subsidiary Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part, and the Company or the applicable Subsidiary Guarantor, as applicable, shall be discharged from its obligations under the Notes, this Indenture and the Related Collateral Documents (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole).  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04Opinion of Counsel to Be Given to Trustee.  No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, provided that no Opinion of Counsel shall be required for a consolidation, merger or transfer contemplated by Section 11.02(c).

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Note or Note Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, any Subsidiary of the Company or any of their respective Affiliates in this Indenture or in any supplemental indenture or in any Note or Note Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director, as such, past, present or future, of the Company, any Subsidiary of the Company or of any successor corporation, either directly or through the Company or Subsidiary of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and Note Guarantees.  Each Holder by accepting a Note waives and releases all such liability.  The parties acknowledge such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01Conversion Privilege.

(a)Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding July 1, 2028 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after July 1, 2028 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 39.9956 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)(i) Prior to the close of business on the Business Day immediately preceding July 1, 2028, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection 14.01(b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion Rate on each such Trading Day.  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection 14.01(b)(i) and the definition of “Trading Price” set forth in this Indenture.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of “Trading Price”, along with appropriate contact information for each.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the

Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.  If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).  If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98.00% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)If, prior to the close of business on the Business Day immediately preceding July 1, 2028, the Company elects to:

(1)issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(2)distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10.00% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) (such notification, the “Certain Distributions Notification”) (x) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution or (y) at least 15 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (provided that, if the Company provides the Certain Distributions Notification in accordance with this clause (y) but not in accordance with the immediately preceding clause (x), notwithstanding anything to the contrary in Section 14.02 or any other provision of this Indenture, the Company shall be required to settle all conversions of Notes with a Conversion Date occurring during the period from, and including, the date of such Certain

Distributions Notification to, and including, the Record Date for such issuance or distribution (or the date of the Company’s announcement that such issuance or distribution will not take place) using Physical Settlement, and the Company shall so notify the Holders of such required Settlement Method in such Certain Distributions Notification).  Once the Company has delivered the Certain Distributions Notification, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

(iii)If a transaction or event that constitutes a Fundamental Change (as defined in Section 1.01 and determined after giving effect to any exceptions to or exclusions from such definition, but, solely for purposes of this Section 14.01(b)(ii), without regard to the proviso in clause (b) of the definition thereof) occurs prior to the close of business on the Business Day immediately preceding July 1, 2028, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets that occurs prior to the close of business on the Business Day immediately preceding July 1, 2028, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the date that is 25 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the earlier of (x) the Business Day after the Company gives notice of such transaction and (y) the actual effective date of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (x) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 25 Scheduled Trading Days prior to the anticipated effective date of such transaction or (y) if the Company does not have knowledge of such transaction at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv)Prior to the close of business on the Business Day immediately preceding July 1, 2028, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2023 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130.00% of the Conversion Price on each applicable Trading Day.  The Company shall determine at the beginning of each calendar quarter commencing after June 30, 2023 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) if the Notes become convertible in accordance with this clause (iv).

(v)If the Company calls any or all of the Notes for redemption pursuant to Article 16 prior to the close of business on the Business Day immediately preceding July 1, 2028, then a Holder may surrender all or any portion of its Notes for conversion at any time prior to the close of business on the Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time.  After that time, the right to convert on account of the delivery of such Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

Section 14.02Conversion Procedure; Settlement Upon Conversion.

(a)Subject to this Section 14.02 and Section 14.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, and all conversions for which the relevant Conversion Date occurs on or after July 1, 2028 shall be settled using the same Settlement Method.

(ii)Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after July 1, 2028, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)If, in respect of any Conversion Date (or one of the periods described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, in such Redemption Notice, or (y) on or after July 1, 2028, no later than July 1, 2028).  If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion

Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv)The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(1)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(2)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(3)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(vi)By notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to July 1, 2028, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method that the Company is then permitted to elect for all Conversion Dates occurring subsequent to delivery of such notice.  Concurrently with providing notice to all Holders, the Trustee and the Conversion Agent (if other than the Trustee) of an election to irrevocably fix the Settlement Method, the Company shall promptly file with or furnish to the Commission a Current Report on Form 8-K disclosing, issue a press release announcing or post on the Company’s website an announcement, that the Company has elected to irrevocably fix the Settlement Method (and describing such Settlement Method).  Notwithstanding the foregoing, no such irrevocable election shall affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Section 14.02. For the avoidance of doubt, such an irrevocable election, if made, shall be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(g).  However, the Company may nonetheless choose to execute such an amendment at its option.

(b)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice, a Repurchase Notice or an Asset Sale Offer Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice, Repurchase Notice or Asset Sale Offer Repurchase Notice, as applicable, in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  Except as set forth in Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method.  If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the converting Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.  Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted;

provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (4) a Repurchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date;  or (5) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Notes have been converted following such Regular Record Date.

(i)The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).  For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03[Intentionally Omitted].

Section 14.04Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 Î	OS’
OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’ =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0 =

the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and

OS’ =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 Î	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR’ =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y =

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(1), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iii) payments in respect of tender or exchange offers as to which an adjustment was effected pursuant to Section 14.04(e), (iv) distributions of Reference Property upon conversion of, or in exchange for, the Common Stock in a Merger Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 Î	SP0
SP0 – FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR’ =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0 =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 Î	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR’ =	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0 =

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of “Last Reported Sale

Price” as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 Î	SP0
SP0 – C

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR’ =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 Î	AC + (SP’ Î OS’)
OS0 – SP’

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ =

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0 =

the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’ =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of

Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’ =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

(f)Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder.  Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)solely for a change in the par value of the Common Stock; or

(v)for accrued and unpaid interest, if any.

(j)All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the

Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06Shares to Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 14.07Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)In the case of:

(i)any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)any consolidation, merger, combination or similar transaction involving the Company,

(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(h) providing for such change in the right to convert each $1,000 principal amount of Notes;

provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08Certain Covenants.

(a)The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

Section 14.10Notice to Holders Prior to Certain Actions.  In case of any:

(a)action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)Merger Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11Stockholder Rights Plans.  If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.  However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12Exchange In Lieu Of Conversion.  (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion.  In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, shares of Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, that would otherwise be due upon conversion pursuant to Section 14.02 (the “Conversion Consideration”).  If the Company makes an Exchange Election, the Company shall, before the close of business on the Trading Day immediately following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering its Notes for conversion that the Company has made the Exchange Election, and the Company shall notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration.

(b)Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary.  If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(c)The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

Section 14.13Beneficial Ownership Limitation.

(a)Notwithstanding anything to the contrary in this Indenture or the Notes, for so long as the Common Stock is registered under the Exchange Act, but subject to Section 14.13(f), no shares of Common Stock will be issued or delivered upon conversion of any Note, and no Note will be convertible by the Holder thereof, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of 9.9% of the then-outstanding shares of Common Stock immediately after giving effect to such conversion (the restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, the limitations on the convertibility of any Note pursuant to this Section 14.13 will not, in themselves, cause such Note to cease to be outstanding (and interest will continue to accrue on any portion of a Note that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 14.13), and such limitations will cease to apply if and when such Note’s convertibility and conversion will not violate this Section 14.13. For the avoidance of doubt, nothing in this Section 14.13 will affect the Company’s ability to elect any Settlement Method in accordance with this Indenture.

(b)If any Conversion Consideration otherwise due upon the conversion of any Note is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of any Note will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation.

(c)The satisfaction, by a Holder of any Note, of the requirements set forth in Section 14.02(b) to convert such Note will be deemed to be a representation, by such Holder to the Company, that the settlement of such conversion in full (assuming Physical Settlement), and without regard to this Section 14.13, will not contravene the Ownership Limitation.

(d)By written notice to the Company, a beneficial owner of any Note may from time to time increase or decrease the Ownership Limitation to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) calendar day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such beneficial owner. The provisions of this Section 14.13 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.13 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e)Upon the occurrence of a Merger Event, (i) the Ownership Limitation and this Section 14.13 will thereafter apply as if each reference to “Common Stock” in this Section 14.13 were instead a reference to the Common Equity (including depositary receipts representing Common Equity), if any, forming part of the Reference Property of such Merger Event; and (ii) if such Reference Property includes no such Common Equity or depositary receipts, then the Ownership Limitation and this Section 14.13 will thereafter cease to apply.

(f)Under no circumstances shall the Trustee or the Conversion Agent have any obligation to monitor the ownership of Common Stock of any Holder or beneficial owner of the Common Stock or identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 14.13.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01Repurchase at Option of Holders.

(a)Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on each of September 15, 2027 and March 15, 2028 (each, an “Installment Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, at a repurchase price equal to 100.00% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the applicable

Installment Repurchase Date (the “Installment Repurchase Price”), unless the Installment Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Installment Repurchase Price shall be equal to 100.00% of the principal amount of Notes to be repurchased pursuant to this Section 15.01(a); provided that, notwithstanding the foregoing, the aggregate principal amount of Notes to be repurchased on each such Installment Repurchase Date shall not exceed the lesser of (x) $15,000,000 aggregate principal amount of Notes, and (y) 5.00% of the aggregate principal amount of Notes outstanding on the applicable Company Notice Date (the “Maximum Installment Repurchase Amount”).

(b)If more than $30,000,000 aggregate principal amount of Existing Notes (the “Retirement Threshold”) remains outstanding on June 14, 2026 after giving effect to any applicable transactions made pursuant to proviso set forth in the first sentence of Section 4.13(c)(i), then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on June 15, 2026 (the “Put Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, at a repurchase price equal to 106.5% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Put Repurchase Date (the “Put Repurchase Price”), unless the Put Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders to Holders of record as of such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date and the Put Repurchase Price shall be equal to 106.5% of the principal amount of Notes to be repurchased pursuant to this Section 15.01(b).  Notwithstanding anything to the contrary contained herein, if, subsequent to the provision of a Company Notice that includes a Form of Put Repurchase Notice to the Trustee, the Paying Agent (if other than the Trustee) and to each Holder pursuant to Section 15.01(c), the Company notifies the Trustee in writing that less than the Retirement Threshold of Existing Notes will remain outstanding on June 14, 2026, then the Company Notice and Form of Put Repurchase Notice immediately shall be deemed to have been withdrawn and rescinded and of no force or effect, and the Company will be under no obligation to repurchase Notes on the Put Repurchase Date pursuant to this Section 15.01.

(c)Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Notice”) in the forms set forth in Attachment 2 or Attachment 3, as applicable, to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the applicable Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the applicable Repurchase Price therefor;

provided, that, with respect to any repurchase offer pursuant to Section 15.01(a), if Holders opt to tender (for repurchase pursuant to this Section 15.01) Notes, the Installment Repurchase Price of which would in the aggregate exceed the Maximum Installment Repurchase Amount, then the aggregate principal amount of Notes to be repurchased shall be limited to an aggregate principal amount of Notes for which the Installment Repurchase Price does not exceed the Maximum Installment Repurchase Amount.  If fewer than all tendered Notes are to be repurchased pursuant to the preceding sentence and (x) the Notes to be repurchased are Global Notes, the Notes to be repurchased shall be selected by the Company in accordance with the applicable procedures of the Depositary, or (y) the Notes to be repurchased are not Global Notes, the Company shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be repurchased (in principal amounts of $1,000 or multiples thereof) on a pro rata basis (subject to adjustment to maintain the authorized denominations of the Notes).  If any Note selected for partial repurchase is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for repurchase.

Each Repurchase Notice in respect of any Notes to be repurchased pursuant to a Company Notice shall state:

(1)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(2)the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with the applicable procedures of the Depositary.

Any Holder that does not deliver a Repurchase Notice prior to the Repurchase Expiration Time will be deemed to have elected to not participate in the relevant repurchase.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(d)Not less than 20 calendar days prior to each Repurchase Date, the Company shall provide written notice (the “Company Notice”) to the Trustee for such purpose, to the Paying

Agent (if other than the Trustee) and to each Holder (the date of such Company Notice, the “Company Notice Date”).  Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Company Notice on the Company’s website or through such other public medium as the Company may use at that time.  The Company Notice shall include the applicable Form of Repurchase Notice to be completed by a holder and shall state:

(i)the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)the Repurchase Price;

(iii)the Repurchase Date;

(iv)the name and address of the Paying Agent and the Conversion Agent, if applicable;

(v)if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(vi)that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture; and

(vii)the procedures that Holders must follow to require the Company to repurchase their under this Section 15.01.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Company’s request, given at least five days before such notice is to be sent (or such shorter amount as agreed by the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes).  The Trustee will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02Repurchase at Option of Holders Upon a Fundamental Change.

(a)If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 105.25% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 105.25% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 4 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time.  Each Fundamental Change Company Notice shall specify:

(i)the events causing the Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, given at least five days before such notice is to be sent (or such shorter amount as agreed by the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.02 by a Holder thereof to the extent such Holder has also delivered a Repurchase Notice with respect to such Note in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.

(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03Withdrawal of Fundamental Change Repurchase Notice or Repurchase Notice.

(a)A Fundamental Change Repurchase Notice or Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the second Business Day immediately preceding the Repurchase Date, as the case may be, specifying:

(i)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice or Repurchase Notice, which portion must be in minimum denominations of $1,000 or a multiple in excess thereof, provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

Section 15.04Deposit of Fundamental Change Repurchase Price or Repurchase Price.

(a)The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Repurchase Price, as the case may be.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or second Business Day immediately preceding the Repurchase Date, as applicable) will be made on the later of (i) the Fundamental Change Repurchase Date or the Repurchase Date, as applicable (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or the Repurchase Price, as applicable.

(b)If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or the Repurchase Date, as applicable, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or the Repurchase Price, as applicable, and, if applicable, accrued and unpaid interest).

(c)Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.05Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Company will, if required:

(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)file a Schedule TO or any other required schedule under the Exchange Act; and

(c)otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01Optional Redemption.  No sinking fund is provided for the Notes.  The Notes shall not be redeemable by the Company prior to October 1, 2024.  On or after October 1, 2024, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes (subject to the first sentence of Section 16.02(d)), at the applicable Redemption Price.

Section 16.02Notice of Optional Redemption; Selection of Notes.

(a)In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any portion of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 45 Scheduled Trading Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 50 nor more than 70 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent and the Paying Agent.  The Redemption Date must be a Business Day, and the Company shall not specify a Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date. The Company shall not, and the Company shall not be permitted to, send a Redemption Notice so long as, as of the date of the Redemption Notice, the Company shall have failed to file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that it was required to file such reports and materials), after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K.

(b)The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)Each Redemption Notice shall specify:

(i)the Redemption Date;

(ii)the Redemption Price;

(iii)that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)the Conversion Rate;

(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)If the Company elects to redeem fewer than all of the outstanding Notes, the Company must, in the case of each Optional Redemption, elect to redeem a minimum of $62,500,000 aggregate principal amount of Notes.  If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary.  If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate.  If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03Payment of Notes Called for Redemption.

(a)If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.  The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c)Upon surrender of a Note that is to be redeemed in part pursuant to Section 16.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

Section 16.04Restrictions on Redemption.  The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

COLLATERAL AND SECURITY

Section 17.01Security Interest; Collateral Agent.  The due and punctual payment of the principal (including the Fundamental Change Repurchase Price, the Asset Sale Offer Repurchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, and Conversion Obligation with respect to, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment, demand or otherwise, and interest on the overdue principal (including the Fundamental Change Repurchase Price, the Asset Sale Offer Repurchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee and the Collateral Agent under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreements and the Related Collateral Documents, according to the terms hereunder or thereunder, are secured as provided in the Related Collateral Documents.

(a)Each Holder of Notes, by its acceptance thereof, and the Trustee hereby (i) consents and agrees to the terms of the Related Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Agent to enter into any Related Collateral Document on such Holder’s and Trustee’s behalf) and the Intercreditor Agreements, in each case, as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and this Indenture and (ii) authorizes and appoints U.S. Bank Trust Company, National Association as the Collateral Agent, and authorizes and directs the Collateral Agent to enter into the Related Collateral Documents and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture, including but not limited to the right to be compensated, reimbursed and indemnified under Section 7.06, in the acceptance, execution, delivery and performance of its role as Collateral Agent hereunder and under the Related Collateral Documents and the Intercreditor Agreements as though fully set forth therein.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Related Collateral Documents and the Intercreditor Agreements, the Collateral Agent shall not have any duties or responsibilities hereunder nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Related Collateral Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)The Company consents and agrees to be bound, and, subject to Section 17.05, to cause the Subsidiary Guarantors to consent and agree to be bound by the terms of the Related Collateral Documents, as the same may be in effect from time to time, and agrees to perform its, and to cause the Subsidiary Guarantors to perform their, obligations thereunder in accordance therewith.  The Company will deliver to the Collateral Agent copies of all documents required to be delivered pursuant to the Related Collateral Documents, and the Company will, and, subject to Section 17.05, the Company will cause each Subsidiary Guarantor to, do or cause to be done all such acts and things as may be required by, and subject to the limitations set forth in, the provisions of the Related Collateral Documents to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and thereby, and to create and maintain enforceable and perfected Liens in and to the Collateral as contemplated by the Related Collateral Documents or any part thereof, as from time to time constituted (subject to the limitations set forth therein and in the Intercreditor Agreements), in favor of the Collateral Agent for the benefit of the Trustee, the Holders and the Collateral Agent, and to otherwise comply with the Collateral Requirement.

(c)The Collateral Agent shall not (i) be liable for any action taken or omitted to be taken by it in good faith under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Related Collateral Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or

(ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture, any Related Collateral Document, any Intercreditor Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Related Collateral Documents or the Intercreditor Agreements and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Related Collateral Documents or the Intercreditor Agreements, or for any failure of any other party to this Indenture, the Related Collateral Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder.  The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Related Collateral Documents or the Intercreditor Agreements or to inspect the properties, books, or records of the Company or any of its Affiliates.

(d)No provision of this Indenture, any Related Collateral Document or any Intercreditor Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.  Notwithstanding anything to the contrary contained in this Indenture, the Related Collateral Documents or the Intercreditor Agreements, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(e)Subject to Section 17.05 hereof, in each case that the Collateral Agent may or is required hereunder to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Related Collateral Document or Intercreditor Agreement, the Collateral Agent may seek direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in good faith in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  Subject to Section 17.05 hereof, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(f)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes subject to this Article 17.

(g)Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith.

(h)Each successor Trustee may become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.

(i)Without limiting the generality of the authority granted to the Collateral Agent under clause (a) above to enter into Intercreditor Agreements, if the Company or any Subsidiary Guarantor (x) incurs any Permitted Junior Indebtedness at any time when neither a Permitted Junior Intercreditor Agreement is in effect or at any time when Permitted Junior Indebtedness that is subject to a Permitted Junior Intercreditor Agreement is concurrently retired, and (y) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into a Permitted Junior Intercreditor Agreement in favor of a designated agent or representative for the holders of such Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company and the Subsidiary Guarantors), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

Section 17.02No Impairment of the Security Interests.  Except as otherwise permitted under this Indenture, the Intercreditor Agreements and the Related Collateral Documents, neither the Company nor the Subsidiary Guarantors will be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes.

Section 17.03Authorization of Actions to Be Taken by the Collateral Agent Under the Related Collateral Documents and the Intercreditor Agreements.

(a)Subject to the provisions of Section 7.01 and the terms of the Related Collateral Documents and the Intercreditor Agreements, the Trustee may (but shall have no obligation to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)enforce any of the terms of the Related Collateral Document and the Intercreditor Agreements; and

(ii)collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Related Collateral Documents and the Intercreditor Agreements.

(b)Subject to the provisions of this Indenture, the Related Collateral Documents and the Intercreditor Agreements, the Trustee and/or the Collateral Agent will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture, the Related Collateral Documents or the Intercreditor Agreements, and such suits and proceedings as may be necessary to preserve or protect the interests of the Trustee, the Collateral Agent and the interests of the Holders of Notes in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Related Collateral Documents or be prejudicial to the interests of the Holders or of the Trustee and/or the Collateral Agent).

Section 17.04Authorization of Receipt of Funds by the Collateral Agent under the Related Collateral Documents and the Intercreditor Agreements.  The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Related Collateral Documents and/or the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders according to the provisions of this Indenture with respect to the Collateral.

Section 17.05Termination of Security Interest; Release of Collateral.

(a)Collateral will be released automatically and unconditionally from the Liens securing the Note Obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Note Guarantees and the Related Collateral Documents without the consent or further action of any Person:

(i)in whole or in part, as applicable, upon the sale, transfer, exclusive license, agreement or other disposition of such property or assets (including a disposition resulting from eminent domain, condemnation or similar circumstances) by the Company or any Subsidiary Guarantor to the extent permitted pursuant to this Indenture, the Related Collateral Documents and the Intercreditor Agreements; provided that, solely to the extent that such transaction constitutes the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s or a Subsidiary Guarantor’s property and assets, in one transaction or a series of related transactions, such transaction complies with Article 11;

(ii)with the consent of (A) the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes and (B) each Holder of 5.00% or more of the aggregate principal amount of the outstanding Notes;

(iii)in the case of a Subsidiary Guarantor that is released from its Note Guarantee pursuant to the terms of this Indenture, the release of that portion of the Collateral owned by such Subsidiary Guarantor;

(iv)upon the occurrence of a Fundamental Change described in clauses (a) or (b) of the definition thereof; or

(v)in accordance with the applicable provisions of the Related Collateral Documents and/or the Intercreditor Agreements.

(b)Neither the Trustee nor the Collateral Agent shall have any duty or liability for determining the Company’s compliance with this Section 17.05, but instead may rely exclusively on any Officers’ Certificates issued by the Company under this Section 17.05.

(c)The security interests granted under this Indenture and all Related Collateral Documents will terminate upon the full and final payment and performance of all Note Obligations (other than yet unasserted Contingent Obligations) of the Company and any other obligors, if any and as applicable, under this Indenture, the Notes, the Note Guarantees, the Related Collateral Documents and the Intercreditor Agreements.

(d)The release of any Collateral from the terms of the Related Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture, the Related Collateral Documents or the Intercreditor Agreements if and to the extent the Collateral is released pursuant to this Indenture or the Related Collateral Documents or upon the satisfaction and discharge of this Indenture.  For the avoidance of doubt, the requirements of Section 314(d) of the Trust Indenture Act shall not apply to any release of the Collateral.

(e)Upon such release or any release of Collateral or any part thereof in accordance with the provisions of this Indenture, the Related Collateral Documents or the Intercreditor Agreements, upon the request and at the sole cost and expense of the Company and the Subsidiary Guarantors, the Trustee shall direct the Collateral Agent to and upon such request and direction, the Collateral Agent shall:

(i)assign, transfer and deliver to the Company or the applicable Subsidiary Guarantor, as the case may be, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms of the Related Collateral Documents or the Intercreditor Agreements;

(ii)execute and deliver UCC financing statement amendments or releases (which shall be prepared by the Company or any Subsidiary Guarantor) to the extent necessary to delete such Collateral or any part thereof to be released from the description of assets in any previously filed financing statements; and

(iii)execute and deliver such documents, instruments or statements (which shall be prepared by the Company or any Subsidiary Guarantor) and take such other action as the Company may request to cause to be released and reconveyed to the Company, or the applicable Subsidiary Guarantor, as the case may be, such Collateral or any part thereof to be released and to evidence or confirm that such Collateral or any part thereof to be released has been released from the Liens of each of this Indenture and each of the Related Collateral Documents.

Section 17.06Maintenance of Collateral.  The Company shall, and shall cause each of its Restricted Subsidiaries to keep and maintain all properties material to the conduct of its business or the business of any of its Restricted Subsidiaries in good working order and condition (ordinary wear and tear and casualty and condemnation excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Restricted Subsidiaries’ businesses, taken as a whole; provided that nothing in this Section 17.06 shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any such property if such discontinuance is, in the judgment of the Company, desirable to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 17.07Concerning the Collateral Agent.  The Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities afforded to the Trustee under Article 7.  The Collateral Agent may resign or be removed in accordance with Sections 7.09, 7.10 and 7.11, with references to Trustee therein deemed to be references to Collateral Agent.

Section 17.08Limitation on Remedies.  Notwithstanding anything to the contrary contained herein or in any Note Document, but subject to Section 19.17, the Trustee and the Collateral Agent may not exercise any right or remedy hereunder over all or any part of the Collateral which results in a change of control of any regulated insurance company sufficient to require either the filing of (a) a National Association of Insurance Commissioners Form A or (b) an application for an exemption from the requirement to file such a form with the applicable governmental authority (including any applicable insurance regulatory body) unless the Trustee and/or Collateral Agent has first obtained the consent of all applicable insurance regulators required under applicable law.

ARTICLE 18

GUARANTEES

Section 18.01Note Guarantee.  Subject to this Article 18, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder, the Trustee and the Collateral Agent and each of their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal (including the Fundamental Change Repurchase Price, Repurchase Price, Asset Sale Offer Repurchase Price or Redemption Price, if applicable) of and accrued and unpaid interest on each of the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(a)The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver, amendment or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations (other than yet unasserted Contingent Obligations) contained in the Notes, the Related Collateral Documents and this Indenture, or pursuant to Section 18.06.

(b)If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c)Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Note Obligations guaranteed hereby until payment in full of all Note Obligations (other than yet unasserted Contingent Obligations) guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Note Obligations as provided in Article 6, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(d)Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e)In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)Each payment to be made by a Subsidiary Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(g)Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge.

Section 18.02Limitation on Guarantor Liability.  Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or other similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 18, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with U.S. GAAP.

Section 18.03Execution and Delivery.  To evidence a Note Guarantee set forth in Section 18.01, each Subsidiary Guarantor shall execute this Indenture or, if after the date hereof, a supplemental indenture pursuant to which it will agree to be a Subsidiary Guarantor and become bound by the terms of this Indenture applicable to Subsidiary Guarantors, including without limitation, this Article 18.

(a)Pursuant to any such supplemental indenture, each Subsidiary Guarantor shall agree that its Note Guarantee set forth in Section 18.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

(b)If required by Section 4.17 the Company shall cause any newly created or acquired Subsidiary that is not an Excluded Subsidiary, or any Subsidiary previously deemed to be an Excluded Subsidiary that ceases to be an Excluded Subsidiary, to comply with the provisions of Section 4.17 and this Article 18, to the extent applicable, within 60 calendar days on which such Subsidiary that is not an Excluded Subsidiary is created or acquired or ceases to be an Excluded Subsidiary (or such later date agreed to by the Collateral Agent in its sole discretion (including by email)).

Section 18.04Subrogation.  Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 18.01; provided that, if an Event of Default has occurred and is continuing for which notice of Acceleration has been given by the Trustee, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full (other than yet unasserted Contingent Obligations).

Section 18.05Benefits Acknowledged.  Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 18.06Release of Note Guarantees.

(a)A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Subsidiary Guarantor, the Company or the Trustee shall be required for the release of such Subsidiary Guarantor’s Note Guarantee:

(i)concurrently with any sale, exchange, disposition or transfer (by merger, consolidation or otherwise) of (x) any Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company (and the Company does not continue to have a majority economic interest in such Subsidiary Guarantor) or (y) all or substantially all assets of such Subsidiary Guarantor to a Person other than the Company or one of its Subsidiaries (provided that a release pursuant to this Section 18.06(a)(i) shall only apply if such transaction is entered into for a bona fide business purpose and not to circumvent the requirement to provide a Note Guarantee or grant security as certified in an Officers’ Certificate);

(ii)upon the merger or consolidation of such Subsidiary Guarantor with and into either the Company or any other Subsidiary Guarantor wherein the Company or such other Subsidiary Guarantor, as applicable, is the surviving Person in such merger or consolidation;

(iii)upon the dissolution or liquidation of such Subsidiary Guarantor following the transfer of all or substantially all of its assets to either the Company or another Subsidiary Guarantor;

(iv)concurrently with such Subsidiary becoming an Excluded Subsidiary;

(v)in accordance with the applicable provisions of the Note Guarantees and/or the Intercreditor Agreements;

(vi)with the consent of the (A) the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes and (B) each Holder of 5.00% or more of the aggregate principal amount of the outstanding Notes;

(vii)upon the occurrence of a Fundamental Change described in clauses (a) or (b) of the definition thereof; or

(viii)upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Note Guarantee obligations then due and owing.

(b)Neither the Trustee nor the Collateral Agent shall have any duty or liability or for determining the Company’s compliance with this Section 18.06, but instead may rely exclusively on any Officers’ Certificate issued by the Company under this Section 18.06.  At the written request, and sole cost and expense, of the Company, the Trustee (or the Collateral Agent, if applicable) shall execute and deliver any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee, subject to receipt of an Officers’ Certificate stating that all conditions precedent provided for in this Section 18.06 relating to such release have been complied with.

ARTICLE 19

MISCELLANEOUS PROVISIONS

Section 19.01Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 19.03Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, Collateral Agent or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee and Collateral Agent) to Porch Group, Inc., 2200 1st Avenue South, Suite 300, Seattle, WA 98134, Attention: General Counsel and Secretary, email: legal@porch.com, with a copy (which shall not constitute notice) to Sidley Austin LLP, One South Dearborn, Chicago, IL 60603, Attention: Michael P. Heinz, email: mheinz@sidley.com.  Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format, whether sent by mail or electronically, upon actual receipt by the Trustee.

The Trustee and Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.  Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee and the Collateral Agent shall constitute a sufficient notification for every purpose hereunder.

Section 19.04Governing Law; Jurisdiction.  THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO

THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PRINCIPLES OR RULES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.05Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee and Collateral Agent.  Upon any application or demand by the Company to the Trustee or Collateral Agent to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee and Collateral Agent, if applicable, furnish to the Trustee and Collateral Agent, if applicable, an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or Collateral Agent, as applicable, with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and the Related Collateral Documents, if applicable; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and the Related Collateral Documents, if applicable, and that all conditions precedent to such action have been complied with.

Notwithstanding anything to the contrary in this Section 19.05, if any provision in this Indenture specifically provides that the Trustee or Collateral Agent shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee, the Collateral Agent or the Company hereunder, the Trustee and Collateral Agent shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 19.06Legal Holidays; Times of Day.

(a)A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the state of the place of payment.  If a payment date or redemption date the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is a Legal Holiday, the date for payment or performance shall extend to the next succeeding day that is not a Legal Holiday, and in any case where any Interest Payment Date, any Redemption Date, any Repurchase Date, any Asset Sale Offer Repurchase Date, any Fundamental Change Repurchase Date or the Maturity Date is stated to occur on a date which is a Legal Holiday, no interest shall accrue in respect of the delay for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.  Solely for purposes of this Section 19.06, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed shall be deemed not to be a “Business Day.”

(b)Unless otherwise specified herein or in any other Note Document, all references in the Note Documents to times of day shall be references to New York time (daylight or standard, as applicable).

Section 19.07Intentionally Omitted.

Section 19.08Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, Bid Solicitation Agent, Custodian, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.09Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture and in the other Note Documents have been inserted for convenience of reference only and shall not affect the interpretation of this Indenture or any other note Document or the terms or provisions hereof or thereof.

Section 19.10Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.

Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 19.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 19.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 19.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Signatory

Section 19.11Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including, without limitation, DocuSign and AdobeSign) or other transmission method or electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.  Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.  Notwithstanding anything to the contrary in the foregoing, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

Section 19.12Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 19.13Waiver of Jury Trial.  EACH OF THE COMPANY, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.14Force Majeure.  In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 19.15Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Indenture and the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes (including Additional Interest), Defaulted Amounts, any amounts in connection with an Asset Sale Offer, Installment Repurchase Price, Maximum Installment Repurchase Amount, Redemption Price, Trading Price and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes, the Trustee and the Conversion Agent.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 19.16USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and the Collateral Agent.  The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 19.17Insurance Laws.  Notwithstanding anything to the contrary contained herein or in any of the Note Documents, neither the Trustee nor the Holders, nor any of their agents, will take any action pursuant to any Note Documents that would constitute or result in (i) any violation of Applicable Insurance Laws, or (ii) the acquisition of control of a Regulated Insurance Entity by any Person, within the meaning of any of the Applicable Insurance Laws, if such acquisition of control would require prior notice to, or the prior approval of, an Insurance Regulatory Authority, without first providing such notice or obtaining such approval, as applicable, it being agreed and understood that (x) in no event shall the Company or any Subsidiary take any action, or fail to take any action, that could impede the Holders or the Trustee or any of their assignees from ultimately acquiring control of each Regulated Insurance Entity if the Holders or the Trustee or such assignees so determine to file an application for acquisition of control and (y) the Holders and Trustee or such assignees may at any time exercise any control or other rights to which they are otherwise entitled to the fullest extent permitted by law, subject to any limitations arising from the fact that approval of such application has not yet been obtained.  Each of the Company and the Restricted Subsidiaries will cooperate in the preparation and prosecution of such notices or applications as may be necessary to secure approvals or otherwise permit such transfer or assignment or otherwise permit the Holders and the Trustee and such assignees to exercise any of their rights and remedies under the Note Documents, in compliance with Applicable Insurance Laws at such times and in a manner consistent with the requirements of the Note Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

PORCH GROUP, INC.

By:	/s/ Shawn Tabak
Name:	Shawn Tabak
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

PORCH.COM, INC.
ELITE INSURANCE GROUP, INC.
INSPECTION SUPPORT LIMITED LIABILITY COMPANY
SEGIN SYSTEMS, INC.
SEGIN SOFTWARE, LLC
DATAMENTORS, LLC
WELCOME WAGON LLC
GOSMITH, INC.
SVZ HOLDING, INC.
IROOFING, LLC
AMERICAN HOME PROTECT, LLC
RIPROCK HOLDING, LLC
MOUNTAIN WARRANTY CORPORATION
NXT INSPEKT, INC
RWS INSURANCE SERVICES, LLC
RESIDENTIAL WARRANTY HOME PROTECTION, LLC
RESIDENTIAL WARRANTY SERVICES OF CANADA, INC.
RWS HOME SERVICES CONTRACTS, LLC
RWS INSPECTOR SERVICES GROUP, LLC
RWS OF AMERICA, LLC
AMERICA’S CALL CENTER, LLC
FLOIFY LLC
GUARDIAN SMALL BUSINESS CONSULTING FINANCIAL SERVICES LLC
HIRE A HELPER LLC
HIREAHELPER CORPORATE RELOCATION, LLC
MOVING LABOR SERVICES, INC.
SML RELOCATION LLC
SIMPLE MOVERS LIMITED LIABILITY COMPANY

[Signature Page to Indenture]

SML TRANSPORT, LLC
MOVINGPLACE LLC
PERMIT PULLER, INC.
HILLTOP HOLDCO LLC
HOME INSPECTOR PRO, LLC
PORCH SERVICES INTERNATIONAL LLC
RESIDENTIAL WARRANTY HOME PROTECTION OF CALIFORNIA, INC.

By:	/s/ Matthew A. Ehrlichman
	Name:	Matthew A. Ehrlichman
	Its:	Chief Executive Officer

HOMEOWNERS OF AMERICA HOLDING CORPORATION
HOMEOWNERS OF AMERICA MGA, INC.

By:	/s/ Adam M. Kornick
	Name:	Adam M. Kornick
	Its:	President

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF PORCH GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF PORCH GROUP, INC.  OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF PORCH GROUP, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NOTEHOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS SECURITY BY CONTACTING THE COMPANY.

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

No. [_____]	[Initially][1] $[_________]

CUSIP No. [_________]

Porch Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______],3 or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]],5 which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $333,334,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on October 1, 2028 (the “Maturity Date”), and interest thereon as set forth below.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.10 and Section 4.10 of the Indenture.

This Note shall bear interest at the rate of 6.75% per year from April [  ], 2023, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date.  Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2023 (and if such day is not a Business Day, then on the immediately succeeding Business Day), to Holders of record at the close of business on the preceding March 15 and September 15, respectively.  Additional Interest will be payable as set forth in Section 4.06(d) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d) or Section 6.03, as the case may be, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the contiguous United States, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such State, without giving effect to any choice or conflict of law principles or rules that would cause the application of the laws of any other jurisdiction.

In the case of any conflict between (x) this Note and the Indenture, the provisions of the Indenture shall control and govern and (y) this Note or the Indenture, on the one hand, and any applicable Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.  This Note may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PORCH GROUP, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.75% Senior Secured Convertible Notes due 2028 (together with any Additional Notes, the “Notes”), to be issued on the date hereof in the aggregate principal amount of $333,334,000, all issued or to be issued under and pursuant to an Indenture dated as of April [  ], 2023 (the “Indenture”), between the Company the Subsidiary Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional 6.75% Senior Secured Convertible Notes due 2028 (“Additional Notes”) may be issued from time to time under the Indenture subsequent to the date hereof and may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may, subject to the terms and conditions of the Indenture and any applicable Intercreditor Agreement, be declared, by either the Trustee or Holders of at least 25.00% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture and any applicable Intercreditor Agreement, the Company will make all payments and deliveries in respect of the Repurchase Price on any Repurchase Date, the Asset Sale Offer Repurchase Price on any Asset Sale Offer Repurchase Date, the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of such Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute amended and supplemental indentures modifying the terms of the Indenture, the Notes and the other Note Documents as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Repurchase Price, the Asset Sale Offer Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option on or after October 1, 2024, in accordance with the terms and subject to the conditions specified in the Indenture.  No sinking fund is provided for the Notes.

The Notes are guaranteed by the Company’s Subsidiaries other than Excluded Subsidiaries and secured by a first-priority Lien on the Collateral, subject to Permitted Liens.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Notwithstanding anything in the Notes to the contrary, in the case of any conflict between the Notes and (i) the Indenture, the terms of the Indenture shall control and govern, and (ii) an Intercreditor Agreement, the provisions of the applicable Intercreditor Agreement shall control and govern.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

To:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for Porch Group, Inc.
Fax: + (1) 651-466-7430
Email: brandon.bonfig@usbank.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or

Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$               ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF INSTALLMENT REPURCHASE NOTICE]

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

To:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for Porch Group, Inc.
Fax: + (1) 651-466-7430
Email: brandon.bonfig@usbank.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Porch Group, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to participate in the repurchase up to the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof), as determined in accordance with Section 15.01 of the Indenture referred to in this Note, at the Installment Repurchase Price to the registered Holder hereof.

Subject to the terms of the Indenture, by executing and delivering the below, the undersigned Holder below is delivering its Installment Repurchase Notice (check one):

the undersigned Holder elects NOT to participate in the repurchase.

the undersigned Holder elects to participate in the repurchase with a maximum aggregate principal amount of $         to be repurchased, subject to modification in accordance with the applicable provisions of the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

The undersigned hereby acknowledges and agrees that if, subsequent to the provision of this Notice, the Company notifies the Trustee in writing that less than the Retirement Threshold of Existing Notes will remain outstanding on June 14, 2026, then this Notice immediately shall be deemed to have been withdrawn and rescinded and of no force or effect, and the Company will be under no obligation to repurchase Notes on the Put Repurchase Date pursuant to Section 15.01(b) of the Indenture.

Dated:

Signature(s)
Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): $ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF PUT REPURCHASE NOTICE]

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

To:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for Porch Group, Inc.
Fax: + (1) 651-466-7430
Email: brandon.bonfig@usbank.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Porch Group, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to participate in the repurchase up to the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, as determined in accordance with Section 15.01 of the Indenture referred to in this Note, at the Put Repurchase Price to the registered Holder hereof.  Subject to the terms of the Indenture, by executing and delivering the below, the undersigned Holder below is delivering its Put Repurchase Notice (check one):

the undersigned Holder elects NOT to participate in the repurchase.

the undersigned Holder elects to participate in the repurchase with a maximum aggregate principal amount of $ to be repurchased.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)
Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

To:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for Porch Group, Inc.
Fax: + (1) 651-466-7430
Email: brandon.bonfig@usbank.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Porch Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)
Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): $ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 5

[FORM OF ASSET SALE OFFER REPURCHASE NOTICE]

PORCH GROUP, INC.

6.75% Senior Secured Convertible Notes due 2028

To:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Administrator for Porch Group, Inc.
Fax: + (1) 651-466-7430
Email: brandon.bonfig@usbank.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Porch Group, Inc. (the “Company”) as to the occurrence of an Asset Sale Offer with respect to the Company and specifying the Asset Sale Offer Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 4.13(c) of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Asset Sale Offer Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Asset Sale Offer Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)
Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): $ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 6

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

❑	To Porch Group, Inc. or a subsidiary thereof; or
❑	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
❑	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
❑	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________

_____________________________________

_____________________________________
Signature(s)

_____________________________________
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF SECURITY AGREEMENT

[attached]

SECURITY AND PLEDGE AGREEMENT

Dated as of April 20, 2023

among

Each Grantor From Time to time Party Hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as the Collateral Agent for the Secured Parties

6.75% Senior Secured Convertible Notes due 2028

SCHEDULE 1	—	INFORMATION AND COLLATERAL LOCATIONS
SCHEDULE 2	—	COMMERCIAL TORT CLAIMS
SCHEDULE 3	—	PLEDGED COMPANIES
SCHEDULE 4	—	UCC FILING JURISDICTIONS
SCHEDULE 5	—	DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS
ANNEX 1	—	FORM OF JOINDER
EXHIBIT A	—	FORM OF PLEDGED INTERESTS ADDENDUM

This SECURITY AND PLEDGE AGREEMENT, dated as of April 20, 2023, is entered into by and among the Grantors listed on the signature pages hereof and those additional Persons that hereafter become parties hereto by executing a Joinder (the “Grantors,” as more fully set forth in Section 1), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent,” as more fully set forth in Section 1).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture dated as of even date herewith (the “Issue Date”) (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) between PORCH GROUP, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, together with its successors and permitted assigns in such capacity, the “Trustee”) and the Collateral Agent;

WHEREAS, pursuant to the Indenture, the Company has issued 6.75% Senior Secured Convertible Notes due 2028 (the “Original Notes”) initially in an aggregate principal amount of up to $333,334,000 (as the same may be increased from time to time by an amount equal to the aggregate principal amount of any Additional Notes (as defined herein) that may be issued after the Issue Date (all such Notes being referred to collectively as the “Notes”)) upon the terms and subject to the conditions set forth therein;

WHEREAS, U.S. Bank Trust Company, National Association has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement;

WHEREAS, pursuant to the Indenture, each Subsidiary Guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations;

WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Company and, as such, will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Secured Obligations and each is, therefore, willing to enter into this Agreement; and

WHEREAS, this Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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1.Defined Terms. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. The rules of interpretation specified in Section 1.03 of the Indenture also apply to this Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Commodities Account, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Instruments, Letters of Credit, Letter-of-Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Indenture; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. The terms defined in this Section 1 include the plural as well as the singular. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Acquisition Documents” means the agreements, instruments and documents evidencing or entered into in connection with an acquisition permitted under the Note Documents by a Grantor.

“Agreement” means this agreement as originally executed or, if amended, restated, amended and restated, supplemented or otherwise modified from time to time as herein provided, as so amended, restated, amended and restated, supplemented or modified.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Books” means books, records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information), files, correspondence, customer lists, supplier lists and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral” has the meaning specified therefor in Section 2.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Agreement until a successor collateral agent shall have become such pursuant to the applicable provisions of this Agreement and the Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then the Collateral Agent hereunder.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the UCC), and includes those commercial tort claims listed on Schedule 2.

“Company” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Article 11 of the Indenture, shall include its successors and assigns.

“Control Agreement” means a control agreement, in form and substance necessary to perfect the security interest in favor of Collateral Agent, executed and delivered by a Grantor, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank

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(with respect to a Deposit Account). The Collateral Agent shall not be required to indemnify any securities intermediary or bank in connection with a Control Agreement.

“Copyrights” means any and all rights in any works of authorship and derivative works, whether published or unpublished, including (i) copyrights and moral rights, and (ii) copyright registrations and recordings thereof and all applications in connection therewith.

“Excluded Accounts” means Deposit Accounts or Securities Accounts (a) subject to a Permitted Lien or that exclusively secures workers compensation or insurance obligations, (b) containing exclusively government receivables, (c) consisting of zero balance accounts used in the ordinary course of business, (d) Deposit Accounts where the balance of such account consists exclusively of funds used for payment of payroll and other employee wages or benefits, (e) where the balance of which account consists exclusively of funds used for taxes, including, without limitation, withholding taxes, payroll taxes, and sales taxes, (f) constituting (and the balance of which consists solely of funds set aside to be used in connection with) a custodian, trust, fiduciary or other escrow or restricted cash account (including any account used to hold cash collateral constituting a Permitted Lien), (g) constituting zero balance accounts, (h) to the extent a Control Agreement being delivered in respect thereof would constitute or result in any violation of any applicable law, (i) of any Grantor that is subject to any restricted cash requirements (x) pursuant to any applicable law, rule or regulation and/or (y) as may otherwise be requested or required by a regulator, or (j) at any time with an average monthly balance (as determined by the Company in good faith) not exceeding $3,000,000, individually, and not exceeding $7,500,000 in the aggregate for all such accounts under this clause (j).

“Excluded Property” means any of the following:

(a)any General Intangible or authorization, permit, lease, license, franchise, charter, contract, Intellectual Property, property right or agreement to which any Grantor is a party or any of its rights, title or interests thereunder, in each case, if and only to the extent as to which pledges thereof or a grant of a security interest in favor of the Collateral Agent shall constitute or result in a breach of a term or provision of, or the termination of the abandonment, invalidation or unenforceability or a default under the terms of, such authorization, permit, lease, license, contract, franchise, charter, Intellectual Property, property right or agreement (other than to the extent that any such law, rule, regulation, term or provision or limitation on such grant would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity)); provided, however, that; (w) if such breach, termination, invalidation or unenforceability or default arises solely from a contractual obligation with a non-affiliated third party as of the Issue Date or at the time of its acquisition and not entered into in contemplation thereof prohibiting or restricting pledges of such assets (including Capital Stock) covered in this clause (a), such Capital Stock shall be excluded under this clause (a) only if the applicable Grantor has used commercially reasonable efforts to obtain, and nevertheless has failed to obtain, consent from such third party to such Lien or to remove such prohibition or restriction, (x) the right to receive Proceeds arising therefrom or any other rights referred to in Sections 9-406(f), 9-407(a), or 9-408(a) of the UCC or any Proceeds, substitutions or replacements thereof shall not be Excluded Property (unless such rights, Proceeds, substitutions or replacements would otherwise independently constitute Excluded Property), (y) at such time as the contractual or legal prohibitions or restrictions on such grant described above shall no longer be applicable and to the extent severable, such asset or property (or portion thereof)  shall cease to be Excluded Property and the Lien of the Collateral Agent shall attach to the portion of such General Intangible or authorization, permit, lease, license, franchise, charter, contract, Intellectual Property, property right or agreement not

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subject to the limitations and exclusions specified in the provisions above and (z) any Capital Stock held by a Grantor in any variable interest entity related to the Reciprocal Exchange shall not constitute Excluded Property solely by virtue of this clause (a);

(b)any letter-of-credit rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose;

(c)(i) with respect to any Trademarks, applications in the PTO to register Trademarks on the basis of any of Grantor’s “intent to use” such Trademarks will not be deemed to be Collateral unless and until a “statement of use” or “amendment to allege use” has been filed and accepted in the PTO, whereupon such application shall be automatically subject to the Security Interest granted herein and deemed to be included in the Collateral, and (ii) with respect to any other Trademark or any Patents or Copyrights, such Trademarks, Patents or Copyrights will not be deemed to be Collateral if the creation of a Security Interest therein will constitute or result in the abandonment, impairment, invalidation or unenforceability thereof any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law;

(d)margin stock (within the meaning of Regulation U issued by the Federal Reserve Board);

(e)any property subject to a purchase money arrangement or Capital Lease Obligation to the extent as to which pledges thereof or a grant of a Security Interest therein would violate or invalidate such purchase money arrangement or Capital Lease or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC as in effect in the relevant state or any other applicable law governing such prohibition or restriction;

(f)assets to the extent as to which pledges thereof or a grant of Security Interest therein are prohibited or restricted by applicable law (including any requirement to obtain the consent of (i) any governmental authority or (ii) similar regulatory third party, in each case, except to the extent such consent has been obtained);

(g)assets to the extent as to which pledges thereof or the grant of a Security Interest therein would result in adverse tax or regulatory consequences to any Grantor or any of its Subsidiaries, in each case, as reasonably determined by the Company;

(h)Excluded Accounts;

(i)Capital Stock of (i) any Excluded Subsidiary (other than clause (a) of the definition thereof and, to the extent not otherwise constituting Excluded Property under another clause of this definition, any Capital Stock of any Unrestricted Subsidiary held by a Grantor) and (ii) any Foreign Subsidiary and any Foreign Subsidiary Holding Company in excess of 65.0% of the total combined voting power of all Voting Stock of such Foreign Subsidiary or Foreign Subsidiary Holding Company, as applicable, and (iii) any Subsidiary or other Person not directly owned by a Grantor; and

(j)other assets if the Company determines in good faith that the cost or other consequences of obtaining or perfecting a pledge thereof or security interest therein is excess in relation to either the value of such assets or to the benefit of the Secured Parties of the security afforded thereby (including for the avoidance of doubt, when reviewing the consequences the Company may take into account, for example, the circumstance where the Company determines in good faith that a Lien on a Grantor’s right to  the direct or indirect ownership, control or management rights of such asset would result in material and adverse regulatory consequences to such Person or asset or would be prohibited unless and

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until regulatory approval is obtained or would materially and adversely impair the conduct of business of such Person in the ordinary course);

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Assets unless such Proceeds, substitutions or replacements would independently constitute Excluded Property.

“Federal Reserve Board” means the United States Federal Reserve Board of Governors.

“General Intangibles” means general intangibles (as that term is defined in the UCC), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedging Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedging Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under Acquisition Documents, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Grantors” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Article 11 of the Indenture, shall include its successors and assigns.

“Indenture” has the meaning set forth in the preamble hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means any and all (i) Patents, Copyrights, and Trademarks, (ii) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held, (iii) any and all design rights that may be available to a Person now or hereafter existing, created, acquired or held, and (iv) all Intellectual Property Licenses.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), and

5

(B) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Note Documents.

“Investment Property” means (i) any and all investment property (as that term is defined in the UCC), and (ii) any and all of the following (regardless of whether classified as investment property under the UCC): all Pledged Interests, including all Pledged Operating Agreements and Pledged Partnership Agreements.

“Joinder” means each Joinder to this Agreement executed and delivered by the Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

“Material Adverse Change” means a change that results in or causes, a material adverse change in, or a material adverse effect upon, (a) the financial condition, business, operations or property of the Grantors, taken as a whole; (b) the ability of the Grantors, taken as a whole, to perform their payment obligations under any Note Document; or (c) the rights and remedies of the Secured Parties, taken as a whole.

“Material Intellectual Property” means any Intellectual Property included in the Collateral that is material to the business of the Grantors and their Subsidiaries, taken as a whole.

“Negotiable Collateral” means letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), instruments, promissory notes, drafts and documents (as each such term is defined in the UCC) and Pledged Notes.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in- part, re-examinations, reissues, and renewals thereof and improvements thereon and (ii) all inventions and improvements described and claimed therein.

“Pledged Companies” means each Person listed on Schedule 3 as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the Issue Date.

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock listed on Schedule 3 and all other Capital Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including on each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Capital Stock, the right to receive any certificates representing any of the Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit A.

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“Pledged Notes” means all of each Grantor’s right, title and interest in and to all of the promissory notes now owned or hereafter acquired by such Grantor, and all substitutions therefor and replacements thereof.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” has the meaning specified therefor in Section 2.

“PTO” means the United States Patent and Trademark Office.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” means (i) the Note Obligations and (ii) the obligations of any Grantor and any other obligor under the Note Documents to perform all of their other respective obligations to the Trustee, the Collateral Agent and the Holders under the Note Documents, in each case, according to the respective terms thereof.

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, the Holders and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Related Collateral Documents.

“Security Interest” has the meaning specified therefor in Section 2.

“Specified Party” has the meaning specified therefor in the definition of Intellectual Property Licenses in this Agreement.

“Supporting Obligations” means supporting obligations (as such term is defined in the UCC), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, trade styles, service marks, registered service marks and service mark applications, including (i) all renewals thereof, and (ii) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith.

“URL” means “uniform resource locator,” an internet web address.

“Vehicles” means motor vehicles and other assets subject to a certificate of title statute.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the board of directors (or similar governing body) of such Person.  When referring to a Foreign

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Subsidiary or Foreign Subsidiary Holding Company, the term Voting Stock shall be interpreted in a manner consistent with Treasury Regulation 1.956-2(c)(2).

2.Grant of Security.

(a)Each Grantor hereby unconditionally grants to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to all of the following tangible and intangible property whatsoever of such Grantor, in each case, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(i)all of such Grantor’s Accounts;

(ii)all of such Grantor’s Books and Records;

(iii)all of such Grantor’s Chattel Paper (including Electronic Chattel Paper);

(iv)all of such Grantor’s Deposit Accounts, Securities Accounts and Commodities Accounts;

(v)all of such Grantor’s Goods, Equipment and Fixtures;

(vi)all of such Grantor’s General Intangibles;

(vii)all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(viii)all of such Grantor’s Documents;

(ix)all of such Grantor’s Inventory;

(x)all of such Grantor’s Investment Property;

(xi)all of such Grantor’s Negotiable Collateral;

(xii)all of such Grantor’s Supporting Obligations;

(xiii)all of such Grantor’s Commercial Tort Claims;

(xiv)all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(xv)all of such Grantor’s money or cash equivalents or other assets of such Grantor that now or hereafter come into existence, whether or not in the possession, custody, or control of the Collateral Agent (or its agent or designee) or any other Secured Party; and

(xvi)all of the Proceeds, accessions, rents, profits and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Commodities Accounts, Deposit Accounts, Securities Accounts, Equipment, Fixtures, General Intangibles, Goods, Intellectual Property, Intellectual Property Licenses, Inventory, Pledged Interests, Investment

8

Property, Negotiable Collateral, Supporting Obligations, Vehicles, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Collateral Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement or any other Note Document to the contrary, (a) the term “Collateral” (and all terms defining the components of Collateral) shall not include any Excluded Property and no Liens granted hereunder shall attach to any Excluded Property unless and until such asset or property ceases to be Excluded Property, (b) no representation, warranty or covenant contained herein or in any other Note Document shall apply to Excluded Property, (c) other than as expressly required in this Agreement or the other Note Documents, no Grantor or any other Person shall be required to take any action intended to cause any Excluded Property to constitute Collateral, and (d) no Grantor or any other Person shall be required to take any action or enter into any agreement in contravention of the Collateral Requirement and all obligations herein shall be read and interpreted in a manner consistent with Applicable Insurance Laws and the limitations contained in Section 17.08 (Limitation on Remedies) and Section 19.17 (Insurance Laws) of the Indenture.

3.Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to the Collateral Agent and the other Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located. Each Grantor acknowledges that value has been given and that the parties hereto have not agreed to postpone the time of attachment of the Security Interest. The Security Interest of each Grantor is intended to attach, as to all of the Collateral, and with respect to any particular item of the Collateral, upon the execution by such Grantor of this Agreement and such Grantor obtaining rights in such item of the Collateral or the power to transfer rights in such item of the Collateral to the Collateral Agent.

4.Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) at all times prior to the Collateral Agent or any other Secured Party expressly assuming any such duties or obligations in connection with the enforcement of the Security Interest or the exercise of its remedies, each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, except to the extent the Collateral Agent or any other Secured Party has expressly assumed any such duties or

9

obligations in connection with the enforcement of the Security Interest or the exercise of its remedies, and (c) at all times prior to the Collateral Agent or any other Secured Party expressly assuming any duties or obligations in connection with the enforcement of the Security Interest or the exercise of its remedies, none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture or any other Note Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Indenture and the other Note Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights relating thereto, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) the Collateral Agent has notified the applicable Grantor of the Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

5.Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that as of the Issue Date (and subject, for the avoidance of doubt, to the last paragraph of Section 2 above and Sections 6(c) and 28 below):

(a)The name (within the meaning of Section 9-503 of the UCC) of each Grantor, type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization (if any) and its federal employer or tax identification number are set forth on Schedule 1.

(b)Each Grantor’s location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule 1.

(c)Schedule 2 sets forth all Commercial Tort Claims of any Grantor for which the expected amount recoverable (as determined by the Company), individually, exceeds $2,500,000.

(d)[Reserved].

(e)This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a UCC-1 financing statement under the UCC or the delivery of Control Agreements with respect to Deposit Accounts and Securities Accounts, all filings and other actions necessary to perfect such security interest have been duly taken or will have been taken upon the filing of UCC-1 financing statements under the UCC listing each applicable Grantor, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 4 and containing an adequate description of the Collateral, together with the payment of any associated fees or the delivery of Control Agreements with respect to each of the Deposit Accounts and Securities Accounts listed on Schedule 5 (other than Excluded Accounts). Upon the making of such filings, the delivery of such Control Agreements and the taking of such actions, Collateral Agent shall have a perfected security interest in and upon the Collateral (subordinate only to Permitted Liens) to the extent such security interest can be perfected by the filing of a financing statement or the delivery of a Control Agreement.

(f)Schedule 3 provides a complete and correct list of all Capital Stock owned by any Grantor.

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(g)(i) Except for the Security Interest created hereby, each Grantor is the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 3 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date; (ii) all of the Pledged Interests are duly authorized, validly issued, and, if applicable, fully paid and nonassessable, and, to the extent that (x) such Pledged Interests are “securities” for purposes of Articles 8 and 9 of the UCC or (y) the applicable Pledged Company has elected to have such Pledged Interests treated as “securities” for such purposes, certificated and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 3 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge the Investment Property pledged by such Grantor to the Collateral Agent as provided herein; (iv) all actions necessary to perfect and establish the Collateral Agent’s Liens in the Investment Property, and the proceeds thereof, will have been duly taken upon (A) the execution and delivery of this Agreement; (B) the taking of possession by the Collateral Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer sufficient to transfer title to such Pledged Interests) indorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 4 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates; and (D) with respect to any Securities Accounts (other than Excluded Accounts), and any securities entitlements or other financial assets credited thereto, the delivery of Control Agreements with respect thereto; and (v) subject to Section 28 below, each Grantor has delivered to and deposited with the Collateral Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer sufficient to transfer title to such Pledged Interests) indorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(h)No material consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except (x) as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally, (y) as may be required in connection with the voting or disposition of Pledged Interests or any other Collateral in order to comply with applicable law and (z) for the making of the filings and taking of actions contemplated under Sections 5(e) and 5(g) above. No Intellectual Property License of any Grantor that is necessary to the conduct of such Grantor’s business requires any consent of any other Person in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(i)Schedule 5 provides a complete and correct list of all of the Deposit Accounts and Securities Accounts owned by any Grantor (other than Excluded Accounts) as of the Issue Date.

(j)[Reserved].

(k)[Reserved].

(l)As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (i) are not dealt in or traded on

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securities exchanges or in securities markets, (ii) do not constitute investment company securities, and (iii) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction.

6.Covenants. Each Grantor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 it shall comply with each of the following terms (and subject, for the avoidance of doubt, to the last paragraph of Section 2 above and Section 28 below).

(a)Possession of Collateral.

(i)[Reserved].

(ii)Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Capital Stock in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) if such provision is included, certificate any Capital Stock in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, (x) each such certificate shall be delivered to the Collateral Agent and (y) such Grantor shall fulfill all other requirements under Section 2 applicable in respect thereof.

(b)[Reserved].

(c)Control Agreements. Within one hundred eighty (180) days after the Issue Date in respect of Deposit Accounts and Securities Accounts listed in Schedule 5 to the extent constituting Collateral (or, for any Deposit Account or Securities Account (i) opened or acquired by any Grantor after the Issue Date and to the extent constituting Collateral, within one hundred eighty (180) days after the date of such opening or acquisition or (ii) that ceases to be an Excluded Account and to the extent constituting Collateral, within one hundred eighty (180) days after the date such Deposit Account or Securities Account ceases to be an Excluded Account) (in each case, (A) as may be extended for thirty (30) days at the request of the Company and, thereafter, at the request of Holders of not less than a majority in aggregate principal amount of the Notes, or (B) as may be waived by Holders of not less than a majority in aggregate principal amount of the Notes to the extent a Control Agreement cannot be obtained with respect to the applicable bank or securities intermediary, as applicable (the “Relevant DACA Period”)), each Grantor shall obtain a Control Agreement, from (x) each bank maintaining a Deposit Account (other than any Excluded Account) for such Grantor, and (y) each securities intermediary maintaining a Securities Account (other than any Excluded Account) for such Grantor, which, in each case, will provide the Collateral Agent with “control” (as such term is used in Article 8 or 9 of the UCC) over each such Deposit Account or Securities Account, as applicable; provided that no Grantor shall be required to obtain a Control Agreement covering an Excluded Account; provided further if a Grantor cannot enter into a Control Agreement during the Relevant DACA Period, such Grantor may elect to move the cash and assets to another depositary bank or financial institution or securities intermediary by notice to the Collateral Agent and enter into a Control Agreement with such Person within ninety (90) days of the date of such move.

(d)[Reserved].

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(e)Commercial Tort Claims.  If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $2,500,000 or more individually, then the applicable Grantor or Grantors shall promptly (and in any event within the later of (x) twenty (20) Business Days of obtaining such Commercial Tort Claim and (y) the date that the Company delivers its financial statements pursuant to Section 4.06(b) of the Indenture, notify the Collateral Agent, in writing, upon incurring or otherwise obtaining such Commercial Tort Claims and amend Schedule 2 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and file additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims.

(f)[Reserved].

(g)Intellectual Property.

(i)[Reserved].

(ii)Each Grantor shall have the duty, with respect to all Material Intellectual Property owned by such Grantor (whether now existing or hereafter acquired), to take such measures as Grantor may reasonably deem appropriate under the circumstances to protect at such Grantor’s expense all of such Material Intellectual Property, in such Grantor’s reasonable business judgment. Each Grantor further agrees not to abandon any Material Intellectual Property, except to the extent not prohibited by the Indenture. Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Material Intellectual Property to which it or any other Grantor now or later becomes entitled.

(iii)Each Grantor acknowledges and agrees that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(g)(iii), each Grantor acknowledges and agrees that no member of the Secured Parties shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Secured Parties may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable and documented out-of-pocket fees and expenses of attorneys, agents and other professionals to the extent required to be reimbursed by the Company under Section 21 of this Agreement) shall be for the sole account of Company.

(iv)[Reserved].

(v)Each Grantor shall take commercially reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, trade secrets constituting Material Intellectual Property, including, entering into appropriate confidentiality agreements with employees and consultants and reasonably restricting access to secret information and documents.

(h)Investment Property.

(i)If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within sixty (60) days of acquiring or obtaining such Collateral) deliver to the Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests.

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(ii)Upon the occurrence and during the continuance of an Event of Default, following the written request of the Collateral Agent to the Company, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of the Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Collateral Agent in the exact form received (with any necessary endorsement).

(iii)No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, if the same is prohibited pursuant to the Indenture.

(iv)As to all limited liability company or partnership interests owned by such Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a Securities Account.

(i)[Reserved].

(j)[Reserved].

(k)Pledged Notes.

(i)Upon the occurrence and during the continuance of an Event of Default, following the written request of the Collateral Agent to the Company, Grantors  will not (i) waive or release any obligation of any Person that is obligated under any of the Pledged Notes, (ii) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (iii) other than dispositions permitted under the Indenture, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes.

(ii)Upon issuance of any Surplus Notes issued by the Reciprocal Exchange to HOAHC or another Grantor in connection with the Reciprocal Exchange Transaction, such Grantor will, promptly following such issuance and to the extent permitted by applicable law (including Applicable Insurance Laws), deliver each such Surplus Note to the Collateral Agent in suitable form for transfer by delivery, or such Surplus Note shall be accompanied by an undated power (or other documents of transfer sufficient to transfer title to such Surplus Note) indorsed in blank with respect to such Surplus Note.

(l)Accounts.

(i)Each Grantor shall keep and maintain at its own cost and expense records of Accounts in the ordinary course of business. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s written demand made at any time after the occurrence and during the continuance of any Event of Default, deliver any books and records relating to the Accounts to the Collateral Agent or to its representatives (copies of which books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, each Grantor shall legend, at the written request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the

14

Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

(ii)So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, the Collateral Agent shall, at its option upon written notice to the Company, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

(m)Inventory.

(i)Each Grantor shall at all times maintain inventory records in the ordinary course of business.

(ii)Except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, the Grantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws.

(n)Updated Collateral Information.

(i)[Reserved].

(ii)Each Grantor agrees to notify the Collateral Agent in writing within (20) Business Days of any change in (A) the name (within the meaning of Section 9-503 of the UCC) of any Grantor, (B) the type of organization of any Grantor, (C) the jurisdiction of organization of any Grantor, or (D) the sole place of business or chief executive office, as applicable, of any Grantor, and to promptly take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change.

7.Relation to Other Note Documents. The provisions of this Agreement shall be read and construed with the other Note Documents referred to below in the manner so indicated.

(a)Indenture. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provisions of the Indenture shall control.

(b)Intercreditor Agreements.  In the event of any conflict or inconsistency between any provision in this Agreement or the Indenture, on the one hand, and a provision in an Intercreditor Agreement, on the other hand, such provisions of the Intercreditor Agreement shall control.  Notwithstanding anything herein to the contrary, the exercise of any rights or remedies by the Collateral Agent or any other Secured Party hereunder is subject to the limitations and provisions of any applicable Intercreditor Agreement.

8.Further Assurances.

(a)Other than as permitted by Section 17.05 of the Indenture, the Company shall cause each Subsidiary Guarantor to grant to the Collateral Agent a Security Interest in, subject to the limitations set forth herein and in the other Note Documents (including, without limitation, the limitations set forth in the definition of “Collateral Requirement”), all of such Subsidiary Guarantor’s Collateral to secure the Secured Obligations. Upon the execution and delivery of a Joinder by any such Subsidiary Guarantor, such Subsidiary Guarantor shall become a Grantor hereunder with the same force and effect as if originally

15

named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

(b)Each Grantor agrees that, from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all such further actions (including the filing of UCC-1 financing statements and UCC-3 continuation statements), that are necessary in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, subject to the limitations set forth herein and in the other Note Documents (including, without limitation, the limitations set forth in the definition of “Collateral Requirement”).

(c)Each Grantor authorizes the filing by the Collateral Agent (with no obligation) of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest purported to be granted hereby, subject to the limitations set forth herein and in the other Note Documents (including, without limitation, the limitations set forth in the definition of “Collateral Requirement”).

(d)Each Grantor authorizes the Collateral Agent (with no obligation) at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral “all assets of debtor whether now owned or hereinafter acquired” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.

9.Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee), without obligation, (a) may (but shall not be obligated to) proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) to the extent permitted under such Intellectual Property Licenses, shall have the right (but not the obligation) to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right (but not the obligation) to request that any Capital Stock that is pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.

10.Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent, without obligation, its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under any Note Document, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

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(b)to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(c)to file any claims or take any action or institute any proceedings which may be necessary to protect the Collateral Agent’s security interest;

(d)to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(e)to use any Intellectual Property or exercise any rights under Intellectual Property Licenses of such Grantor (to the extent grantable by such Grantor without breaching or violating any agreement), including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(f)the Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement.

This power of attorney is coupled with an interest and shall be irrevocable and shall terminate automatically upon termination of this Agreement.

11.Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors to the extent required to be reimbursed by the Company under Section 21(b) of this Agreement.

12.Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the use of reasonable care in the custody and preservation of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. U.S. Bank Trust Company, National Association is entering this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. The Collateral Agent shall act hereunder and under any Related Collateral Document only in accordance with the terms and conditions of the Indenture and shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture, including without limitation those set forth in Articles 7 and 17 thereof, as if such rights, privileges, immunities and indemnities were expressly set forth herein or therein, as the case may be.

13.Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default and upon written notice to the Company, the Collateral Agent or the Collateral Agent’s designee may (but shall not be obligated to) (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable

17

Collateral of such Grantor have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or that the Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the applicable Note Documents, to the extent such costs and expenses are required to be reimbursed by the Company under Section 21(b) of this Agreement.

14.Disposition of Pledged Interests by the Collateral Agent. None of the Pledged Interests existing as of the Issue Date are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof are expected to be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Interests or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

15.Voting and Other Rights in Respect of Pledged Interests.

(a)Upon the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent may, at its option, and with three (3) Business Days’ prior written notice to any Grantor including details of the Event of Default, and in addition to all rights and remedies available to the Collateral Agent hereunder or under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable and shall automatically terminate upon termination of this Agreement.

16.Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a)the Collateral Agent may (but shall not be obligated to) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except (x) any notice required by this Agreement or the other Note Documents and (y) a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Grantor regularly maintains Collateral, and (ii) without notice except any notice required by

18

this Agreement or the other Note Documents and as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable disposition (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

(b)the Collateral Agent is hereby granted (to the extent grantable by such Grantor without breaching or violating any agreement) a non-exclusive license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks (subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of Trademarks), trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(c)[Reserved].

(d)[Reserved].

(e)Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

17.Remedies Cumulative. Each right, power, and remedy of the Collateral Agent as provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent of any or all such other rights, powers, or remedies.

18.Application of Proceeds. (a) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Secured Obligations pursuant to

19

the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement in accordance with Section 6.05 of the Indenture.

19.[Reserved].

20.Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

21.Indemnity and Expenses. Section 7.06 (Compensation and Expenses of Trustee and Collateral Agent) of the Indenture is hereby incorporated by this reference, mutatis mutandis.

22.Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor to which such amendment applies. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. Any waivers, amendments or otherwise occurring under this Agreement must occur in compliance with the Indenture.

23.Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at its address specified in the Indenture, and to any of the Grantors at their respective addresses specified in the Indenture, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

24.Continuing Security Interest; Releases and Assignments.

(a)This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until all Secured Obligations have been paid in full (other than as yet unasserted Contingent Obligations) in accordance with the provisions of the Note Documents, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns.

(b)The Security Interests securing the Secured Obligations shall be released with respect to any Collateral, in whole or in part, to the extent the release of such Security Interests in such

20

Collateral is provided for, or permitted by, and in accordance with, the terms of the Indenture and any other Note Document (other than this Agreement) governing such Secured Obligations.

(c)At the time of any release pursuant to clause (b) above, all rights to the Collateral released shall revert to the Grantors or any other Person entitled thereto, and the Collateral Agent shall return to the Grantors any such released Collateral in its possession.

(d)No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture or any other Note Document or any other instrument or document executed and delivered by any Grantor to the Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by the Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release in accordance with this Section 24.

25.Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 19.04 (Governing Law; Jurisdiction) and 19.13 (Waiver of Jury Trial) of the Indenture is hereby incorporated by reference, mutatis mutandis.

26.Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of the Secured Parties.

27.Miscellaneous.

(a)This Agreement is a Note Document.

(b)Execution in Counterparts. Section 19.11 (Execution in Counterparts) of the Indenture is hereby incorporated by reference, mutatis mutandis.

(c)Severability. Section 19.12 (Severability) of the Indenture is hereby incorporated by reference, mutatis mutandis.

(d)Section 17.08 (Limitation on Remedies), Section 19.09 (Table of Contents, Headings, Etc.) and Section 19.17 (Insurance Laws) of the Indenture are hereby incorporated by reference, mutatis mutandis.

(e)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Collateral Agent or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(f)Construction; Other Interpretative Provisions. Section 1.03 (Construction; Other Interpretive Provisions) of the Indenture is hereby incorporated by reference, mutatis mutandis.

(g)All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

(h)To the extent there is a conflict between the terms of this Agreement and the Indenture, the terms of the Indenture shall control and to the extent there is a conflict between the express terms of the Indenture and an Intercreditor Agreement, the terms of the applicable Intercreditor Agreement shall control.

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28.Post-Closing Matters.

(a)The Grantors hereby agree to deliver to the Collateral Agent, on or prior to the date that is thirty (30) calendar days after the Issue Date (or such later date as is consented to by Holders of not less than a majority in aggregate principal amount of the Notes), all to the extent that Pledged Interests are certificated, the certificates representing all such Pledged Interests together with the related undated powers or endorsements duly executed in blank.

[Signature Pages Follow.]

22

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

COLLATERAL AGENT:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTOR:	PORCH GROUP, INC.

By:
	Name:	Matthew A. Ehrlichman
	Its:	Chief Executive Officer

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

PORCH.COM, INC.

ELITE INSURANCE GROUP, INC.

INSPECTION SUPPORT LIMITED LIABILITY COMPANY

SEGIN SYSTEMS, INC.

SEGIN SOFTWARE, LLC

DATAMENTORS, LLC

WELCOME WAGON LLC

GOSMITH, INC.

SVZ HOLDING, INC.

IROOFING, LLC

AMERICAN HOME PROTECT, LLC

RIPROCK HOLDING, LLC

MOUNTAIN WARRANTY CORPORATION

NXT INSPEKT, INC

RWS INSURANCE SERVICES, LLC

RESIDENTIAL WARRANTY HOME PROTECTION, LLC

RESIDENTIAL WARRANTY SERVICES OF CANADA, INC.

RWS HOME SERVICES CONTRACTS, LLC

RWS INSPECTOR SERVICES GROUP, LLC

RWS OF AMERICA, LLC

AMERICA’S CALL CENTER, LLC

FLOIFY LLC

GUARDIAN SMALL BUSINESS CONSULTING FINANCIAL SERVICES LLC

HIRE A HELPER LLC

HIREAHELPER CORPORATE RELOCATION, LLC

MOVING LABOR SERVICES, INC.

SML RELOCATION LLC

SIMPLE MOVERS LIMITED LIABILITY COMPANY

SML TRANSPORT, LLC

MOVINGPLACE LLC

PERMIT PULLER, INC.

HILLTOP HOLDCO LLC

HOME INSPECTOR PRO, LLC

PORCH SERVICES INTERNATIONAL LLC

RESIDENTIAL WARRANTY HOME PROTECTION OF CALIFORNIA, INC.

By:
Name:	Matthew A. Ehrlichman
Its:	Chief Executive Officer

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	HOMEOWNERS OF AMERICA HOLDING CORPORATION
HOMEOWNERS OF AMERICA MGA, INC.

By:
	Name:	Adam M. Kornick
	Its:	President

[Signature Page to Security and Pledge Agreement]

ANNEX 1 TO SECURITY AND PLEDGE AGREEMENT
FORM OF JOINDER

Joinder No. [__] (this “Joinder”), dated as of ____________ __ , 20__ by and among [●], a(n) [●] (the “New Subsidiary”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), in its capacity as Collateral Agent for the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, dated as of April 20, 2023, among the Grantors, U.S. Bank, as Trustee, and the Collateral Agent (as it may be amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), PORCH GROUP, INC., a Delaware corporation (the “Company”), has issued to the Holders the Notes; and

WHEREAS, pursuant to the Indenture and Section 8 of the Security Agreement, the New Subsidiary is required to execute, among other documents, this Joinder in order to become a Grantor under the Security Agreement and thereby benefit from certain rights granted to the Grantors pursuant to the terms of the Note Documents.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Subsidiary hereby agrees as follows:

1.All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2.The New Subsidiary, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and the New Subsidiary hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary does hereby unconditionally grant to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Subsidiary’s right, title and interest in and to the Collateral. Schedule 2, “Commercial Tort Claims”, Schedule 3, “Pledged Companies”, and Schedule 4, “List of Uniform Commercial Code Filing Jurisdictions”, attached hereto supplement Schedules 2 through 4, respectively, to the Security Agreement. Each reference to a “Grantor” in the Security Agreement and the other Note Documents shall be deemed to include the New Subsidiary. The Security Agreement is incorporated herein by reference, including without limitation, Sections 27(b) (Execution in Counterparts), . The New Subsidiary authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.

4.The New Subsidiary represents and warrants to the Collateral Agent and the Secured Parties that this Joinder has been duly executed and delivered by such New Subsidiary and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.This Agreement is a Note Document. Section 27(b) (Execution in Counterparts) of the Security Agreement is hereby incorporated by reference, mutatis mutandis.

6.The Security Agreement, as supplemented hereby, shall remain in full force and effect.

[Signature Page to Security and Pledge Agreement]

7.SECTION 25 (GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL) OF THE SECURITY AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

10.U.S. Bank is entering into this Joinder not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW SUBSIDIARY:

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Security and Pledge Agreement]

EXHIBIT A TO SECURITY AND PLEDGE AGREEMENT

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of __________, 20__ (this “Pledged Interests Addendum”), is delivered pursuant to Section 6 of the Security and Pledge Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security and Pledge Agreement, dated as of April 20, 2023, (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security and Pledge Agreement”), made by the undersigned, together with the other Grantors named therein, to U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security and Pledge Agreement or, if not defined therein, in the Indenture. The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to the Collateral Agent in the Security and Pledge Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Security and Pledge Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Note Document.

Section 27(b) (Execution in Counterparts) of the Security and Pledge Agreement is hereby incorporated by reference, mutatis mutandis.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security and Pledge Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

SECTION 25 (GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL) OF THE SECURITY AND PLEDGE AGREEMENT IS HEREBY INCORPORATED BY THIS REFERENCE, MUTATIS MUTANDIS.

U.S. Bank Trust Company, National Association is entering into this Pledged Interests Addendum not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[SIGNATURE PAGE FOLLOWS]

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

GRANTOR:

By:
Name:
Title:

ACKNOWLEDGED BY:

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

[Signature Page to Security and Pledge Agreement]

SCHEDULE I

TO

PLEDGED INTERESTS ADDENDUM

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Capital Stock	Percentage of Class Owned	Certificate Nos.

[Signature Page to Security and Pledge Agreement]

EXHIBIT C

FORM OF PERMITTED JUNIOR INTERCREDITOR AGREEMENT

[attached]

Exhibit C to
the Indenture

[FORM OF]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

among

PORCH GROUP, INC.,

As Issuer,

the other Grantors from time to time party hereto,

[                               ],

as Senior Priority Representative for the First Lien Indenture Secured Parties,

[                               ],

as Second Priority Representative for the Initial Second Priority Debt Secured Parties,

and

each additional Representative from time to time party hereto dated as of [•]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Porch Group, Inc., a Delaware corporation (the “Issuer”), the other Grantors from time to time party hereto, [___________], acting in its capacity as collateral agent under the First Lien Indenture, as Representative for the First Lien Indenture Secured Parties (in such capacity, together with its permitted successors in such capacity, the “First Lien Collateral Agent”), [___________], acting in its capacity as [•] under the Initial Second Lien Debt Agreement, as Representative for the Initial Second Priority Debt Secured Parties (in such capacity, together with its permitted successors in such capacity, the “Initial Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Indenture Secured Parties), the Initial Second Lien Representative (for itself and on behalf of the Initial Second Priority Debt Secured Parties), each additional Senior Priority Representative (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Priority Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Additional Second Priority Secured Parties under the applicable Additional Second Priority Debt Facility) agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Indenture or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Priority Debt” means any Indebtedness that is incurred, issued or guaranteed by the Issuer and/or any other Grantor (other than Indebtedness constituting Initial Second Lien Debt Obligations), which Indebtedness and Guarantees are secured by Liens on the Second Priority Collateral (or a portion thereof) on a junior basis to the Liens securing the Senior Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document in effect at the time of such incurrence and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the applicable Second Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein; provided, further, that, if such Indebtedness is secured by a Lien on the Second Priority Collateral (or a portion thereof) having the same priority as the Liens securing the Initial Second Lien Debt Obligations (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) or that is junior in priority to the Liens securing the Initial Second Lien Debt Obligations and will be the initial Additional Second Priority Debt of either such type incurred or issued by the Issuer or any other Grantor after the Closing Date, then the borrower or issuer with respect to such Additional Second Priority Debt, the Initial Second Lien Representative and the Representative for the holders of such Indebtedness shall have executed and delivered the applicable Second Lien Intercreditor Agreement. Additional Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.

“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Second Priority Collateral Documents (in each case, as amended, restated, amended and restated, Refinanced, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement).

“Additional Second Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Second Priority Debt.

“Additional Second Priority Debt Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, (a) all principal of, and premium and interest, fees, and expenses (including, without limitation, any interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Second Priority Debt, (b) all other amounts payable to the related Additional Second Priority Secured Parties under the related Additional Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Second Priority Secured Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness or any other Additional Second Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any Grantor under any related Additional Second Priority Debt Documents.

“Additional Senior Priority Debt” means any Indebtedness that is incurred, issued or guaranteed by the Issuer and/or any other Grantor (other than Indebtedness constituting First Lien Indenture Obligations), which Indebtedness and Guarantees are secured by Liens on the Senior Priority Collateral (or a portion thereof) on a basis senior to the Liens securing the Second Priority Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document in effect at the time of such incurrence and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the applicable Senior Priority Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein; provided, further, that, if such Indebtedness is secured by a Lien on the Senior Priority Collateral (or a portion thereof) having the same priority as the Liens securing the First Lien Indenture Obligations (but without regard to control of remedies) or that is junior in priority to the Liens securing the First Lien Indenture Obligations but senior in priority to the Liens securing the Initial Second Lien Debt Obligations and will be the initial Additional Senior Priority Debt of either such type incurred or issued by the Issuer or any other Grantor after the Closing Date, then the borrower or issuer with respect to such Additional Senior Priority Debt, the First Lien Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the applicable Senior Priority Intercreditor Agreement. Additional Senior Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.

“Additional Senior Priority Debt Documents” means, with respect to any series, issue or class of Additional Senior Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures, or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Senior Priority Collateral Documents (in each case, as amended, restated, amended and restated, Refinanced, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement).

“Additional Senior Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Senior Priority Debt.

“Additional Senior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Senior Priority Debt, (a) all principal of, and premium and interest, fees, and expenses (including, without limitation, any interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Priority Debt, (b) all other amounts payable to the related Additional Senior Secured Parties under the related Additional Senior Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Secured Parties” means, with respect to any series, issue or class of Additional Senior Priority Debt, the holders of such Indebtedness or any other Additional Senior Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any Grantor under any related Additional Senior Priority Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, rearrangement, judicial management, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar federal, state, or foreign debtor relief laws (including under any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect.

“Capital Stock” means:

(a)in the case of a corporation, corporate stock;

(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Class Debt” has the meaning assigned to such term in Section 8.09(a).

“Class Debt Parties” has the meaning assigned to such term in Section 8.09(a).

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09(a).

“Closing Date” means the date hereof.

“Collateral” means the Senior Priority Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Priority Collateral Documents and the Second Priority Collateral Documents.

“Computer Software” means all software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “controlled” have meanings correlative thereto.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in such copyrights, works protectable by copyright, and copyright applications to register copyright, including, without limitation, copyrights in Computer Software, internet web sites and the content thereof, whether registered or unregistered; and (b) all renewals of any of the foregoing.

“Debt Facility” means any Senior Priority Debt Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Lien Representative, so long as the Second Priority Debt Facility under the Initial Second Lien Debt Documents is the only Second Priority Debt Facility under this Agreement, and (ii) at any time when clause (i) does not apply, the “Applicable Authorized Representative” or similar term (as defined in the applicable Second Lien Intercreditor Agreement) at such time.

“Designated Senior Representative” means (i) the First Lien Collateral Agent, so long as the Senior Priority Debt Facility under the First Lien Indenture is the only Senior Priority Debt Facility under this Agreement, and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” or similar term (as defined in the applicable Senior Priority Intercreditor Agreement) at such time.

“DIP Cap Election” has the meaning assigned to such term in Section 6.01.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of Excess Senior Obligations” means, except to the extent otherwise provided in Section 5.06 and Section 6.04:

(a)payment in full of all Excess Senior Obligations (other than any indemnification obligations for which no claim has been asserted and any other Excess Senior Obligations not required to be paid in full in order to have the Liens on all Collateral securing such Excess Senior Obligations to be released at such time in accordance with the applicable Senior Priority Debt Documents);

(b)termination or expiration of all commitments, if any, to extend credit that would constitute Excess Senior Obligations; and

(c)termination of all letters of credit issued under the Senior Priority Debt Documents or providing cash collateral or backstop letters of credit on terms specified in the applicable Senior Priority Debt Documents or otherwise acceptable to the applicable Senior Priority Representative or issuing bank in an amount and in a manner specified in the applicable Senior Priority Debt Documents or otherwise reasonably satisfactory to the applicable Senior Priority Representative and issuing bank.

“Discharge of First Lien Indenture Obligations” means, except to the extent otherwise expressly provided in Section 5.06 and Section 6.04,

(a)payment in full of all First Lien Indenture Obligations (other than any indemnification obligations for which no claim has been asserted); and

(b)termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Indenture Obligations; and

in each case, to the extent constituting Senior Obligations. For the avoidance of doubt, following the occurrence of a DIP Cap Election, a Discharge of First Lien Indenture Obligations shall occur even if Excess Senior Obligations remain outstanding.

“Discharge of Second Priority Debt Obligations” means:

(a)payment in full of all Second Priority Debt Obligations (other than any indemnification obligations for which no claim has been asserted and any other Second Priority Debt Obligations not required to be paid in full in order to have the Liens on all Collateral securing such Second Priority Debt Obligations to be released at such time in accordance with the applicable Second Priority Debt Documents); and

(b)termination or expiration of all commitments, if any, to extend credit that would constitute Second Priority Debt Obligations.

“Discharge of Senior Obligations” means, except to the extent otherwise expressly provided in Section 5.06 and Section 6.04, the occurrence of both (i) with respect to the First Lien Indenture Obligations, the Discharge of First Lien Indenture Obligations, and (ii) with respect to all other Senior Obligations:

(a)payment in full of all Senior Obligations (other than any indemnification obligations for which no claim has been asserted and any other Senior Obligations not required to be paid in full in order to have the Liens on all Collateral securing such Senior Obligations to be released at such time in accordance with the applicable Senior Priority Debt Documents);

(b)termination or expiration of all commitments, if any, to extend credit that would constitute Senior Obligations; and

(c)termination of all letters of credit issued under the Senior Priority Debt Documents or providing cash collateral or backstop letters of credit on terms specified in the applicable Senior Priority Debt Documents or otherwise acceptable to the applicable Senior Priority Representative or issuing bank in an amount and in a manner specified in the applicable Senior Priority Debt Documents or otherwise reasonably satisfactory to the applicable Senior Priority Representative and issuing bank, in each case, to the extent constituting Senior Obligations. For the avoidance of doubt, following the occurrence of a DIP Cap Election, a Discharge of Senior Obligations shall occur even if Excess Senior Obligations remain outstanding.

“Disposition” means any conveyance, sale, lease, assignment, transfer, license or other disposition.

“Excess Senior Obligations” means, at any time following a DIP Cap Election, any Senior Obligations that would constitute Senior Obligations if not for the Senior Debt Cap Amount.

“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any permitted successor collateral agent as provided in Section 17.07 of the First Lien Indenture.

“First Lien Indenture” means that certain Indenture, dated as of April [•], 2023, the Issuer, each Grantor party thereto, U.S. Bank Trust Company, National Association, as trustee and First Lien Collateral Agent, as amended, restated, amended and restated, Refinanced, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement, pursuant to which Issuer’s 6.75% senior secured convertible notes due 2028 were issued .

“First Lien Indenture Credit Documents” means the First Lien Indenture and the other “Note Documents” as defined in the First Lien Indenture.

“First Lien Indenture Obligations” means the “Note Obligations” as defined in the First Lien Indenture.

“First Lien Indenture Secured Parties” means the “Secured Parties” as defined in the First Lien Security Agreement.

“First Lien Security Agreement” means the “Security Agreement” as defined in the First Lien Indenture.

“Grantors” means, the Issuer and each Subsidiary of the Issuer that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Indebtedness” means indebtedness in respect of borrowed money.

“Initial Second Lien Debt Agreement” means that certain [•], dated as of [•], among the Issuer, [•], as amended, restated, amended and restated, Refinanced, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement.

“Initial Second Lien Debt Documents” means the Initial Second Lien Debt Agreement and the other [“Loan Documents”] as defined in the Initial Second Lien Debt Agreement (in each case, as amended, restated, amended and restated, Refinanced, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement).

“Initial Second Lien Debt Obligations” means the “Obligations” as defined in the Initial Second Lien Debt Agreement.

“Initial Second Lien Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Section [•] of the Initial Second Lien Debt Agreement.

“Initial Second Priority Debt Secured Parties” means the [“Secured Parties”] as defined in the Initial Second Lien Debt Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)any case commenced by or against the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, arrangement (including under any applicable corporate statute), recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)any liquidation, dissolution, judicial management, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means, with respect to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing.

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated Senior Representative or Designated Second Priority Representative, as the case may be, pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Priority Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in the nature of a security interest in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof. In no event will an operating lease (or other lease in respect of a Non-Finance Lease Obligation) or a license constitute a “Lien” for purposes of the terms of the First Lien Indenture.

“Non-Finance Lease Obligation” means a lease obligation that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP.  For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents, patent applications, utility models and statutory invention registrations; (b) all inventions or designs claimed or disclosed therein and all improvements thereto; and (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Priority Representative or any Senior Priority Secured Party from a Second Priority Secured Party in respect of Shared Collateral pursuant to this Agreement, including all “proceeds,” as such term is defined in the UCC.

“Purchase Price” has the meaning assigned to such term in Section 5.07(b).

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.  The terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Priority Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means (i) with respect to any Second Priority Debt Facility secured by a Lien on the Second Priority Collateral (or a portion thereof) having the same priority as the Liens securing the Initial Second Lien Debt Obligations (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents), a customary intercreditor agreement for such type of Second Priority Debt Facility in form and substance reasonably satisfactory to the Second Priority Representative with respect to each other Second Priority Debt Facility in existence at the time such intercreditor agreement is entered into and (ii) with respect to any Second Priority Debt Facility secured by a Lien on the Second Priority Collateral (or a portion thereof) that is junior to the Liens securing the Initial Second Lien Debt Obligations, a customary intercreditor agreement for such type of Second Priority Debt Facility in form and substance reasonably satisfactory to the Second Priority Representative with respect to each other Second Priority Debt Facility in existence at the time such intercreditor agreement is entered into.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09(a).

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09(a).

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09(a).

“Second Priority Collateral” means any “Collateral” (or equivalent term) as defined in any Initial Second Lien Debt Documents or any other Second Priority Debt Document or any other assets of the Issuer or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligations.

“Second Priority Collateral Documents” means the [“Collateral Documents”] as defined in the Initial Second Lien Debt Agreement and each of the security agreements and other instruments and documents executed and delivered by the Issuer or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation (in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement).

“Second Priority Debt Documents” means (a) the Initial Second Lien Debt Documents and (b) any Additional Second Priority Debt Documents.

“Second Priority Debt Facilities” means the Initial Second Lien Debt Agreement and any Additional Second Priority Debt Facilities.

“Second Priority Debt Obligations” means the Initial Second Lien Debt Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days after the occurrence of both (i) an [Event of Default] (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Designated Second Priority Representative and that an [Event of Default] (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series, issue or class with respect to which such Second Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time a Senior Priority Representative has commenced and is diligently pursuing any enforcement action with respect to a material portion of any Shared Collateral or (2) at any time any Grantor which has granted a security interest in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Secured Parties under the Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of any Initial Second Lien Debt Obligations or the Initial Second Priority Debt Secured Parties, the Initial Second Lien Representative and (ii) in the case of any Additional Second Priority Debt Facility and the Additional Second Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility in the applicable Joinder Agreement.

“Second Priority Secured Parties” means the Initial Second Priority Debt Secured Parties and any Additional Second Priority Secured Parties.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Priority Secured Parties and the Second Priority Secured Parties.

“Senior Debt Cap Amount” means (I) the sum of (i) $333,334,000, plus (ii) a percentage, as determined by the Issuer in its sole discretion (but not less than [•]%), of the amount of Indebtedness of the Issuer and the Restricted Subsidiaries constituting Indebtedness for borrowed money permitted to be incurred (x) under Section 2.10 of the First Lien Indenture and/or (y) any Permitted Refinancing Indebtedness thereof under  the definition of “Permitted

Indebtedness” of the First Lien Indenture (as in effect on the date hereof, regardless of whether the First Lien Indenture is then in effect) that may be secured by Liens on the Senior Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the First Lien Indenture Obligations (whether or not such Indebtedness is in fact secured with the same priority or on a basis senior to the Second Priority Debt Obligations but junior to certain Senior Obligations), plus (iii) [reserved], plus (iv) the amount of any unpaid accrued interest, paid in kind amounts (including such capitalized amounts) and premium on any Indebtedness under the First Lien Indenture or any Additional Senior Priority Debt Facilities in connection with any Refinancing, extension, renewal, amendment, restatement, refunding or replacement thereof, plus fees and expenses incurred in connection therewith, plus (v) [reserved] or (II) an amount of Indebtedness that is greater than the amount set forth in the immediately preceding clause (I) to the extent, at the time of incurrence thereof, the Second Priority Debt Representative of each Second Priority Class Debt (acting at the direction of the requisite holders of each such Second Priority Class Debt) shall have consented to such greater amount of Indebtedness that may be secured by Liens on the Senior Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the First Lien Indenture Obligations or otherwise senior to the Liens on the Collateral securing the Second Priority Debt Obligations.

“Senior Lien” means the Liens on the Senior Priority Collateral in favor of the Senior Priority Secured Parties under the Senior Priority Collateral Documents.

“Senior Obligations” means the First Lien Indenture Obligations and any Additional Senior Priority Debt Obligations; provided that, following the occurrence of a DIP Cap Election, if the sum of (without duplication) (i) Indebtedness for borrowed money constituting principal outstanding under the Senior Priority Debt Documents, plus (ii) the aggregate face amount of any letters of credit issued and outstanding under the Senior Priority Debt Documents (whether or not drawn), exceeds the Senior Debt Cap Amount, then only that portion of such Indebtedness and such aggregate face amounts of letters of credit (on a pro rata basis based on the aggregate outstanding principal amount of such Indebtedness and the face amount of letters of credit) equal to the Senior Debt Cap Amount shall be included in Senior Obligations, and interest, reimbursement and similar obligations with respect to such Indebtedness and letters of credit shall only constitute Senior Obligations to the extent related to Indebtedness and letters of credit included in the Senior Obligations.  If any Senior Obligations in excess of the Senior Debt Cap Amount exist, the allocation of which Senior Obligations are deemed to be in excess of the Senior Debt Cap Amount shall be (x) determined as agreed in writing among the Senior Priority Secured Parties or (y) if no such agreement applies, the latest amounts advanced (it being agreed for such purposes that principal advanced pursuant to a revolving credit commitment or delayed draw commitment shall be deemed advanced on the date such commitment first became binding on the applicable creditors shall not be deemed to be in excess of the Senior Debt Cap Amount).

“Senior Priority Class Debt” has the meaning assigned to such term in Section 8.09(a).

“Senior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09(a).

“Senior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09(a).

“Senior Priority Collateral” means any “Collateral” (or equivalent term) as defined in any First Lien Indenture Credit Document or any other Senior Priority Debt Document or any other assets of the Issuer or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Priority Collateral Document as security for any Senior Obligations.

“Senior Priority Collateral Documents” means the “Related Collateral Documents” as defined in the First Lien Indenture and each of the security agreements and other instruments and documents executed and delivered by the Issuer or any other Grantor for purposes of providing collateral security for any Senior Obligation (in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement).

“Senior Priority Debt Documents” means (a) the First Lien Indenture Credit Documents and (b) any Additional Senior Priority Debt Documents.

“Senior Priority Debt Facilities” means the First Lien Indenture and any Additional Senior Priority Debt Facilities.

“Senior Priority Intercreditor Agreement” means (i) with respect to any Senior Priority Debt Facility secured by a Lien on the Senior Priority Collateral (or a portion thereof) having the same priority as the Liens securing the First Lien Indenture Obligations (but without regard to control of remedies), an intercreditor agreement in the form attached as Exhibit [E] to the First Lien Indenture (or as otherwise modified pursuant to the terms of the First Lien Indenture) and/or (ii) with respect to any Senior Priority Debt Facility secured by a Lien on the Senior Priority Collateral (or a portion thereof) that is junior in priority to the Liens securing the First Lien Indenture Obligations but senior in priority to the Liens securing the Initial Second Lien Debt Obligations, a customary intercreditor agreements in form and substance reasonably acceptable to the Senior Priority Representative with respect to each Senior Priority Debt Facility in existence at the time such intercreditor agreement is entered into and the Issuer.

“Senior Priority Representative” means (i) in the case of any First Lien Indenture Obligations or the First Lien Indenture Secured Parties, the First Lien Collateral Agent and (ii) in the case of any Additional Senior Priority Debt Facility and the Additional Senior Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that is named as the Representative in respect of such Additional Senior Priority Debt Facility in the applicable Joinder Agreement.

“Senior Priority Secured Parties” means the First Lien Indenture Secured Parties and any Additional Senior Secured Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Priority Debt Facility (or their Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Priority Debt Facilities, are deemed pursuant to Article 2 to hold a security interest). If, at any time, any portion of the Senior Priority Collateral under one or more Senior Priority Debt Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Priority Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.  Unless the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks, trademark applications, service marks, service mark applications, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; and (c) all renewals of the foregoing.

“UCC” and “Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Collateral Agent’s Lien on any item or portion of the Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” means the Uniform Commercial Code (or equivalent or similar legislation) as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of interpreting definitions relating to such provisions.

SECTION 1.02Terms Generally.  The rules of interpretation set forth in Sections 1.02 through 1.04, as applicable, of the First Lien Indenture are incorporated herein, mutatis mutandis.  Any reference herein to the payment or repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01Subordination.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Secured Parties on the Shared Collateral or of any Liens granted to any Senior Priority Representative or any other Senior Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable Law, any Second Priority Debt Document or any Senior Priority Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that:

(a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations;

(b) any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations;

(c) following the occurrence of a DIP Cap Election, any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative or any other Second Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Excess Senior Obligations; and

(d) following the occurrence of a DIP Cap Election, any Lien on the Shared Collateral securing or purporting to secure any Excess Senior Obligations now or hereafter held by or on behalf of any Senior Priority Representative, any Senior Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations.

All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing any other obligation of the Issuer, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. Following the occurrence of a DIP Cap Election, all Liens on the Shared Collateral securing or purporting to secure any Second Priority

Debt Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Excess Senior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Second Priority Debt Obligations are subordinated to any Lien securing any other obligation of the Issuer, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02Nature of Senior Priority Secured Parties Claims.  Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, (b) the terms of the Senior Priority Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Issuer and the other Grantors, on the one hand, and the Second Priority Secured Parties, on the other hand, the foregoing provisions will not limit or otherwise affect the obligations of the Issuer or any other Grantor contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03Prohibition on Contesting Liens.  (a) Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Priority Representative or any of the other Senior Priority Secured Parties or any other agent or trustee therefor in any Senior Priority Collateral or the allowability of any claims asserted with respect to any Senior Obligations in any proceeding (including any Insolvency or Liquidation Proceeding) and (b) each Senior Priority Representative, for itself and on behalf of each Senior Priority Secured Party under its Senior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Secured Parties in the Second Priority Collateral or the allowability of any claims asserted with respect to any Second Priority Debt Obligations in any proceeding (including any Insolvency or Liquidation Proceeding). Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Priority Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Priority Debt Documents.

SECTION 2.04No New Liens.  The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant any additional Liens on any asset or property of any Grantor to secure (x) any  Second Priority Debt Obligation unless it has also granted, or concurrently therewith also grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations or (y) any Senior Obligation unless it has also granted, or concurrently therewith also grants, a Lien on such asset or property of such Grantor to secure the  Second Priority Debt Obligations; and (b) if any Second Priority Representative or any Second Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any  Second Priority Debt Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Priority Collateral Documents, such Second Priority Representative or Second Priority Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly also grant a similar Lien on such assets or property to each Senior Priority Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Priority Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Priority Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Priority Representative and the other Senior Priority Secured Parties as security for the Senior Obligations; provided that this provision will not be violated (i) with respect to any particular series of Additional Senior Priority Debt Obligations if the applicable trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that is named as the Representative in respect of such Additional Senior Priority Debt Facility in the applicable Joinder Agreement is given a reasonable opportunity to accept a Lien on any asset or property and such trustee or agent expressly declines to accept a Lien on such asset or property or the Issuer states in writing that the Senior Priority Debt Documents in respect thereof prohibit such agent or trustee from accepting a Lien on such asset or property or (ii) with respect to any particular series of Additional Second Priority Debt Obligations if the applicable trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility in the applicable Joinder Agreement is given a reasonable opportunity to accept a Lien on any asset or property and such trustee or agent expressly declines to accept a Lien on such asset or property.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason (i) without limiting any other right or remedy available to any Senior Priority Representative or any other Senior Priority Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Secured Parties for which it has been named the Representative, that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02 and/or (ii) without limiting any other right or remedy available to any Second Priority Representative or any other Second Priority Secured Party, each Senior Priority Representative agrees, for itself and on behalf of the other Senior Priority Secured Parties for which it has been named the Representative, that any amounts received by or distributed to any Senior Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

SECTION 2.05Perfection of Liens.  Except for the limited agreements of the Senior Priority Representatives pursuant to Section 5.05 hereof, none of the Senior Priority Representatives or the Senior Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable Law.

SECTION 2.06Certain Cash Collateral.  Notwithstanding anything in this Agreement, any Senior Priority Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure First Lien Indenture Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the First Lien Collateral Agent pursuant to the First Lien Indenture shall be applied as specified in the First Lien Indenture and will not constitute Shared Collateral.

ARTICLE 3

ENFORCEMENT

SECTION 3.01Exercise of Remedies.

(a)So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or other action brought with respect to the Shared Collateral or any other Senior Priority Collateral by any Senior Priority Representative or any Senior Priority Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Priority Representative or any Senior Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Priority Representative or any Senior Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Priority Debt Documents or otherwise in respect of the Senior Priority Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral or any other Senior Priority Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Issuer or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility in a manner that is not inconsistent with the terms and conditions of this Agreement, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Priority Representatives or the Senior Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided and subject to the restrictions contained in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03 and the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance that is not permitted by this Agreement of the claims or Liens of the Second Priority Secured Parties or the avoidance of any Second Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Second Priority Secured Party may (subject to the provisions of Section 6.10(b)) vote on any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding that conforms to the terms and conditions of this Agreement, (F) from and after the Second Priority Enforcement Date, the Designated Second Priority Representative (or such other Person, if any, as is so authorized under the applicable Second Lien Intercreditor Agreement) may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) a Senior Priority Representative has not commenced and is not diligently pursuing any enforcement action with respect to a material portion of Shared Collateral or (2) any Grantor which has granted a security interest in any Shared Collateral is not then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding and (G) any Second Priority Representative may bid for or purchase Shared Collateral at any public, private or judicial foreclosure upon such Shared Collateral initiated by any Senior Priority Secured Party or any sale of Shared Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Priority Debt Obligations unless such credit bid provides for the payment in full in cash of the Senior Obligations. In exercising rights and remedies with respect to the Senior Priority Collateral, the Senior Priority Representatives and the Senior Priority Secured Parties may enforce the provisions of the Senior Priority Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or any other applicable Law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, 10 (ten) days’ notice shall be deemed to be commercially reasonable notice.

(b)So long as the Discharge of Senior Obligations has not occurred, except as expressly provided in the proviso to clause (ii) of Section 3.01(a) but subject to Section 4.01, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations or in connection with any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any Senior Priority Representative or any Senior Priority Secured Party with respect to the Shared Collateral under the Senior Priority Debt Documents, including any Disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Priority Representatives or the Senior Priority Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Priority Collateral (including any right to object to a First Lien Creditor accepting any Collateral in full or partial satisfaction of First Lien Obligations under Section 9-620 of the UCC), regardless of whether any action or failure to act by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party is adverse to the interests of the Second Priority Secured Parties.

(d)Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Priority Representatives or the Senior Priority Secured Parties with respect to the Senior Priority Collateral as set forth in this Agreement and the Senior Priority Debt Documents.

(e)Until the Discharge of Senior Obligations, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section 3.01 shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Secured Parties or the Second Priority Debt Obligations.

SECTION 3.02Cooperation.  Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Priority Secured Parties and the Senior Priority Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03Actions Upon Breach.  Should any Second Priority Representative or any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Priority Representative or other Senior Priority Secured Party (in its or their own name or in the name of the Issuer or any other Grantor) or the Issuer or any other Grantor may obtain relief against such Second Priority Representative or such Second Priority Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Priority Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Issuer, any other Grantor, any Senior Priority Representative or the other Senior Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Priority Representative or any other Senior Priority Secured Party.

ARTICLE 4

PAYMENTS

SECTION 4.01Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or in connection with any Insolvency or Liquidation Proceeding shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the (and subject to the terms of the) relevant Senior Priority Debt Documents and, if applicable, the applicable Senior Priority Intercreditor Agreement(s), until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Priority Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct (and subject to the other terms of this Agreement), to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents and, if applicable, the applicable Second Lien Intercreditor Agreement(s), until the Discharge of the Second Priority Debt Obligations has occurred. Following the occurrence of a DIP Cap Election, upon the Discharge of Second Priority Debt Obligations, each applicable Second Priority Representative shall deliver promptly to the Designated Senior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct (and subject to the other terms of this Agreement), to be applied by the Designated Senior Representative to the Excess Senior Obligations in such order as specified in the relevant Senior Priority Debt Documents and, if applicable, the applicable Senior Priority Intercreditor Agreement(s), until the Discharge of Excess Senior Obligations has occurred.

SECTION 4.02Payments Over.  So long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, in connection with any Insolvency or Liquidation Proceeding or otherwise in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Priority Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct (and subject to the other terms of this Agreement). The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE 5

OTHER AGREEMENTS

SECTION 5.01Releases.

(a)Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, in the event of a Disposition of any specified item of Shared Collateral (including all or substantially all of the

Capital Stock of any Subsidiary of Issuer) (i) in connection with the exercise of remedies in respect of Collateral by the Designated Senior Priority Representative (ii) a sale in the ordinary course pursuant to section 363 of the Bankruptcy Code, the entry of an order of the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code, or in connection with the confirmation of a plan of reorganization in any Insolvency Proceeding or (iii) if not in connection with the exercise of remedies in respect of Collateral by the Designated Senior Representative, so long as such Disposition is permitted by the terms of the Second Priority Debt Documents (other than solely as the result of the existence of a default or event of default under the Second Priority Debt Documents) and the Senior Priority Debt Documents and, in the case of this clause (ii) other than in connection with the Discharge of Senior Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Secured Parties upon such Shared Collateral (but not on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon notice to a Second Priority Representative stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Secured Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Issuer or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Issuer’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to (x) affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents or (y) except in the case of a Disposition in connection with the exercise of secured creditors’ rights and remedies, require the release of Liens granted upon such Shared Collateral to secure Second Priority Debt Obligations if such Disposition is not permitted under the terms of the Second Priority Debt Documents.

(b)Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Secured Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Priority Debt Document, of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Priority Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Secured Parties to receive Proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d)Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Priority Collateral Document and a Second Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodities intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable Law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of, or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02Insurance and Condemnation Awards.  Unless and until the Discharge of Senior Obligations has occurred, subject in each case to the rights of the Grantors under, and any limitations under, the Senior Priority Debt Documents, the Designated Senior Representative and the Senior Priority Secured Parties shall have the sole and exclusive right (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under, and any limitations under, the Senior Priority Debt Documents and the Second Priority Debt Documents, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Priority Secured Parties pursuant to the terms of the Senior Priority Debt Documents and, if applicable, the applicable Senior Priority Intercreditor Agreement(s), (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents and, if applicable, the applicable Second Lien Intercreditor Agreement(s), (iii)  third, following the occurrence of a DIP Cap Election, after the occurrence of the Discharge of Second Priority Debt Obligations, to the Designated Senior Priority

Representative for the benefit of the Senior Priority Secured Parties pursuant to the terms of the Senior Priority Debt Documents and, if applicable, the applicable Senior Priority Intercreditor Agreement(s), until the Discharge of Excess Senior Obligations has occurred, and (iv) fourth, following the occurrence of a DIP Cap Election, if no Excess Senior Obligations are outstanding, otherwise, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative (or after the Discharge of Senior Obligations, the Designated Second Priority Representative) to receive such amounts in accordance with the terms of Section 4.02.

SECTION 5.03Certain Amendments.

(a)No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or conflict with any of the terms of this Agreement. The Issuer agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Priority Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below), including liens and security interests granted to [•], as collateral agent, pursuant to or in connection with the Indenture, dated as of April [•], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Porch Group, Inc., a Delaware corporation (the “Issuer”), each grantor from time to time party thereto, and [•], as trustee and collateral agent, and (ii) the exercise of any right or remedy by the Second Priority Representative or any other secured party hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement, dated as of [•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among the Issuer, the other Grantors from time to time party thereto, [•], as First Lien Collateral Agent, and [•], as Initial Second Lien Representative.  In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

(b)In the event that each applicable Senior Priority Representative and/or the Senior Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Priority Collateral Document or changing in any manner the rights of the Senior Priority Representatives, the Senior Priority Secured Parties, the Issuer or any other Grantor thereunder (including the release of any Liens in Senior Priority Collateral) in a manner that is applicable to all Senior Priority Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Secured Party and without any action by any Second Priority Representative, the Issuer or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of any Second Priority Collateral Document, except as provided for in Section 5.01(a) and to the extent there is a corresponding release of the Lien securing the Senior Obligations, (ii) imposing duties that are adverse on any Second Priority Representative without its prior written consent or (iii) altering the terms of the Second Priority Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Second Priority Debt Documents as in effect on the date hereof or under Article VI hereof, and (y) written notice of such amendment, waiver or consent shall have been given by the Issuer to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent (although the failure to give any such notice shall in no way affect the effectiveness of such amendment, waiver or consent).

(c)Each of the Senior Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with its terms, and the indebtedness under any Senior Priority Debt Document may be Refinanced, in each case, without the consent of any Second Priority Representative or Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Second Priority Representatives (acting with the consent of the requisite holders of each series of Second Priority Class Debt), no such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing (or successive amendments, restatements, amendments and restatements, waivers, supplements, modifications or Refinancings) shall (1) contravene any provision of this Agreement or (2) reduce the capacity to incur Indebtedness for borrowed money constituting Second Priority Debt Obligations to an amount less than the aggregate principal amount of term loans under the Second Priority Debt Documents on the day of any such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing.

(d)Each of the Second Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with its terms, and the indebtedness under any Second Priority Debt Document may be Refinanced, in each case,  without the consent of any Senior Priority Representative or Senior Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of (x) until the Discharge of First Lien Indenture Obligations, the First Lien Collateral Agent, acting with the consent of Holders representing the required aggregate principal amount of the Notes  (as such term is defined in the First Lien Indenture) and (y) each other Senior Priority Representative (acting with the consent of the requisite holders of each series of Additional Senior Priority Debt), no such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing (or successive amendments, restatements, amendment and restatements, waivers, supplements, modifications or Refinancings) shall (1) contravene any provision of this Agreement, (2) directly or indirectly increase the  portion of the applicable interest rates in respect of the Second Priority Debt Obligations payable in cash (excluding, without limitation, increases in connection with the imposition of a default rate per annum at the stated default rate, and fluctuations in underlying benchmark interest rates (including by giving effect to the higher of any benchmark interest rate floor and the then-applicable benchmark interest rate) by more than 4.0% per annum, (3) change to earlier dates any scheduled dates for payment of principal (including the final stated maturity date) under such Second Priority Debt Document to a date earlier than the maturity date of the First Lien Indenture Obligations, (4) add or modify in a manner adverse to any Grantor or any Senior Priority Secured Party any financial covenant or any Event of Default under the Second Priority Debt Documents (except to the extent necessary to conform to changes made to the Senior Priority Debt Documents and subject to the preservation of a 15.0% cushion to financial covenant levels and dollar amounts consistent with those contained in the Senior Priority Debt Documents in effect prior to such addition or modification), (5) restrict the amendment of the Senior Priority Debt Documents or (6) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the aggregate principal amount of Senior Obligations permitted under the Senior Priority Debt Documents on the day of any such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing. For the avoidance of doubt, this Section 5.03(d) shall not, prior to any Insolvency or Liquidation Proceeding with respect to the Issuer, be construed to override any limitation contained in any Senior Priority Debt Document on the amount of Second Priority Debt Obligations permitted to be incurred.

SECTION 5.04Rights As Unsecured Creditors.  The Second Priority Representatives and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Issuer and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable Law so long as such rights and remedies do not violate any express provision or are otherwise inconsistent with this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Secured Party becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment Lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Priority Representatives or the Senior Priority Secured Parties may have with respect to the Senior Priority Collateral.

SECTION 5.05Gratuitous Bailee for Perfection.

(a)Each Senior Priority Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Priority Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or with respect to any Shared Collateral subject to any other arrangement set forth in Section 5.01(d), the applicable Senior Priority Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, on behalf of, and as sub-agent and gratuitous bailee for, the relevant Second Priority Representatives (the foregoing being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(5) and 9-313(c) of the UCC), in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)In the event that any Senior Priority Representative (or its agents or bailees), or after the Discharge of Senior Obligations, any Second Priority Representative, has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Priority Representative, or after the Discharge of Senior Obligations, such Second Priority Representative, agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Priority Representatives and the Senior Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Priority Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)The Senior Priority Representatives and the Senior Priority Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Priority Representatives (and after the Discharge of Senior Obligations, the Second Priority Representatives) under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and

(b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative and delivering the Shared Collateral upon a Discharge of Senior Obligations as set forth in Section 5.05(f).

(e)The Senior Priority Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives and releases the Senior Priority Representatives from all claims and liabilities arising pursuant to the Senior Priority Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f)Upon the Discharge of Senior Obligations, each applicable Senior Priority Representative shall, at the Issuer’s sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so and as the Designated Second Priority Representative may direct, all Shared Collateral, including all Proceeds thereof, held or controlled by such Senior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign to the Designated Second Priority Representative, to the extent that it is legally permitted to do so and as the Designated Second Priority Representative may direct, its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (B) if not legally permitted or no direction is given and if prior to discharge of the Second Priority Debt Obligations, deliver such Shared Collateral and assign its rights in respect thereof as a court of competent jurisdiction may otherwise direct or (C) if the Second Priority Debt Obligations have been discharged and, following the occurrence of a DIP Cap Election, the Discharge of Excess Senior Obligations has occurred, deliver such Shared Collateral to the Grantors and terminate its rights therein as directed by the Grantors; (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier; and (iii) notify any Governmental Authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Issuer shall take such further action as is required to effectuate the transfer contemplated hereby.  The Senior Priority Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Secured Party in contravention of this Agreement.

(g)None of the Senior Priority Representatives nor any of the other Senior Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Issuer or any Subsidiary to any Senior Priority Representative or any Senior Priority Secured Party under the Senior Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

(h)Following the occurrence of a DIP Cap Election and the Discharge of Senior Obligations and Discharge of Second Lien Obligations, each Second Priority Representative further agrees to take all other action reasonably requested by the Issuer or any Senior Priority Representative at the expense of the Issuer in connection with the Senior Priority Representatives obtaining a first-priority security interest in the Collateral if any Excess Senior Obligations remain outstanding.

SECTION 5.06When Discharge of Senior Obligations Deemed To Not Have Occurred.  If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Issuer or any Subsidiary consummates any Refinancing or incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Priority Representative for all purposes of this Agreement; provided that such Senior Priority Representative shall have become a party to this Agreement pursuant to Section 8.09.  Upon receipt of notice of such incurrence (including the identity of the new Senior Priority Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Issuer), including amendments, supplements or modifications to this Agreement, as the Issuer or such new Senior Priority Representative shall reasonably request in writing in order to provide the new Senior Priority Representative the rights of a Senior Priority Representative contemplated hereby and (b) deliver to such Senior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign to such Senior Priority Representative, to the extent that it is legally permitted to do so, its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral.

ARTICLE 6

INSOLVENCY OR LIQUIDATION PROCEEDINGS

SECTION 6.01Financing and Sale Issues.  Until the Discharge of Senior Obligations has occurred, if the Issuer or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then each Second Priority Representative, for itself and on behalf of each

Second Priority Secured Party under its Second Priority Debt Facility, agrees that (A) if any Senior Priority Representative shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to provide or otherwise consent (or not object) to the Issuer’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement; provided that, solely at the election of the Issuer (which shall be made by written notice to each Representative and irrevocable once made) (such election, the “DIP Cap Election”), the sum of (a) the maximum aggregate principal amount of Indebtedness that may be outstanding from time to time under such DIP Financing (including any such portion thereof that constitutes rollover of loans and/or letters of credit under the Senior Priority Debt Documents) plus, without duplication, (b) the aggregate principal amount of loans, the aggregate face amount of undrawn letters of credit issued and outstanding under the Senior Priority Debt Documents and the aggregate amount of unreimbursed drawings under letters of credit issued under the Senior Priority Debt Documents (after giving effect to any such portion thereof that was subject to a “roll-up” pursuant to a DIP Financing) as of the petition date of such Insolvency or Liquidation Proceeding shall not exceed a percentage, as determined by the Issuer in its sole discretion (but not less than 115%), of the Senior Debt Cap Amount immediately prior to the time the DIP Financing is entered into (for the avoidance of doubt, before giving effect to any rollover of any loans and/or letters of credit under the Senior Priority Debt Documents into the DIP Financing),  (y) any “carve-out” for professional and United States Trustee fees agreed to by the Senior Priority Representatives, and (z) all adequate protection liens granted to the Senior Priority Secured Parties, (B) it will raise no objection to and will not otherwise contest any motion for relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceedings or from any injunction against foreclosure or enforcement in respect of Senior Obligations or the Senior Priority Collateral made by any Senior Priority Representative or any other Senior Priority Secured Party, (C) it will raise no objection to and will not otherwise contest any lawful exercise by any Senior Priority Secured Party of the right to credit bid Senior Obligations at any foreclosure or other sale of Senior Priority Collateral, including pursuant to Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or other applicable law, (D) it will raise no objection to and will not otherwise contest any other request for judicial relief made in any court by any Senior Priority Secured Party relating to the lawful enforcement of any Lien on Senior Priority Collateral, (E) it will raise no objection to and will not otherwise contest any election made by any Senior Priority Representative or any other Senior Priority Secured Party of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, and (F) it will raise no objection to and will not otherwise contest or oppose (and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code) any Disposition (including pursuant to Section 363 of the Bankruptcy Code or any similar provision of any other

Bankruptcy Law) of assets of any Grantor (including any process or procedures in connection with such Disposition) for or to which any Senior Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement; provided that the Second Priority Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that notice received one (1) Business Days prior to the entry of an order approving any usage of cash or other collateral described in this Section 6.01 or approving any DIP Financing described in this Section 6.01 shall be adequate notice; provided, that, following the occurrence of a DIP Cap Election, the Senior Debt Cap Amount shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the Senior Obligations.  No Second Priority Party may, directly or indirectly, provide or propose or support any other Person in providing or proposing DIP Financing to a Grantor.

SECTION 6.02Relief from the Automatic Stay.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03Adequate Protection.  Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall object to, contest or support any other Person objecting to or contesting (a) any request by any Senior Priority Representative or any Senior Priority Secured Parties for adequate protection in any form, (b) any objection by any Senior Priority Representative or any Senior Priority Secured Parties to any motion, relief, action or proceeding based on any Senior Priority Representative’s or Senior Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of pre- and/or post-petition interest, fees, expenses or other amounts of any Senior Priority Representative or any other Senior Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which Lien and/or superpriority claim (as applicable) is subordinated to the Liens securing, and claims with respect to, all Senior Obligations and such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the Senior Priority Secured Parties as adequate protection, on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to the Liens securing, and claims with respect to, Senior Obligations under this Agreement; provided, however, that each Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, in any stipulation and/or order granting such adequate protection, that such junior superpriority administrative expense claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Secured Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral and/or a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Secured Party under their Second Priority Debt Facilities, agree that each Senior Priority Representative shall also be entitled to seek without objection from any Second Priority Secured Party a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and any such DIP Financing and/or a superpriority claim (as applicable) and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations and/or superpriority claim (as applicable) shall be subordinated to the Liens on such collateral securing or providing adequate protection for, and claims with respect to, the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the Senior Priority Secured Parties as adequate protection on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to such Liens securing, and claims with respect to, Senior Obligations under this Agreement.  If any Second Priority Secured Party receives adequate protection in any form and the Senior Priority Secured Parties have not also received adequate protection in such form, such adequate protection shall be turned over to the Designated Senior Representative pursuant to Section 4.02 of this Agreement.  Without limiting the generality of the foregoing, to the extent that the Senior Priority Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Priority Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Secured Parties, provided that the same shall be segregated and held in trust and promptly paid over to the Senior Priority Representative, for the benefit of the Senior Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes Senior Priority Representative to make any such endorsements as agent for the Second Priority Secured Parties (which authorization, being coupled with an interest, is irrevocable) to be held or applied by the Senior Priority Representative in accordance with the terms of the Senior Priority Debt Documents until the Discharge of Senior Obligations has occurred shall have occurred before any of the same may be retained by one or more of the Second Priority Secured Parties

SECTION 6.04Preference Issues.  If any Senior Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Issuer or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations and, following the occurrence of a DIP Cap Election, and/or Excess Senior Obligations, as applicable, that are subject to such Recovery shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations and, following the occurrence of a DIP Cap Election, Discharge of Excess Senior Obligations, as applicable,  with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement and the underlying Senior Priority Debt Documents or Second Priority Debt Documents.

SECTION 6.05Separate Grants of Security and Separate Classifications.  Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Priority Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Priority Secured Parties and the Second Priority Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or otherwise in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties).

SECTION 6.06No Waivers of Rights of Senior Priority Secured Parties.  Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Priority Representative or any other Senior Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08Other Matters.  To the extent that any Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, then, except as otherwise permitted herein, such Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Priority Representative; provided that, if requested by any Senior Priority Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Priority Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09506(c) Claims.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other

Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10Reorganization Securities; Voting.

(a)If, in any Insolvency or Liquidation Proceeding, debt obligations or equity securities of the reorganized debtor are distributed, pursuant to a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding, on account of both the Senior Obligations and the Second Priority Debt Obligations that constitutes a distribution from or on account of the Shared Collateral, whether such distribution is made in respect of a “secured claim” within the meaning of section 506(b) of the Bankruptcy Code  or (except as provided below) otherwise, then any such distribution received by a Second Priority Secured Priority prior to the Discharge of Senior Obligations shall be paid over or otherwise transferred to the Senior Priority Representative, on behalf of the Senior Priority Secured Parties, for application in accordance with this Agreement, unless such distribution is made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of the Senior Priority Secured Parties (and such classes do not include the claims of any creditors other than Senior Priority Secured Parties). Nothing in this Agreement prohibits or limits the right of a Second Priority Secured Party to receive and retain any distribution pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency or Liquidation Proceeding in respect of any claim classified under such plan as an unsecured claim in accordance with section 506(a)(1) of the Bankruptcy Code.

SECTION 6.11Post-Petition Interest.

(a)Neither any Second Priority Representative nor any other Second Priority Secured Party shall oppose or seek to challenge any claim by any Senior Priority Representative or any other Senior Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise.

(b)No Senior Priority Representative nor any other Senior Priority Secured Party shall oppose or seek to challenge any claim by any Second Priority Representative or any other Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Debt Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise, so long as the Senior Priority Secured Parties are receiving post-petition interest, fees, or expenses in at least the same form being requested by such Second Priority Representative or such other Second Priority Secured Party and then only to the extent of the value of the Lien of the Second Priority Representatives on behalf of the Second Priority Secured Parties on the Shared Collateral (after taking into account the Senior Obligations).

ARTICLE 7

RELIANCE; ETC.

SECTION 7.01Reliance.  The consent by the Senior Priority Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Priority Secured Parties to the Issuer or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Secured Parties have, independently and without reliance on any Senior Priority Representative or other Senior Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement; provided that nothing in this Section 7.01 shall impose any obligation on any Representative to make any credit decisions beyond that which may be required by its applicable debt documents.

SECTION 7.02No Warranties or Liability.  Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Priority Representative nor any other Senior Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Priority Representative nor any other Senior Priority Secured Party shall have any duty to any Second Priority Representative or Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Issuer or any other Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second

Priority Representatives and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any Senior Priority Debt Document or any Second Priority Debt Document;

(b)any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Indenture or any other Senior Priority Debt Document or of the terms of any Second Priority Debt Document; provided, that, following the occurrence of a DIP Cap Election, any such increase in the Senior Obligations shall not increase the sum of the Indebtedness constituting principal under the Senior Priority Debt Documents and the face amount of any letters of credit issued and outstanding under the Senior Priority Debt Documents to an amount in excess of the Senior Debt Cap Amount;

(c)any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any other Grantor; or

(e)any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Issuer or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04 hereof) or (ii) any Second Priority Representative or Second Priority Secured Party in respect of this Agreement.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01Conflicts.  Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (a) the relative rights and obligations of the Senior Priority Representatives and the Senior Priority Secured Parties (as amongst themselves) with respect to any Senior Priority Collateral shall be governed by the terms of the Senior Priority Intercreditor Agreements and in the event of any conflict between a Senior Priority Intercreditor Agreement and this Agreement, the provisions of such Senior Priority Intercreditor Agreement shall control as to the relative rights and obligations of the Senior Priority Representatives and the Senior Priority Secured Parties (as amongst themselves) with respect to any Senior Priority Collateral, and (b) the relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves) with respect to any Second Priority Collateral shall be governed by the terms of the Second Lien Intercreditor Agreements and in the event of any conflict between a Second Lien Intercreditor Agreement and this Agreement, the provisions of such Second Lien Intercreditor Agreement shall control as to the relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves) with respect to any Second Priority Collateral.

SECTION 8.02Continuing Nature of This Agreement; Severability.  Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred and, following the occurrence of a DIP Cap Election, the Discharge of Excess Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Priority Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Issuer or any other Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03Amendments; Waivers.

(a)No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and permitted by paragraph (b) of this Section 8.03, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility). Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Priority Secured Parties and the Second Priority Secured Parties and their respective permitted successors and assigns.

(c)Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 and, upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04Information Concerning Financial Condition of the Issuer and the Other Subsidiaries.  The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer and the other Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Priority Representative, any Senior Priority Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Nothing in this Section 8.04 shall impose an obligation on the Senior Priority Representatives or the trustee under the First Lien Indenture to keep itself informed as to the financial condition of the Issuer or its Subsidiaries or the risk of non-payment beyond that which may be required by the First Lien Indenture.

SECTION 8.05Subrogation.  Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Priority Debt Documents.  Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07Waiver of Claims. To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Party with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Priority Debt Documents or Second Priority Debt Documents, as applicable, or any transaction relating to the Shared Collateral in accordance with this Agreement. None of the Secured Parties, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Shared Collateral or for any delay in doing so or, except as specifically provided in this Agreement, shall be under any obligation to Dispose of any Shared Collateral upon the request of any Grantor or any Secured Party or any other Person or to take any other action whatsoever with regard to the Shared Collateral or any part thereof.

SECTION 8.08Dealings with Grantors.  Upon any application or demand by the Issuer or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement, upon such Representative’s reasonable request, the Issuer shall furnish to such Representative a certificate of a duly authorized officer of the Issuer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09Additional Debt Facilities.

(a)To the extent, but only to the extent, permitted by the provisions of the Senior Priority Debt Documents and the Second Priority Debt Documents then in effect, the Issuer or any other Grantor may incur or issue and sell one or more series or classes of Additional Second Priority Debt and one or more series or classes of Additional Senior Priority Debt. Any such additional class or series of Additional Second Priority Debt (the “Second Priority Class Debt”) may be secured by a Lien on Shared Collateral that is junior in priority to any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b). Any such additional class or series of Senior Priority Debt Facilities (the “Senior Priority Class Debt”; and the Senior Priority Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a Lien on Shared Collateral that is senior in priority to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations, in each case under and pursuant to the Senior Priority Collateral Documents, if and subject to the condition that the Representative of any such Senior Priority Class Debt (each, a “Senior Priority Class Debt Representative”; and the Senior Priority Class Debt Representatives

and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Priority Class Debt (such Representative and holders in respect of any such Senior Priority Class Debt being referred to as the “Senior Priority Class Debt Parties”; and the Senior Priority Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b). In order for a Class Debt Representative to become a party to this Agreement:

(i)such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a Senior Priority Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative and, to the extent such changes increase the obligations or reduce the rights of a Grantor, by the Issuer) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)the Issuer shall have delivered to the Designated Senior Representative and the Designated Second Priority Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Issuer on behalf of the relevant Grantor and identifying the obligations to be designated as Additional Senior Priority Debt or Additional Second Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured by each of the applicable Senior Priority Debt Documents and Second Priority Debt Documents, or to the extent a consent is otherwise required to permit the incurrence of such Additional Senior Priority Debt or Additional Second Priority Debt under any applicable Senior Priority Debt Documents and Second Priority Debt Documents, the Grantors have obtained the requisite consent; and

(iii)the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt shall provide, or shall be amended on terms and conditions reasonably approved by the Designated Senior Representative and such Class Debt Representative (each acting at the direction of the requisite holders of each such Class Debt), that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

(b)With respect to any Class Debt that is issued or incurred after the Closing Date, the Issuer and each of the other Grantors agrees that the Issuer will take, as applicable, such actions (if any) as may from time to time reasonably be requested by any Senior Priority Representative or any Second Priority Representative (each acting at the direction of the requisite holders of each such Class Debt), and enter into such technical amendments, modifications and/or supplements to the then existing Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be necessary or reasonably requested by such Persons, to ensure that the Class Debt is secured by, and entitled to the benefits of, the relevant Collateral Documents relating to such Class Debt, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes each applicable Senior Priority Representative and each applicable Second Priority Representative, as the case may be, to enter into, any such technical amendments, modifications and/or supplements (and additional Collateral Documents).

SECTION 8.10Consent to Jurisdiction; Waivers.  Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the borough of Manhattan, the courts of the United States District Court of the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by Law; and

(e)waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)if to the Issuer or any other Grantor, to it at:

Porch Group, Inc.

2200 1st Avenue South, Suite 300,

Seattle, WA 98134

Attn: General Counsel and Secretary

Email: legal@porch.com

and

SIDLEY AUSTIN LLP

Attn: Michael P. Heinz

One South Dearborn

Chicago, Illinois 60603

Email:mheinz@sidley.com

(ii)if to the First Lien Collateral Agent, to it at:

[•]

(iii)if to the Initial Second Lien Representative, to it at:

[•]

(iv)if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.11 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.11.  Notices and other communications may also be delivered by email to the email address of a representative of the applicable Person provided from time to time by such Person.

SECTION 8.12Further Assurances.  Each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under the Senior Priority Debt Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13Governing Law; Waiver of Jury Trial.

(A)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY

CHOICE OR CONFLICT OF LAW PRINCIPLES OR RULES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(B)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14Binding on Successors and Assigns.  This Agreement shall be binding upon the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties, each Grantor and their respective permitted successors and assigns.

SECTION 8.15Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16Counterparts; Electronic Execution.  This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.  Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that Party’s constitutive documents.

SECTION 8.17Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Indenture Secured Parties. The Initial Second Lien Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Secured Parties.

SECTION 8.18No Third Party Beneficiaries; Successors and Assigns.  The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights; provided, however, that the Grantors will be entitled to assert such rights with respect to Sections 2.02, 3.01(c), 5.01(a), 5.01(d), 5.02, 5.03(b), 5.05(f), 6.07, 8.03(b), 8.08, 8.09, 8.10, 8.11 8.13, and 8.18. Notwithstanding anything else in this Agreement, subject to Section 2.04 of this Agreement, no Grantor is required to provide any security interest in the assets or properties of such Grantor that constitute “Excluded Property” under any applicable Collateral Documents.

SECTION 8.19Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20Representatives.  It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the First Lien Indenture and the provisions of Article 7 and Article 17 of the First Lien Indenture applicable to the Trustee or the Collateral Agent (as defined therein) thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) the Initial Second Lien Representative is entering into this Agreement in its capacity as [•] under the Initial Second Lien Debt Agreement and the provisions of [•] of the Initial Second Lien Debt Agreement applicable to the [Administrative Agent] (as defined therein) thereunder shall also apply to the Initial Second Lien Representative hereunder and (c) each other Representative party hereto is entering into this Agreement in its capacity as trustee or agent for the secured parties referenced in the applicable Additional Senior Priority Debt Document or Additional Second Priority Debt Document (as applicable) and the corresponding exculpatory and liability-limiting provisions of such agreement applicable to such Representative thereunder shall also apply to such Representative hereunder.

SECTION 8.21Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 8.22Additional Grantors. The Issuer hereby represents and warrants to the Representatives that the Guarantors party hereto and the Issuer constitute the only Grantors on the Closing Date.  The Issuer hereby covenants and agree to cause each person which becomes a Grantor with respect to the Shared Collateral following the execution of this Agreement to become a party hereto (in the capacity of a Grantor) by duly executing and delivering a counterpart of the supplement hereto substantially in the form of Annex I hereof to each Representative.

SECTION 8.23Insurance Laws. Notwithstanding anything to the contrary contained herein or in any of the Senior Priority Debt Documents or Second Priority Debt Documents, neither the Representatives nor any of their agents, will take any action pursuant to any Senior Priority Debt Documents or Second Priority Debt Documents that would constitute or result in (i) any violation of Applicable Insurance Laws, or (ii) the acquisition of control of a Regulated Insurance Entity by any Person, within the meaning of any of the Applicable Insurance Laws, if such acquisition of control would require prior notice to, or the prior approval of, an Insurance Regulatory Authority, without first providing such notice or obtaining such approval, as applicable.  Each of the Grantors will cooperate in the preparation and prosecution of such notices or applications as may be necessary to secure approvals or otherwise permit such transfer or assignment in compliance with Applicable Insurance Law at such times and in a manner consistent with the requirements of the Senior Priority Debt Documents and Second Priority Debt Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[●], as First Lien Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Porch First Lien/Second Lien Intercreditor Agreement]

[●], as Initial Second Lien Representative

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Porch First Lien/Second Lien Intercreditor Agreement]

PORCH GROUP, INC.,
as the Issuer

By:
Name:
Title:

[Signature Page to Porch First Lien/Second Lien Intercreditor Agreement]

ANNEX I

[FORM OF] SUPPLEMENT NO. [ ] (this “Grantor Supplement”), dated as of [                ], 20[  ], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [•](the “First Lien/Second Lien Intercreditor Agreement”), among Porch Group, Inc., a Delaware corporation (the “Issuer”), the other Grantors from time to time party thereto, [___________], acting in its capacity as collateral agent under the First Lien Indenture, as Representative for the First Lien Indenture Secured Parties (in such capacity and together with its permitted successors in such capacity, the “First Lien Collateral Agent”), [___________], acting in its capacity as [•] under the Initial Second Lien Debt Agreement, as Representative for the Initial Second Priority Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “Initial Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.09 of the First Lien/Second Lien Intercreditor Agreement.

1.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

2.Pursuant to Section 8.22 of the First Lien/Second Lien Intercreditor Agreement, each person that becomes a Grantor following the execution of the First Lien/Second Lien Intercreditor Agreement is required to become a party to the First Lien/Second Lien Intercreditor Agreement.  [     ] has become a Grantor following the execution of the First Lien/Second Lien Intercreditor Agreement and is referred to herein as the “New Grantor.”

Accordingly, the New Grantor agrees as follows:

SECTION 1.The New Grantor hereby agrees to become party to the First Lien/Second Lien Intercreditor Agreement as a Grantor thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the First Lien/Second Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the First Lien/Second Lien Intercreditor Agreement as of the date thereof.  All references to any “Grantor” or the “Grantors” under the First Lien/Second Lien Intercreditor Agreement shall, from and after the date hereof, be deemed to include the New Grantor.

SECTION 2.The New Grantor hereby agrees, for the enforceable benefit of all existing and future Secured Parties that the undersigned is bound by the terms, conditions and provisions of the First Lien/Second Lien Intercreditor Agreement.

SECTION 3.Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 4.THIS GRANTOR SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All

communications and notices hereunder to the New Grantor shall be given to it at the address set forth below its signature hereto.

SECTION 6.The Issuer agrees to reimburse each of the Designated Senior Representative and the Second Priority Class Debt Representative for its reasonable and documented or invoiced out-of-pocket expenses in connection with this Grantor Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Second Priority Class Debt Representative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR], as New Grantor,

By:
Name:
Title:

Address for notices: [ ]

ANNEX II

[FORM OF] SUPPLEMENT NO. [ ] (this “Representative Supplement”), dated as of [], 20[ ], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [•] (the “First Lien/Second Lien Intercreditor Agreement”), among Porch Group, Inc., a Delaware corporation (the “Issuer”), the other Grantors from time to time party thereto, [•], acting in its capacity as collateral agent under the First Lien Indenture, as Representative for the First Lien Indenture Secured Parties (in such capacity and together with its permitted successors in such capacity, the “First Lien Collateral Agent”), [___________], acting in its capacity as [•] under the Initial Second Lien Debt Agreement, as Representative for the Initial Second Priority Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “Initial Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.09 of the First Lien/Second Lien Intercreditor Agreement.

1.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

2.As a condition to the ability of the Issuer or any other Grantor to incur Second Priority Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Second Priority Class Debt with the Second Priority Lien, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1.In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Secured Parties. Each reference to a “Representative” or

“Second Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe debt facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Second Priority Secured Parties.

SECTION 3.This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. Any signature to this Representative Supplement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.  Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Representative Supplement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 4.Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.The Issuer agrees to reimburse each of the Designated Senior Representative and the New Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the New Representative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

ACKNOWLEDGED AND AGREED TO BY:

PORCH GROUP, INC.,
as the Issuer

By:
Name:
Title:

ANNEX III

[FORM OF] SUPPLEMENT NO. [ ] (this “Representative Supplement”), dated as of [     ], 20[  ], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [•] (the “First Lien/Second Lien Intercreditor Agreement”), among Porch Group, Inc., a Delaware corporation (the “Issuer”), the other Grantors from time to time party thereto, [___________], acting in its capacity as collateral agent under the First Lien Indenture, as Representative for the First Lien Indenture Secured Parties (in such capacity and together with its permitted successors in such capacity, the “First Lien Collateral Agent”), [___________], acting in its capacity as [•] under the Initial Second Lien Debt Agreement, as Representative for the Initial Second Priority Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “Initial Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.09 of the First Lien/Second Lien Intercreditor Agreement.

3.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

4.As a condition to the ability of the Issuer or any other Grantor to incur Senior Priority Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Senior Priority Class Debt with the Senior Lien, in each case under and pursuant to the Senior Priority Collateral Documents, the Senior Priority Class Debt Representative in respect of such Senior Priority Class Debt is required to become a Representative under, and such Senior Priority Class Debt and the Senior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Senior Priority Class Debt Representative may become a Representative under, and such Senior Priority Class Debt and such Senior Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Senior Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1.In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Priority Class Debt and Senior Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Senior Priority Representative and to the Senior Priority Class Debt Parties that it represents as Senior Priority Secured Parties. Each reference to a “Representative” or

“Senior Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe debt facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Priority Debt Documents relating to such Senior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Priority Class Debt Parties in respect of such Senior Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Senior Priority Secured Parties.

SECTION 3.This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. Any signature to this Representative Supplement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.  Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Representative Supplement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 4.Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.  The Issuer agrees to reimburse each of the Designated Senior Representative and the New Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the New Representative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

ACKNOWLEDGED AND AGREED TO BY:

PORCH GROUP, INC.,
as the Issuer

By:
Name:
Title: